UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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‘mktg, inc.’

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75 Ninth Avenue
New York, New York 10011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of ‘mktg, inc.’, a Delaware corporation (the “Company”, “we” or “us”), to be held on August 26, 2014, at 10:00 a.m. local time at our principal executive offices, 75 Ninth Avenue, New York, New York 10011.

At the special meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of May 27, 2014, by and among the Company, Aegis Lifestyle, Inc., a Delaware corporation (“Buyer”), and Morgan Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), as such agreement may be amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer (the “Merger”). Upon completion of the Merger, you will be entitled to receive $2.80 in cash, without interest and less applicable withholding taxes, for each share of common stock of the Company that you own immediately prior to the effective time of the Merger.

You will also be asked to (i) vote on the approval, on a non-binding advisory basis, of compensation that may be received by our named executive officers in connection with the Merger, (ii) vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting, and (iii) consider and act upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Following the completion of the Merger, Buyer will own all of the Company’s issued and outstanding capital stock, and the Company will become a wholly-owned subsidiary of Buyer. As a result, our common stock will no longer be traded on the over-the-counter market and we will no longer be required to file periodic and other reports with the Securities and Exchange Commission. After the Merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.

Our Board of Directors has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. In arriving at its recommendation, our Board of Directors carefully considered a number of factors described in the accompanying proxy statement.

If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares without receiving instructions from you. You should instruct your broker, bank or other nominee to vote your shares, and you should do so by following the procedures provided by your broker, bank or other nominee. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against approval and adoption of the Merger Agreement.

If you do not hold your shares in “street name” and you complete, sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of approval and adoption of the Merger Agreement. If you fail to return your proxy card and fail to vote at the special meeting, the effect will be the same as a vote against approval and adoption of the Merger Agreement. Returning the proxy card does not deprive you of your right to attend the special meeting and vote your shares in person.

Your proxy may be revoked at any time before it is voted by submitting a later-dated proxy to us in writing or by telephone or over the Internet, by submitting a written revocation to the secretary of the Company prior to the vote at the special meeting, or by attending and voting in person at the special meeting. For shares held in “street name,” you may revoke or change your vote by submitting instructions to your bank, broker or other nominee.

 Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of both our common stock and Series D Preferred Stock approve and adopt the Merger Agreement. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by telephone or over the Internet following the instructions on the proxy card.

Your prompt submission of a proxy card will be greatly appreciated.

Sincerely, Charlie Horsey Chairman of the Board of Directors and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated July 15, 2014 and is first being mailed to the Company’s stockholders on or about July 18, 2014.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 26, 2014

To the Stockholders of ‘mktg, inc.’:

Notice is hereby given that a special meeting of stockholders of ‘mktg, inc.’, a Delaware corporation (the “Company”, “we,” or “us”), will be held on August 26, 2014, at 10:00 a.m. local time at our principal executive offices, 75 Ninth Avenue, New York, New York 10011, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 27, 2014, by and among the Company, Aegis Lifestyle, Inc., a Delaware corporation (“Buyer”), and Morgan Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), as such agreement may be amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer (the “Merger”). Upon completion of the Merger, you will be entitled to receive $2.80 in cash, without interest and less applicable withholding taxes, for each share of common stock that you own immediately prior to the effective time of the Merger.

2.	To consider and vote, on a non-binding advisory basis, to approve the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

3.	To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

4.	To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements thereof.

As described in the accompanying proxy statement, we will not consummate the Merger unless Proposal 1 is approved.

Only holders of record of our common stock and Series D Convertible Participating Preferred Stock (the “Series D Preferred Stock”), voting as separate classes, at the close of business on July 14, 2014 the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

The Merger Agreement and the Merger are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of both our common stock and Series D Preferred Stock vote for the approval and adoption of the Merger Agreement. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by telephone or over the Internet following the instructions on the proxy card.

Our Board of Directors has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” the approval and adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting.

Under Delaware law, our stockholders may exercise appraisal rights in connection with the Merger. Stockholders who do not vote in favor of the Merger proposal and who comply with all of the other necessary procedural requirements under Delaware law will have the right to seek appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the General Corporation Law of the State of Delaware, a copy of which is included as Appendix C to the accompanying proxy statement.

By Order of the Board of Directors, James R. Haughton Secretary

New York, New York

July 15, 2014

Please do not send your stock certificates to us at this time. If the Merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

Proxy Statement

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SUMMARY

This following summary highlights selected information contained in this proxy statement and may not contain all of the information that may be important to you. You are urged to carefully read this entire proxy statement, including the appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 56.

Information About ‘mktg, inc.’

In this proxy statement, the terms the “Company,” “we,” “our,” and “us” refer to ‘mktg, inc.’ and our subsidiaries. We are a full service marketing agency. We develop, manage and execute sales promotion programs at both national and local levels, utilizing both online and offline media channels. Our programs help our clients effectively promote their goods and services directly to retailers and consumers and are intended to assist them in achieving maximum impact and return on their marketing investment. Our activities reinforce brand awareness, provide incentives to retailers to order and display our clients’ products, and motivate consumers to purchase those products, and are designed to meet the needs of our clients by focusing on communities of consumers who want to engage brands as part of their lifestyles.

Our services include experiential and face-to-face marketing, event marketing, interactive marketing, ethnic marketing, and all elements of consumer and trade promotion, and are marketed directly to our clients by our sales force operating out of offices located in New York, New York; Cincinnati, Ohio; Chicago, Illinois; Los Angeles, California; San Francisco, California; and London, England.

‘mktg, inc.’ was formed under the laws of the State of Delaware in March 1992 and is the successor to a sales promotion business originally founded in 1972. ‘mktg, inc.’ began to engage in the promotion business following a merger consummated on September 29, 1995 that resulted in Inmark Services becoming its wholly-owned subsidiary.

Our corporate headquarters are located at 75 Ninth Avenue, New York, New York 10011, and our telephone number is 212-366-3400. Our Web site is www.mktg.com. Copies of all reports we file with the Securities and Exchange Commission are available on our Web site.

Information About Aegis Lifestyle, Inc.

Aegis Lifestyle, Inc., which we refer to herein as the “Buyer”, is a newly-formed subsidiary of Aegis Media Americas, Inc., part of the Dentsu Aegis Network. As part of Dentsu Inc., Dentsu Aegis Network is a global communications network for the digital age. Through its eight global network brands - Carat, Dentsu, Dentsu media, iProspect, Isobar, mcgarrybowen, Posterscope and Vizeum - and supported by its specialist/multi-market brands including Amnet, Amplifi, Data2Decisions, Mitchell Communications (PR), psLIVE and 360i - Dentsu Aegis Network advises its clients on brand, media and digital communications services. Offering a distinctive and innovative range of products and services, Dentsu Aegis Network is headquartered in London and operates in 110 countries worldwide with over 23,000 dedicated specialists.

Information About Aegis Media Americas, Inc.

Aegis Media Americas, Inc. which we refer to herein as the “Guarantor”, is the direct parent entity of the Buyer and indirect parent entity of Merger Sub. Pursuant to the Merger Agreement, the Guarantor has unconditionally and irrevocably guaranteed the complete and timely fulfillment of the payment (but not performance) obligations of the Buyer and Merger Sub set forth in the Merger Agreement.

Information About Morgan Acquisition, Inc.

Morgan Acquisition, Inc., which we refer to herein as “Merger Sub”, is a wholly-owned subsidiary of Buyer. Merger Sub is a Delaware corporation formed for the purpose of effecting the Merger of Merger Sub with and into the Company. At the effective time of the Merger, we will be the surviving corporation and become a wholly-owned subsidiary of Buyer.

The Merger (page 17)

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into the Company in accordance with Delaware law, whereupon the separate existence of Merger Sub will cease, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Each share of common stock of the Company will be converted into the right to receive $2.80, without interest and less applicable withholding taxes.

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We encourage you to read the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement because it is the principal document governing the Merger.

Guarantee by Aegis Media Americas, Inc. (page 42)

Aegis Media Americas, Inc., the direct parent entity of the Buyer and Merger Sub, has unconditionally and irrevocably guaranteed the complete and timely fulfillment of the payment (but not performance) obligations of the Buyer and Merger Sub set forth in the Merger Agreement.

Payment of Merger Consideration and Surrender of Stock Certificates (page 41)

At the effective time of the Merger, each share of common stock of the Company, including shares of common stock issued on conversion of Series D Preferred Stock outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive $2.80 in cash, without interest and less applicable withholding taxes, which we refer to as the “Merger Consideration”.

Effect of the Merger on our Equity Awards (page 41)

As a result of the Merger, each vested and unvested outstanding stock option under the Company’s equity plans or otherwise will be canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price with respect to such stock option, provided, however, that that certain option to purchase 400,000 shares of common stock at an exercise price of $2.00 per share issued to the Charlie Horsey, the Company’s Chief Executive Officer, which vests only upon a “Liquidity Event,” will be exchanged for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price only with respect to 200,000 shares subject to such stock option, and the remaining shares subject to such option will be cancelled. Any option with a per share exercise price equal to or in excess of $2.80 per share will be cancelled without payment.

Each share of restricted stock that is outstanding and unvested immediately prior to the Merger will become fully vested and the holder will be entitled to receive an amount of cash equal to $2.80 without interest and less applicable withholding taxes for each such restricted share.

Effect of the Merger on our Outstanding Warrants (page 41)

Each of the Company’s warrants to purchase common stock that is outstanding immediately prior to the effective time of the Merger will be canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price with respect to such warrant.

Recommendation of Our Board of Directors (page 23)

The Board of Directors of the Company, which we refer to as the “Board” or the “Board of Directors” has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of our Company and our stockholders and has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Board has resolved to recommend that our stockholders vote “FOR” the adoption of the Merger Agreement.

Our Reasons for the Merger (page 23)

In evaluating the Merger, the Board of Directors consulted with our management, as well as our legal and financial advisors and, in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby and to recommend that our stockholders adopt the Merger Agreement, our Board of Directors considered a number of factors, including those listed in the section of this proxy statement entitled “The Merger (Proposal 1) - Recommendation of our Board of Directors” beginning on page 23.

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Opinion of Our Financial Advisor (page 25)

The Board of Directors retained Stephens Inc., which we refer to herein as “Stephens”, as its financial advisor in connection with the Merger. On May 27, 2014, at a meeting of the Board of Directors, Stephens delivered its opinion that, based upon and subject to the factors, considerations, qualifications, limitations and assumptions set forth in the opinion, as of that date, the per share Merger Consideration to be received by the holders of shares of our common stock (other than shares owned by the Buyer, the Company, or their respective directors, officers and affiliates) in connection with the Merger pursuant to the Merger Agreement was fair to the holders of shares of our common stock, from a financial point of view.

The full text of Stephens’ written opinion, dated May 27, 2014 is attached to this proxy statement as Appendix B and sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion. Stockholders should read the opinion in its entirety, as well as the section of this proxy statement entitled “The Merger - Opinion of Our Financial Advisor” beginning on page 25. Stephens addressed its opinion to the Board of Directors and its opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting with respect to the Merger or as to any other action that a stockholder should take with respect to the Merger. See “The Merger - Opinion of Our Financial Advisor” beginning on page 25.

Record Date and Voting Information (page 14)

The record date for the special meeting of the Company’s stockholders is July 14, 2014. This means that you must be a stockholder of record of our common stock or Series D Preferred Stock at the close of business on July 14, 2014 in order to vote at the special meeting. You are entitled to one vote for each share of our common stock you own as of the record date. With respect to each share of Series D Preferred Stock you own as of the record date, you are entitled to (i) one vote per share with respect to the vote to adopt the Merger Agreement and (ii) one vote for each share of common stock into which your shares of Series D Preferred Stock may be converted with respect to (x) the non-binding advisory vote with respect to compensation that may be received by our executive officers and (y) the adjournment proposal. As of the record date, there were 9,878,681 shares of common stock outstanding and entitled to vote at the special meeting and 1,911,054 shares of Series D Preferred Stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, and a majority of the shares of Series D Preferred Stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy at the special meeting constitutes a quorum for purposes of the special meeting.

Vote Required (page 15)

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the shares of common stock and Series D Preferred Stock, entitled to vote thereon at the special meeting, voting as separate classes. Approval of the vote, on a non-binding advisory basis, of compensation that may be received by our named executive officers in connection with the Merger requires the affirmative vote of stockholders holding a majority in voting power of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon, with the shares of Series D Preferred Stock voting together with the shares of common stock as a single class on an as-converted to common stock basis. Approval of the proposal to adjourn the special meeting requires the affirmative vote of stockholders holding a majority in voting power of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon, with the shares of Series D Preferred Stock voting together with the shares of common stock as a single class on an as-converted to common stock basis, whether or not a quorum is present.

Voting Agreements (page 51)

Concurrently and in connection with the execution of the Merger Agreement, the Buyer entered into voting agreements (the “Voting Agreements”) with Rutabaga Capital Management LLC, affiliates of Union Capital Corporation, and certain directors and members of management of the Company, including all of the holders of the Company’s Series D Preferred Stock. Pursuant to the Voting Agreements such stockholders agreed to vote their respective shares of common stock and Series D Preferred Stock (i) in favor of the adoption of the Merger Agreement and the Merger and each of the other actions contemplated by the Merger Agreement, (ii) against any proposal or transaction in opposition to the consummation of the Merger or any other transactions contemplated by the Merger Agreement and (iii) against any other action or agreement that could reasonably be expected to interfere with or delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

In addition, pursuant to the Voting Agreement entered into by the holders of the Company’s Series D Preferred Stock, such stockholders agreed to convert (i) approximately 23.5% of their shares of Series D Preferred Stock into shares of the Company’s common stock prior to the record date for the Company’s special meeting of stockholders to consider the Merger, and (ii) their remaining shares of Series D Preferred Stock into shares of the Company’s common stock immediately prior to the effective time of the Merger. The Voting Agreements terminate upon termination of the Merger Agreement and certain other specified events.

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Company stockholders party to the Voting Agreements hold an aggregate of approximately 45% of the shares of the Company’s common stock, as well as 100% of the shares of Series D Preferred Stock, that are expected to be outstanding as of the record date. The Voting Agreements also restrict the transfer of shares owned by the stockholders parties thereto.

Stock Ownership of Directors, Executive Officers and their Affiliates (page 54)

At the close of business on the record date, the directors, executive officers of the Company and their affiliates beneficially owned and were entitled to vote 2,412,265 shares of common stock, collectively representing approximately 26% of the shares of common stock outstanding on that date and 1,897,677 shares of Series D Preferred Stock, collectively representing approximately 99% of the shares of Series D Preferred stock outstanding.

Interests of Our Directors and Executive Officers in the Merger (page 31)

In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers may have financial interests in the Merger that are in addition to or different from their interests as stockholders and the interests of the Company’s stockholders generally, and these additional or differing interests may present actual or potential conflicts of interest. The Board was aware of these additional or differing interests and considered them, among other matters, in unanimously approving the Merger Agreement and the transactions contemplated thereby. You should consider these additional or differing interests of our directors and executive officers that are described in this proxy statement. Such interests of our directors and executive officers include:

●	the accelerated vesting of restricted shares held by our executive officers;

●	the cash payment for in-the-money stock options held by our executive officers;

●	the executive employment agreement entered into by Charlie Horsey with Merger Sub, which will be effective upon completion of the Merger; and

●	the right to continued indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the Merger.

De-listing and Deregistration of Our Common Stock (page 31)

The Shares of our common stock are currently traded on the over-the-counter market under the symbol “CMKG” and is quoted on the OTCQB market tier of the electronic quotation system operated by OTC Markets Group, Inc. If the Merger is completed, our common stock will no longer be traded on the over-the-counter market and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will no longer file periodic reports with the SEC. See “The Merger (Proposal 1) - Certain Effects of the Merger.”

Stockholders’ Rights of Appraisal (page 35)

Stockholders of the Company have the right under Delaware law to exercise appraisal rights and to receive payment in cash of the judicially determined fair value for their shares, plus interest, if any, on the amount determined to be the fair value, in accordance with Delaware law. The fair value of shares of our common stock, as determined in accordance with Delaware law, may be more or less than, or equal to, the Merger Consideration to be paid to stockholders who do not exercise appraisal rights in the Merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must follow the specific procedures provided under Delaware law for perfecting appraisal rights. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights will be lost. These procedures are described in this proxy statement, and a copy of Section 262 of the General Corporation Law of the State of Delaware, which we refer to as “Section 262”, which grants appraisal rights and governs such procedures, is attached as Appendix C to this proxy statement. See “The Merger - Our Stockholders’ Rights of Appraisal” beginning on page 35.

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Non-solicitation Provisions (page 46)

The Merger Agreement also contains a “no shop” provision that, in general, restricts our ability to solicit third-party acquisition proposals, provide information to or engage in discussions or negotiations with third parties that have made or that might make an acquisition proposal, approve any third party acquisition proposal, or enter into any acquisition agreement relating to any third party acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited written third-party acquisition proposals that the Company’s Board of Directors reasonably believes is likely to result in a Superior Proposal (as defined in the Merger Agreement) and to terminate the Merger Agreement and accept a Superior Proposal upon payment to the Buyer of the termination fee discussed below. The foregoing is subject to the Buyer’ rights to offer terms that will cause the Superior Proposal to no longer constitute a Superior Proposal.

Conditions to Completion of the Merger (page 49)

The completion of the Merger is subject to certain customary conditions, including (i) the adoption of the Merger Agreement by holders of a majority of our common stock and Series D Preferred Stock, voting as separate classes; (ii) the absence of any law or order prohibiting or restraining the Merger, and (iii) exercise of appraisal rights by holders of no more than 5% of the Company’s common stock outstanding immediately prior to the effective time of the Merger. In addition, the obligation of the Buyer to complete the Merger is subject to the condition that we have available cash (determined in the manner set forth in the Merger Agreement) of not less than $8,000,000 at the effective time of the Merger, less up to $2,000,000 in fees and expenses paid or incurred in connection with the Merger. As of July 11, 2014, we had approximately $12,893,000 of available cash calculated in accordance with the Merger Agreement, before giving effect to fees and expenses payable by us in connection with the Merger. Each of the Company’s and the Buyer’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to specified standards, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement.

Termination of the Merger Agreement (page 50)

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the Board of Directors of the Company or a termination of the Merger Agreement by the Company to enter into an agreement for a Superior Proposal, the Company will pay Buyer a cash termination fee of $2.08 million. The Merger Agreement also provides that upon termination of the Merger Agreement as a result of the failure of the Company’s stockholders to approve the Merger Agreement at the special meeting where the Company’s stockholders have voted on a proposal to adopt the Merger Agreement, the Company will pay Buyer an amount equal to its reasonably documented transaction related expenses in an amount not to exceed $500,000.

Material United States Federal Income Tax Consequences (page 38)

The exchange of shares for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes. You should read “Material United States Federal Income Tax Consequences” beginning on page 38 for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to our stockholders will depend on their particular tax situations. Our stockholders should consult their tax advisors to determine the tax consequences of the transaction to them.

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QUESTIONS AND ANSWERS ABOUT THE MERGER, THE MERGER AGREEMENT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions about the Merger, the Merger Agreement and the special meeting and are qualified in their entirety by the more detailed information contained elsewhere in this proxy statement. These questions and answers may not address all questions that may be important to you. You should still carefully read this entire proxy statement, including the attached appendices.

Q:	Why am I receiving these materials?

A:	The Board of Directors is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of the Company’s stockholders. The enclosed proxy is being solicited by the Board of Directors for use at the special meeting. The Board of Directors has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will be held on August 26, 2014, at 10:00 a.m., local time at our principal executive offices, 75 Ninth Avenue, New York, New York 10011.

Q:	Upon what am I being asked to vote?

A:	You are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer. You are also voting on the approval, on a non-binding advisory basis, of compensation that may be received by the Company’s named executive officers in connection with the Merger. You are also being asked to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

Q:	Why is the Merger being proposed?

A:	The purpose in proposing the Merger is to enable stockholders to receive, upon completion of the Merger, $2.80 in cash per share of common stock, without interest and less applicable withholding taxes. After careful consideration, our Board of Directors has unanimously approved and authorized the Merger Agreement, determined that the Merger Agreement and the terms and conditions of the Merger are advisable and in the best interests of the Company and its stockholders, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement. For a more detailed discussion of the conclusions, determinations and reasons of the Board of Directors for recommending that we undertake the Merger on the terms of the Merger Agreement, see “The Merger (Proposal 1) - Recommendation of Our Board of Directors,” beginning on page 23.

Q:	What will happen in the Merger?

A:	In the Merger, Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer.

Q:	What will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $2.80 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the effective time of the Merger.
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Q:	What is the recommendation of the Company’s Board of Directors?

A:	Based on the factors described in “The Merger (Proposal 1) - Recommendation of Our Board of Directors,” our Board of Directors has approved and authorized the Merger Agreement by unanimous vote and unanimously recommends that you vote “FOR” the Merger Agreement. In the unanimous opinion of the Board of Directors, the Merger Agreement and the terms and conditions of the Merger are advisable, fair to, and in the best interests of the Company and its stockholders. See “The Merger (Proposal 1) - Recommendation of Our Board of Directors” beginning on page 23.

Q:	Who will own the Company after the Merger?

A:	After the Merger, the Company will be a wholly-owned subsidiary of the Buyer.

Q:	What are the consequences of the Merger to present members of management and the Company’s Board of Directors?

A:	Shares of common stock owned by members of management and the Board of Directors will be treated the same as shares held by other stockholders. Options and restricted stock owned by members of management and the Board of Directors will be treated the same as options and restricted stock held by other employees. See “Treatment of Outstanding Options and Restricted Stock” in the Summary section above. Our Chief Executive Officer, Charlie Horsey, has entered into an executive employment agreement with Merger Sub which will be effective upon completion of the Merger. For more information, see “The Merger (Proposal 1) - Interests of Our Directors and Executive Officers in the Merger” beginning on page 31.

Q:	Is the Merger subject to the satisfaction of any conditions?

A:	Yes. Before completion of the transactions contemplated by the Merger Agreement, a number of closing conditions must either be satisfied or waived. These conditions are described in “The Merger Agreement - Conditions to the Completion of the Merger” beginning on page 49. These conditions include, among others) the adoption of the Merger Agreement by holders of a majority of our common stock and Series D Preferred Stock, voting as separate classes, the accuracy of the representations and warranties of the parties (subject to certain qualifications), we must have at least $8 million in cash available to us (determined in the manner set forth in the Merger Agreement) at the effective time of the Merger, which amount may be reduced by up to $2 million in fees and expenses paid by us in connection with the Merger, and the absence of a Material Adverse Effect on the Acquired Corporations (as defined in the Merger Agreement). As of July 11, 2014, we had approximately $12,893,000 of available cash calculated in accordance with the Merger Agreement, before giving effect to fees and expenses payable by us in connection with the Merger.

Q:	Who can vote on the Merger Agreement?

A:	Holders of the Company’s common stock and Series D Preferred Stock, at the close of business on July 14, 2014, the record date for the special meeting, may vote in person or by proxy on the Merger Agreement at the special meeting.

Q:	What vote is required to approve the Merger Agreement?

A:	The Merger Agreement must be approved and adopted by the affirmative vote of a majority of the shares of common stock and Series D Preferred Stock outstanding on the record date, voting as separate classes.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of common stock and Series D Preferred Stock must be present for the special meeting to be held. A quorum is present if the holders of record of a majority of the outstanding shares of common stock and a majority of the outstanding shares of Series D Preferred Stock entitled to vote at the meeting are present at the meeting, either in person or represented by proxy. Abstentions (but not broker non-votes) are counted as present for the purpose of determining whether a quorum is present.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you own as of the record date. If you hold shares of Series D Preferred Stock, you have one vote for each share of Series D Preferred Stock owned as of the record date with respect to the Merger proposal, and one vote for each share of common stock into which the shares Series D Preferred Stock held by you as of the record date is convertible with respect to the “golden parachute” compensation non-binding advisory proposal and adjournment proposal.
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Q:	How are votes counted?

A:

Votes will be counted by the inspector of elections appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the Merger proposal, the adjournment proposal, or the advisory vote regarding compensation that may become payable to our named executive officers as a result of the Merger. Because under Delaware law adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock, the failure to vote, broker non-votes, and abstentions will have the same effect as voting “AGAINST” the Merger proposal. See “Adjournment of the Special Meeting (Proposal 3),” beginning on page 52.

Because approval of the “golden parachute” compensation non-binding advisory proposal requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” the “golden parachute” compensation proposal, and broker non-votes will have no effect on the outcome of the “golden parachute” compensation proposal.

Because approval of the adjournment proposal requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and broker non-votes will have no effect on the outcome of the adjournment proposal.

Q:	How do I vote my stock?

A:	Before you vote, you should read this proxy statement in its entirety, including the appendices, and carefully consider how the Merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see “The Special Meeting-Record Date and Voting Information” beginning on page 14.

Q:	What happens if I do not vote?

A:	The vote to adopt the Merger Agreement is based on the total number of shares of our common stock and Series D Preferred Stock outstanding on the record date, and not just the number of shares that are voted. If you do not vote, it will have the exact same effect as a vote “AGAINST” the Merger proposal. If the Merger is completed, whether or not you vote for the Merger proposal, you will be paid the Merger Consideration for your shares of common stock upon completion of the Merger, unless you properly exercise your appraisal rights. See “The Special Meeting” and “The Merger (Proposal 1) - Our Stockholders’ Rights of Appraisal” beginning on pages 14 and 35, respectively, and Appendix C to this proxy statement.

Q:	If the Merger is completed, how will I receive cash for my shares?

A:	If the Merger Agreement is adopted and the Merger is consummated, and if you are the record holder of your shares of the Company’s common stock or Series D Preferred Stock immediately prior to the effective time of the Merger, you will be sent a letter of transmittal to complete and return to American Stock Transfer & Trust Company, LLC, referred to herein as the “paying agent.” In order to receive the $2.80 in cash, without interest and less any applicable withholding taxes, per share, you must send the paying agent, according to the instructions provided, your validly completed letter of transmittal together with your Company stock certificates and other required documents as instructed in the separate mailing. Once you have properly submitted a completed letter of transmittal, you will receive cash for your shares. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions after the effective time of the Merger from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:	When should I send in my stock certificates?

A:	You should send your stock certificates together with the letter of transmittal sent to you following the consummation of the Merger. You should not send your stock certificates now.
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Q:	How are stock options treated in the Merger?

A:	We have agreed to take all action necessary so that each option outstanding immediately prior to the effective time of the Merger (other than a portion of the options issued to Charlie Horsey that vest on a “Liquidity Event” which will be cancelled without payment), will be converted into the right to receive an amount in cash, without interest and subject to the applicable tax withholding, equal to (a) the amount, if any, by which the Merger Consideration of $2.80 per share exceeds the per share exercise price of such outstanding option, multiplied by (b) the number of shares of common stock subject to such outstanding option immediately prior to the effective time of the Merger. If the per share exercise price of an outstanding option equals or exceeds the Merger Consideration of $2.80 per share, then such outstanding option will be cancelled and terminated at the effective time of the Merger without payment or other consideration.

Q:	How are warrants treated in the Merger?

A:	We have agreed to take all action necessary so that each warrant outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount in cash, without interest and subject to the applicable tax withholding, equal to (a) the amount, if any, by which the Merger Consideration of $2.80 per share exceeds the per share exercise price of such outstanding warrant, multiplied by (b) the number of shares of common stock subject to such outstanding warrant immediately prior to the effective time of the Merger.

Q:	If I do not know where my stock certificate is, how will I get my cash?

A:	The materials you are sent after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Buyer may also require that you provide a bond to the Buyer in order to cover any potential loss.

Q:	What will happen if stockholders do not approve the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A:	Approval of the compensation that may be paid or become payable to our named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that may be received by our named executive officers that is based on or otherwise relates to the Merger is an advisory vote and will not be binding on the Company. Therefore, if the Merger is approved by the stockholders and completed, this “golden parachute” compensation will still be payable, if payable in accordance with our existing contractual obligations to the named executive officers, whether or not this vote on compensation is approved by the stockholders.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the Merger. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Your broker, bank or other nominee will vote your shares only if you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the directions provided to you by your broker, bank or other nominee.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an Individual Retirement Account must be voted under the rules governing the account.
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Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of the Company’s common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	What if I fail to instruct my broker?

A:	Without instructions, your broker will not vote any of your shares held in “street name.” This is known as a “broker non-vote.” Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum. Broker non-votes will have exactly the same effect as a vote “AGAINST” the Merger proposal, but will have no effect on the outcomes of the vote on the adjournment proposal or advisory vote with respect to certain compensation that may be paid to our named executive officers.

Q:	When do you expect the Merger to be completed?

A:	The parties to the Merger Agreement are working to complete the Merger as quickly as possible. In order to complete the Merger, we must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the third calendar quarter of 2014, although we cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined.

Q:	What are the U.S. federal income tax consequences of the Merger?

A:	The Merger will be a taxable event for U.S. federal income tax purposes. Each U.S. holder (as defined herein) will recognize a taxable gain or loss in an amount equal to the difference between the consideration received in the Merger (prior to reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in the shares of the Company’s common stock surrendered. See “The Merger (Proposal 1) - Material U.S. Federal Income Tax Consequences” beginning on page 38 for a discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders.

The tax consequences of the Merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

Q:	What happens if I do not return a proxy card?

A:	Unless you attend the meeting and cast your vote in person, your failure to return your proxy card will have the same effect as voting against adoption of the Merger Agreement.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from such record holder (rather than instruct your broker, bank or nominee to vote).

Q:	May I change my vote after I have mailed my signed proxy card?

A:	If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions. If you are voting with respect to shares you own directly, you must send in a later dated proxy, or vote at the special meeting, to change your previous vote. See the discussion, “Proxies; Revocation” beginning on page 15.
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Q:	What rights do I have to seek a valuation of my shares?

A:	Under Delaware Law, stockholders may exercise appraisal rights, but only if they do not vote in favor of the Merger proposal and they otherwise comply with the procedures of Section 262 of the General Corporation Law of the State of Delaware, which is Delaware’s appraisal statute. A copy of Section 262 is included as Appendix C to this proxy statement.

Q:	What conflicts of interest did the Board of Directors have in making its recommendation?
A:	Certain members of our Board of Directors may have interests in the Merger which are different than their interests as stockholders and the interests of the Company’s stockholders generally, which may present actual or potential conflicts of interest. These are explained in greater detail in the section entitled “Interests of our Directors and Executive Officers in the Merger,” beginning on page 31.

Q:	Who can help answer my questions?

A:	If you have questions about the Merger Agreement or the Merger, including the procedures for voting your shares, you should contact Okapi Partners LLC, our proxy solicitor:

437 Madison Avenue, 28th Floor

New York, New York 10022

(212) 297-0720 (Main)

(855) 208-8901 (Toll Free)

info@okapipartners.com

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INTRODUCTION

This proxy statement and the accompanying form of proxy are being furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the special meeting to be held on August 26, 2014 at 10:00 a.m., local time at our principal executive offices, 75 Ninth Avenue, New York, New York 10011.

The Company is asking its stockholders to vote on the adoption of the Merger Agreement, dated as of May 27, 2014, by and among the Company, Buyer and Merger Sub. If the Merger is completed, we will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer, and our common stockholders (other than those who perfect their appraisal rights under Delaware law) and holders of our Series D Preferred Stock will have the right to receive $2.80 in cash, without interest and less any applicable withholding taxes, for each share of common stock that they own immediately prior to the effective time of the Merger. All holders of Series D Preferred Stock have agreed to convert their shares of Series D Preferred Stock to common stock prior to the effective time of the Merger.

THE PARTIES

‘mktg, inc.’

We are a full service marketing agency. We develop, manage and execute sales promotion programs at both national and local levels, utilizing both online and offline media channels. Our programs help our clients effectively promote their goods and services directly to retailers and consumers and are intended to assist them in achieving maximum impact and return on their marketing investment. Our activities reinforce brand awareness, provide incentives to retailers to order and display our clients’ products, and motivate consumers to purchase those products, and are designed to meet the needs of our clients by focusing on communities of consumers who want to engage brands as part of their lifestyles.

Our services include experiential and face-to-face marketing, event marketing, interactive marketing, ethnic marketing, and all elements of consumer and trade promotion, and are marketed directly to our clients by our sales force operating out of offices located in New York, New York; Cincinnati, Ohio; Chicago, Illinois; Los Angeles, California; San Francisco, California; and London, England.

‘mktg, inc.’ was formed under the laws of the State of Delaware in March 1992 and is the successor to a sales promotion business originally founded in 1972. ‘mktg, inc.’ began to engage in the promotion business following a merger consummated on September 29, 1995 that resulted in Inmark Services becoming its wholly-owned subsidiary.

Our corporate headquarters are located at 75 Ninth Avenue, New York, New York 10011, and our telephone number is 212-366-3400. Our Web site is www.mktg.com. Copies of all reports we file with the Securities and Exchange Commission are available on our Web site. See the section entitled “Where Stockholders Can Find More Information” beginning on page 56.

Aegis Lifestyle, Inc.

Aegis Lifestyle, Inc., which we refer to herein as the “Buyer”, is a newly-formed subsidiary of Aegis Media Americas, Inc., part of the Dentsu Aegis Network. As part of Dentsu Inc., Dentsu Aegis Network is a global communications network for the digital age. Through its eight global network brands - Carat, Dentsu, Dentsu media, iProspect, Isobar, mcgarrybowen, Posterscope and Vizeum - and supported by its specialist/multi-market brands including Amnet, Amplifi, Data2Decisions, Mitchell Communications (PR), psLIVE and 360i - Dentsu Aegis Network advises its clients on brand, media and digital communications services. Offering a distinctive and innovative range of products and services, Dentsu Aegis Network is headquartered in London and operates in 110 countries worldwide with over 23,000 dedicated specialists.

Aegis Media Americas, Inc.

Aegis Media Americas, Inc. which we refer to herein as the “Guarantor”, is the direct parent entity of the Buyer and indirect parent entity of Merger Sub. Pursuant to the Merger Agreement, the Guarantor has unconditionally and irrevocably guaranteed the complete and timely fulfillment of the payment (but not performance) obligations of the Buyer and Merger Sub set forth in the Merger Agreement.

Morgan Acquisition, Inc.

Morgan Acquisition, Inc., which we refer to herein as “Merger Sub” a wholly-owned subsidiary of Buyer, is a Delaware corporation formed on May 19, 2014 for the purpose of effecting the Merger. At the effective time of the Merger, Merger Sub will be merged with and into the Company and the name of the resulting company will be ‘mktg, inc.’ Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

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CAUTIONARY STATEMENTS CONCERNING

FORWARD-LOOKING INFORMATION

This proxy statement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this proxy statement, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to, those described in “Item 1A - Risk Factors” of our Annual Report on Form 10-K for the year ended March 31, 2014 and in our public filings with the Securities and Exchange Commission, news releases and other communications. The forward-looking statements contained in this report speak only as of the date hereof. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

All information contained in this proxy statement concerning Buyer, Merger Sub, Guarantor and Dentsu Aegis Network and their affiliates has been supplied by Buyer, Merger Sub, Guarantor and Dentsu Aegis Network and has not been independently verified by us.

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THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our stockholders to be held on August 26, 2014, at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at our principal executive offices, located at 75 Ninth Avenue, New York, New York 10011.

At the special meeting, our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 27, 2014, by and among us, Buyer, and Merger Sub. The Company’s stockholders are also being asked to (i) consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; (ii) approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement; and (iii) consider and act upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Record Date and Voting Information

Only holders of record of our common stock and Series D Preferred Stock at the close of business on July 14, 2014 are entitled to notice of and to vote at the special meeting. At the close of business on July 14, 2014, 9,878,681 shares of common stock of the Company were outstanding and entitled to vote and 1,911,054 shares of Series D Preferred Stock were outstanding and entitled to vote. A list of the Company’s stockholders as of the record date will be available for review at our executive offices during regular business hours ten days prior to the date of the special meeting. Each holder of record of our common stock on the record date will be entitled to one vote for each share held by such holder. Each holder of record of Series D Preferred Stock will be entitled to one vote for each share held by such holder with respect to the Merger proposal, and one vote for each share of common stock into which such shares of Series D Preferred Stock is convertible with respect to the “golden parachute” compensation proposal and adjournment proposal. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting and the holders of a majority of the outstanding shares of our Series D Preferred Stock is necessary to constitute a quorum for the transaction of business at the special meeting.

All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.

If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the Merger Agreement and the compensation that may be received by the Company’s named executive officers in connection with the Merger. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions are (and broker non-votes are not) counted for purposes of determining whether a quorum exists at the special meeting.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” adoption of the Merger Agreement, “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, and “FOR” the approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the Merger Agreement and either “FOR” or “AGAINST”, in the discretion of the persons named in the proxy, with respect to any other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

Stockholders may also vote in person by ballot at the special meeting.

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The affirmative vote of holders of a majority of our outstanding shares of common stock and Series D Preferred Stock, voting as separate classes, is required to approve and adopt the Merger Agreement. Because adoption of the Merger Agreement requires this affirmative vote, failure to vote your shares (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have exactly the same effect as a vote against the Merger Agreement.

The approval of the proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting if there are not sufficient votes to approve and adopt the Merger Agreement requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. On these matters, the holders of common stock and holders of Series D Preferred Stock vote as a single class, on an as-converted to common stock basis.

Please do not send in stock certificates at this time. If the Merger is completed, you will be sent a letter of transmittal regarding the procedures for exchanging existing stock certificates of the Company for the consideration payable in the Merger.

How You Can Vote

Each share of common stock of the Company and each share of Series D Preferred Stock outstanding on July 14, 2014, the record date for stockholders entitled to vote at the special meeting, is entitled to one vote at the special meeting. The affirmative vote of holders of a majority of the outstanding shares of common stock and a majority of the outstanding shares of Series D Preferred Stock, voting as separate classes, is required to approve the Merger Agreement.

You may vote your shares of common stock in any of the following ways:

●	Submitting a Proxy by Mail. If you choose to have your shares voted at the special meeting by submitting a proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

●	Submitting a Proxy by Telephone. If you are stockholder of record, you can have your shares voted at the special meeting by submitting a proxy by telephone by calling the toll-free number on the proxy card up until 11:59 p.m. Eastern Time on August 25, 2014. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Submitting a proxy by telephone is available 24 hours a day. If you submit a proxy by telephone with respect to a proxy card, do not return that proxy card.

●	Submitting a Proxy by Internet. If you are stockholder of record, you can also have your shares voted at the special meeting by submitting a proxy via the Internet up until 11:59 p.m. Eastern Time on August 25, 2014. The website for submitting a proxy via the Internet is www.proxyvote.com and is available 24 hours per day. Instructions on how to submit a proxy via the Internet are located on the proxy card enclosed with this proxy statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting form. If you submit a proxy via the Internet with respect to a proxy card, you should not return that proxy card.

●	Voting in Person. You can also vote by appearing and voting in person at the special meeting.

If you choose to have your shares of stock voted at the special meeting by submitting a proxy, your shares will be voted at the special meeting as you indicate on your proxy card, or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of common stock will be voted “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. You should return a proxy by mail, by telephone, or via the Internet even if you plan to attend the special meeting in person.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. It may be revoked and/or changed at any time before it is voted at the special meeting by:

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●	giving written notice of revocation to the Secretary of the Company;

●	submitting another proper proxy via the Internet, by telephone or a later-dated written proxy; or

●	attending the special meeting and voting by paper ballot in person. Your attendance at the special meeting alone will not revoke your proxy.

If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the special meeting.

Expenses of Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone, or by facsimile by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

We have engaged Okapi Partners to assist in the solicitation of proxies for the special meeting. We estimate that we will pay Okapi Partners fees of approximately $10,000, plus telephone and mailing expenses. We have also agreed to reimburse Okapi Partners, pay directly, or, where requested in special situations, advance sufficient funds to Okapi Partners, for the payment of certain fees and expenses and will also indemnify Okapi Partners, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Adjournments

Although it is not expected, in the absence of a quorum at the special meeting, holders of a majority of the shares of our common stock and Series D Preferred Stock (voting as a single class on an as-converted to common stock basis) present in person or by proxy and entitled to vote at the special meeting may adjourn the meeting. When a meeting is adjourned to another time or place, notice need not be provided of the adjourned meeting if the time, place and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. If, however, the date of the adjourned meeting is more than 30 days after the date for which the special meeting was originally called, or if, after the adjournment, a new record date is fixed, certain other information, including notice of place, date and time shall be provided to each stockholder of record entitled to vote at the adjourned meeting.

Other Matters

Our Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

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THE MERGER (PROPOSAL 1)

Background of the Merger

As part of managing our business, our Board of Directors and senior management regularly evaluate our current operations and growth as an independent company, as well as long-term strategic alternatives, including prospects for mergers and acquisitions, each with a view towards maximizing stockholder value. These efforts have included meeting with potential strategic and financial partners from time to time, reviewing and analyzing solicited and unsolicited indications of interest, and exploring strategic alternatives with potential buyers. In evaluating such potential acquisitions and strategic alternatives, our Board of Directors and senior management consider all aspects of our business, financial performance and financial condition, including relations with principal customers, prospects for new business with both existing and new customers, and our working capital requirements for organic growth.

In that regard, after several potential acquirers contacted Charlie Horsey, our Chief Executive Officer, including a subsidiary of a leading company in our industry, which we refer to as Company A, we interviewed several investment banking firms in early 2011 to represent us in connection with a possible strategic transaction. Thereafter, following the approval of our Board of Directors, on May 10, 2011 we engaged Stephens Inc. as our financial adviser to engage in discussions with these potential acquirers that had contacted us, and to assess whether market conditions were favorable for a business combination involving the Company, and to the extent deemed favorable by the Company and our financial advisor, to assist us with a structured sales process.

Thereafter, at a Board of Directors meeting held on November 3, 2011, following a presentation made by a representative of Stephens, our Board of Directors authorized Stephens to conduct a process to explore strategic alternatives.

Pursuant to those instructions, beginning in December 2011, Stephens contacted approximately 113 prospective buyers (including both strategic and financial buyers), of which 52 executed confidentiality agreements and were provided with a confidential information memorandum regarding the Company. The prospective buyers contacted by Stephens included both Dentsu Inc. and Aegis Media Americas, Inc., which were unaffiliated at such time.

Initial indications of interest were received from a total of 12 bidders, of which seven were provided with management presentations. In May 2012, each remaining bidder was provided with a form of merger agreement prepared by our legal counsel. Ultimately, Company A provided a mark-up of the merger agreement on May 31, 2012, and was the only bidder to do so.

Thereafter, from June 2012 until the middle of July 2012, the Company and Stephens continued negotiations with Company A in an effort to induce Company A to increase its bid for the Company from $2.26 per share, which it had based on an enterprise value of the Company of $44 million, and to provide the Company with a written offer evidencing such increased bid.

From the period of December 2011 through July 16, 2012, our Board of Directors met in person or by telephone approximately 15 times to discuss with management and Stephens the status of the sales process being conducted by Stephens.

On July 16, 2012, representatives of Company A advised Stephens that due to an internal review process that had recently been initiated by Company A’s parent company, Company A was required to suspend its pursuit of all acquisitions, including the proposed acquisition of the Company. As a result, at a Board meeting held the same day, our Board of Directors approved the termination of the process and directed Stephens to cease contacting potential acquirers. On August 2, 2012, we formally terminated the engagement of Stephens.

In January 2013, David C. Wiener, the principal of David C. Wiener and Company, a division of CohnReznick LLP (“Wiener and Company”), that specializes in providing advisory and consulting services in the marketing industry, advised Mr. Horsey that given the lapse of time, Mr. Wiener could arrange additional meetings with Company A, which he indicated may then be in a position to move forward with a proposed transaction involving the Company. However, after several meetings between Mr. Horsey and other members of our management team and representatives of Company A from March 2013 through May 2013, Company A ultimately decided not to pursue further discussions with us, due to, among other things, Company A’s perception that our gross margins were relatively low as a percentage of our revenues.

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In September 2013, based on the Company’s experience in the process it had recently concluded and Wiener and Company’s relationships within the advertising industry, the Company engaged Wiener and Company to introduce it to a group of potential strategic buyers and inquire about their interest in exploring a transaction with the Company. Mr. Wiener is currently affiliated with Palazzo Securities LLC (“Palazzo”). Palazzo was engaged by the Company on March 18, 2014 to provide advisory services related to a potential business combination, replacing in part the Company’s prior engagement letter with Wiener and Company.

On September 11, 2013, Mr. Wiener contacted Tim Andree, the Executive Vice President of Dentsu Inc., Executive Chairman of Dentsu Aegis Network Ltd., and Chief Executive Officer and President of Dentsu Network, to inquire about Dentsu Aegis’s interest in exploring a transaction with the Company. Dentsu Aegis Network Ltd. is the U.K. subsidiary of Dentsu Inc., which is based in Japan, and the parent company of the Aegis Media group of companies that it acquired in March 2013, including Aegis Media Americas, Inc. We sometimes refer to the Dentsu Aegis Network group of companies as “Dentsu Aegis” or “Aegis”.

On September 11, 2013, after having executed a confidentiality agreement and being provided with a confidential information memorandum regarding the Company, Mr. Horsey and Paul Trager, our Chief Financial Officer, along with Mr. Wiener, met with representatives of another potential buyer, a company we refer to as Company B, to discuss the Company’s business and strategic direction.

On September 26, 2013, we entered into a mutual confidentiality agreement with Dentsu Holdings USA, Inc., an affiliate of Dentsu Aegis.

On October 3, 2013, Messrs. Horsey, Trager and other members of our management, along with Mr. Wiener, had additional meetings with representatives of Company B to further discuss the Company’s business and clients and the potential advantages of a business combination among the two companies.

On October 31, 2013, Mr. Horsey, Mr. Wiener and representatives of Company B participated in a teleconference to discuss the structure of a proposed acquisition of the Company by Company B. Following such phone call, Company B submitted a draft of a non-binding letter of intent providing for the purchase by Company B of up to 75% of our outstanding common stock (on an as-converted basis) for a purchase price of $2.57 per share for an aggregate purchase price of $36.57 million, based upon certain assumptions and considerations set forth therein. That same day, Mr. Wiener informed Company B that the valuation of the Company implied by the draft letter of intent was too low and as a result was likely to be rejected by our Board of Directors.

On November 6, 2013, representatives of Company B met in our offices in New York City with Mr. Horsey, other members of our management and Mr. Wiener. During the meeting Messrs. Horsey and Trager delivered a management presentation to Company B and discussed the Company’s financial statements, including our working capital, and the framework for a potential transaction similar to the transaction outlined in the letter of intent previously submitted by Company B.

On November 7, 2013, we had a regularly scheduled Board of Directors meeting at which Mr. Horsey reported to our Board on the discussions and meetings he recently had with representatives of Company B and preliminary proposals by Company B to purchase a majority of our outstanding common stock.

On November 27, 2013, Mr. Horsey participated in a meeting with a senior executive of Company B to discuss further the terms of a proposed transaction and the Company’s financial outlook.

On December 9, 2013, Mr. Horsey and other members of our management had an initial introductory meeting at the offices of Aegis Media Americas with representatives of Dentsu Aegis, including Dave Wein, Chief Financial Officer of Aegis Media Americas, Angela Courtin, President, Dentsu Aegis Network, US, and Julia Farrell, Director of M&A and Corporate Development. During such meeting, our management provided Dentsu Aegis with financial projections for our fiscal year ending March 31, 2014.

On December 17, 2013, Mr. Horsey, other members of our management team and key employees met in our offices with additional representatives of Dentsu Aegis to discuss mutual clients represented by both the Company and Dentsu Aegis.

During the period of September 2013 through January 2014, Mr. Wiener was in contact, at the Company’s request, with representatives of both Company B and Dentsu Aegis to discuss whether they would make a definitive offer for the Company that could be presented to our Board for consideration. During this time period, Mr. Wiener also contacted seven other potential buyers on our behalf to inquire about their interest in exploring a transaction with the Company. None of these contacts resulted in meaningful discussions or the submission of a formal offer for the Company.

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On January 15, 2014, Julia Farrell of Dentsu Aegis sent an email to Mr. Wiener in which she communicated a proposal to purchase the Company for $52 million in cash, based on the Company having a minimum of $8 million in “excess cash.”

Mr. Wiener relayed the offer to Mr. Horsey, and on January 17, 2014, we held a telephonic special meeting of our Board of Directors, which was attended by Mr. Wiener as well as by our outside legal counsel. At that meeting, Mr. Wiener reported that his understanding was that our Board of Directors was reluctant to entertain offers that valued the Company at less than $50 million and, accordingly, conveyed this to the prospective buyers with whom he had discussions. Mr. Wiener further reported that with the exception of Company B and Dentsu Aegis, all parties that he had contacted indicated that they were unwilling to pursue an acquisition of the Company at all or at a value that would be acceptable to our Board. Mr. Wiener further reported that following numerous communications with representatives of Dentsu Aegis, Dentsu Aegis had indicated a willingness to pursue an acquisition of the Company in which the Company’s stockholders would receive $52 million in cash, which was an increase from the range of $45-50 million initially proposed by Dentsu Aegis in earlier email communications and telephone conferences. Mr. Wiener further reported to the Board that Dentsu Aegis was the subsidiary of a large Japanese firm that had the internal resources to complete an acquisition of the Company without obtaining outside financing, and he advised that based on his knowledge of the industry, a transaction with Dentsu Aegis had a higher likelihood of closing than a transaction with Company B. Mr. Wiener also reported that based on his communications with Dentsu Aegis executives, he believed that Dentsu Aegis would not increase its offer above $52 million. The Board then discussed the offer at length, and preliminarily concluded that the offer should be further explored.

At that Board meeting, Mr. Wiener also advised the Board that representatives of Company B had most recently indicated a preliminary willingness to pursue a transaction in which it would acquire 85% of the Company’s outstanding common stock, but that Company B had not provided a definitive price per share. After further discussion, the Board directed Mr. Wiener to (i) communicate to Dentsu Aegis the Board’s interest in continuing to pursue discussions regarding a potential transaction, and (ii) communicate to Company B that to the extent Company B was interested in pursuing further discussions with us, that it submit a definitive offer to acquire 100% of the Company’s common stock.

On January 21, 2014, a representative of Company B phoned Mr. Wiener and requested that he inform the Board that Company B was willing to explore a transaction in which it would acquire between 70% and 80% of the Company’s outstanding common stock based on a valuation of the Company as a whole of $49 million, and allow the Company to pay a dividend to its stockholders prior to closing in the aggregate amount of between $6 million and $7 million, subject to the Company having sufficient working capital after giving effect to such dividend.

On January 22, 2014, Messrs. Horsey, Trager and Wiener met with Dave Wein, Julia Farrell and Scott Hughes, internal general counsel of Aegis Media Americas, at the offices of Aegis Media Americas in New York City to further discuss and review their proposal to purchase the Company. At the conclusion of the meeting, Mr. Hughes provided Mr. Horsey with a draft letter of intent providing for the purchase of the Company for $52 million in cash. The offer terms assumed that all shares of Series D Preferred Stock would convert to common stock immediately prior to the closing of the merger and that any options or warrants would be canceled and paid the difference between the exercise price and the per share merger consideration applicable to holders of common stock. Mr. Horsey circulated the letter of intent to the Board of Directors and Company counsel that same day.

On January 23, 2014, the Company held a telephonic special meeting of its Board of Directors, which was attended by Mr. Wiener as well as by our outside legal counsel to review the letter of intent and discuss the most recent offer submitted by Company B. Mr. Wiener reported on an offer made by Company B in an email to him pursuant to which Company B would acquire up to 80% of the Company’s outstanding common stock based on a valuation of the Company as a whole of $49 million, and further advised the Board that based on his knowledge of Company B and its management, he believed Company B was less likely to conclude a transaction with the Company than Aegis. The Board discussed Company B’s proposal at length and requested that Mr. Wiener inform Company B that the Board required a written offer for 100% of the Company’s common stock for further negotiations to proceed. The Board then carefully reviewed with counsel and Mr. Wiener the terms of the letter of intent that had been submitted by Aegis and authorized counsel to revise the letter of intent in several respects, including to (i) reduce the “break-up” fee payable by the Company in certain circumstances from five percent of the transaction consideration ($2,600,000) to three percent ($1,560,000), and (ii) provide for the early termination of the exclusivity period that Aegis had required under certain circumstances, including in the event that Aegis failed to pursue a transaction with the Company consistent with the terms set forth in the letter of intent.

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On January 24, 2014, Mr. Horsey received an email from a representative of Company B informing him that Company B was discontinuing its negotiations to acquire the Company.

Also on January 24, 2014, our outside legal counsel submitted a revised letter of intent to Aegis’s internal general counsel. Thereafter, we continued to negotiate the letter of intent with Aegis.

On January 28, 2014, we received an initial legal and financial due diligence request list from Aegis so that Aegis and its advisors could promptly begin their due diligence review once the parties executed the letter of intent. Over the next few weeks, members of our management began to provide and upload information to a secure online data room in preparation for the commencement of due diligence by Aegis.

On February 10, 2014, Mr. Horsey had an introductory meeting with Tim Andree, the Executive Vice President of Dentsu Inc., Executive Chairman of Dentsu Aegis Network, and Chief Executive Officer and President of Dentsu Network at Dentsu Aegis’s New York City offices.

On February 13, 2014, Mr. Horsey and other members of management had a teleconference with Dave Wein and other representatives of Dentsu Aegis to discuss the Company’s relationship with its largest client, Diageo Americas, Inc. (“Diageo”). Mr. Wein also informed Mr. Horsey that the letter of intent, as revised in connection with the parties’ negotiations, had been approved for execution by the parent company of Aegis Media Americas, Dentsu Aegis Network Ltd.

On February 14, 2014, we held a regularly scheduled Board of Directors meeting which was attended by our outside legal counsel. At the meeting, Mr. Horsey informed the Board that he had received a draft of the letter of intent executed by Aegis. Our Board reviewed the terms of the letter of intent with our counsel, including the revised break-up fee, which, among other things, had been reduced to $2,080,000 from $2,600,000 as provided for in the initial draft, and approved the execution thereof by Mr. Horsey. At that meeting, the Board also discussed retaining a financial adviser to render a fairness opinion in connection with the proposed transaction. Based, among other things, on the familiarity of Stephens, Inc. with the Company, our Board then approved the retention of Stephens to render a fairness opinion.

On February 14, 2014, the Company and Aegis Media Americas, Inc. signed the letter of intent. The letter of intent provided for a 60 day exclusivity period which required the Company to not solicit other offers during this period.

On February 19, 2014, the Company provided Dentsu Aegis and its financial and legal advisors with access to the Company’s secure online data room.

On February 20, 2014, Mr. Horsey met with Angela Courtin to discuss the Company’s business and operations.

On February 26, 2014, Mr. Horsey and other members of management met with Julia Farrell and other members of Aegis management to discuss aspects of the Company’s business plan.

During the week of March 3, 2014, PricewaterhouseCoopers (“PWC”) conducted on-site financial and tax due diligence on behalf of Aegis at the Company’s New York City offices and met with the Company’s Chief Financial Officer and other members of the Company’s accounting and finance teams. Thereafter, PWC followed up with additional due diligence inquiries regarding tax and financial matters, which we responded to on an ongoing basis.

On March 7, 2014, Aegis’s outside legal counsel, Moses & Singer, LLP, provided a first draft of the Merger Agreement to the Company’s outside legal counsel Fox Rothschild LLP.

From early March, 2014 through the middle of May 2014, Aegis and its counsel provided the Company and its counsel with supplemental due diligence requests, which the Company and its counsel responded to on an on-going basis.

On March 11, 2014, Mr. Horsey and another member of our management team had an introductory meeting in London, England with Nigel Morris, the Chief Executive Officer of Dentsu Aegis Network Americas & EMEA, and Annie Rickard, Chief Executive Officer of Posterscope and psLIVE, affiliates of Dentsu Aegis

On March 14, 2014, Messrs. Horsey and Wiener met with Dave Wein, Julia Farrell and Scott Hughes at Aegis Media Americas’ offices in New York City to further discuss the Company’s business plan and other due diligence matters.

On March 21, 2014, Geoff Schroeder and James Haughton of the Company had a telephone call with Julia Farrell and Colin Towers, Global Chief Technology Officer of Dentsu Aegis Network, to discuss information technology matters relating to the Company.

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On March 25, 2014, the Company held a special meeting of its Board of Directors during which the Company’s outside counsel reviewed in detail with the Board and Company management the initial draft of the Merger Agreement, and proposed revisions thereto that had been made by Fox Rothschild. During such meeting, members of the Board of Directors suggested additional changes to be made to the draft Merger Agreement prior to furnishing a revised draft to Aegis and its legal advisors.

On March 26, 2014, Mr. Horsey and other members of the Company’s management met with Dave Wein, Rose Zory, Chief Talent Officer Americas of Dentsu Aegis, Julia Farrell and other representatives of Dentsu Aegis at the Company’s New York City offices to further discuss the Company’s relationship with Diageo.

On March 27, 2014, at the direction of the Board, Mr. Wiener had a telephone call with Julia Farrell in which he relayed to her the Company’s primary concerns with the initial draft of the Merger Agreement, particularly with respect to closing conditions and materiality thresholds and carve-outs.

Later on March 27, 2014, Fox Rothschild transmitted to Moses & Singer a mark-up of the draft Merger Agreement.

On April 1, 2014, the Company’s outside legal counsel and Aegis’s outside legal counsel had a telephonic meeting to discuss the issues raised in the mark-up of the Merger Agreement provided by Fox Rothschild. Also participating in that meeting were Julia Farrell, Scott Hughes and Messrs. Horsey and Wiener.

Also on April 1, 2014, Fox Rothschild had a separate telephone discussion with Moses & Singer with respect to the stockholders of the Company that Aegis required to enter into voting agreements, and the number of shares of the Company’s common stock that would be subject to such voting agreements as a percentage of the Company’s outstanding common stock. The voting agreements would require that the stockholder vote in favor of the Merger, subject to certain termination provisions.

Between April 1, 2014 and May 23, 2014, counsel for the parties continued to exchange drafts of the Merger Agreement and the parties and their advisors continued to negotiate the terms thereof, including the minimum cash closing condition provided for in the Merger Agreement.

During this period, Aegis and its outside counsel also negotiated with the Company’s outside counsel the terms of voting agreements to be entered into by stockholders of the Company pursuant to the Merger Agreement.

On April 9, 2014, the Company held a telephonic special meeting of its Board of Directors attended by Fox Rothschild and special Delaware counsel, Potter, Anderson & Corroon LLP. At the meeting the Board discussed Aegis’s request that holders of the Company’s Series D Preferred Stock, all of whom were expected to sign voting agreements, convert a portion of such shares into common stock prior to the record date for the special meeting of stockholders for the purpose of increasing the number of common shares signing the voting agreement. At that meeting, the Board of Directors also approved extending the exclusivity period under the letter of intent, as requested by Aegis.

On April 15, 2014, the Company and Aegis entered into a letter agreement extending the exclusivity period under the letter of intent to May 15, 2014, subject to an additional 15-day extension to the extent the parties were then continuing good-faith negotiations of the Merger Agreement.

On April 15, 2014, Charlie Horsey and Dave Wein had a telephone call to discuss the Company’s latest projections for its fiscal year ended March 31, 2014, which reflected a decrease of approximately $1,000,000 in “Adjusted EBITDA” as compared to earlier projections provided to Dentsu Aegis in December 2013. During such discussion, Mr. Wein suggested that Dentsu Aegis may be required to reduce the merger consideration as a result of such shortfall. In response, Mr. Horsey informed Mr. Wein that he believed our Board of Directors would not approve the Merger in the event of a reduction of the merger consideration below $52 million as provided in the letter of intent and draft Merger Agreement. Later that day, Charlie Horsey, David Wiener, Dave Wein and Julia Farrell had a telephone call to discuss the Company’s most recent projections for its fiscal year ending March 31, 2014. Based on this call and consideration of other relevant factors, Dentsu Aegis determined to proceed with the transaction on the agreed upon terms.

On April 28, 2014, Charlie Horsey and his personal legal counsel, along with David Wiener, and Reis Alfond (one of our directors) met with Dave Wein, Julia Farrell, Rose Zory, Scott Hughes and Dentsu Aegis human resources personnel at the New York City offices of Dentsu Aegis to discuss Dentsu Aegis’s employment policies and practices. Specific terms were not discussed and no agreement was reached by the parties.

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On May 1, 2014, counsel for the parties, along with Reis Alfond, a director of the Company and an affiliate of the principal holder of our Series D Preferred Stock, Dave Wein, Scott Hughes and Julia Farrell had a phone call to discuss Aegis’s requirement that holders of the Company’s shares of Series D Preferred Stock agree to convert a number of those shares into common stock prior to the record date for the special meeting of stockholders, so that Company stockholders party to voting agreements with Aegis would be the holders of approximately 45% of the Company’s outstanding common stock as of such record date. Pursuant to the Merger Agreement and subject to the terms thereof, the Company is entitled to terminate the Merger Agreement to pursue a “Superior Proposal.” Upon such a termination of the Merger Agreement, the voting agreements would also terminate pursuant to their terms.

On May 14, 2014, the Company’s Board of Directors held a special meeting via telephone conference call, with all of the directors in attendance to discuss the terms of the current draft of the Merger Agreement with Fox Rothschild, including the requirement that the Company have a minimum of $8,000,000 of available cash at closing (determined in the manner set forth in the Merger Agreement) less up to $2,000,000 of transaction expenses.

On May 15, 2014, Charlie Horsey, Paul Trager, Reis Alfond, David Wiener and the Company’s outside legal counsel at Fox Rothschild had a telephone call with Dave Wein, Julia Farrell, Scott Hughes and Dentsu Aegis outside counsel at Moses & Singer to discuss the status of the transaction.

During the week of May 19, 2014, counsel for the parties finalized the terms and provisions of the Merger Agreement and the Voting Agreements.

On May 22, 2014, Charlie Horsey, Mr. Horsey’s personal legal counsel, David Wiener and Reis Alfond had a telephonic conference call with Dave Wein, Rose Zory, Julia Farrell, Scott Hughes and Moses & Singer to discuss and negotiate the terms of Mr. Horsey’s employment agreement to be entered into by Mr. Horsey with Merger Sub concurrently with the execution of the Merger Agreement, to become effective upon the closing of the Merger.

On May 23, 2014, Aegis and its counsel continued to negotiate the terms of the employment agreement with Mr. Horsey’s counsel. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for a description of the material terms. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for a description of the material terms of Mr. Horsey’s employment agreement to be effective upon the closing of the Merger. The Company’s counsel did not represent Mr. Horsey in the conduct of these negotiations.

On May 27, 2014, a meeting of our Board of Directors was convened at our offices in New York City to consider and vote upon the proposed Merger. Also present at the meeting were Fox Rothschild and, by conference telephone, Mr. Wiener, and representatives of Stephens, and Potter Anderson. At the meeting, the Company’s outside legal counsel reviewed with our Board of Directors the terms and conditions of the proposed Merger Agreement and related documents, including the conditions to closing, restrictions on soliciting other offers, and termination fee and expense reimbursement provisions. In addition, both Mr. Horsey and Stephens reviewed with the Board of Directors the terms of Mr. Horsey’s employment agreement to be effective as of the closing of the Merger. Our Delaware counsel also reviewed with our Board of Directors our directors’ fiduciary duties in the context of the proposed transaction. Stephens reviewed with our Board of Directors its financial analysis of the proposed price of $2.80 per common share in cash, which included a review of the Company’s projections for its fiscal year ending March 31, 2015. A copy of the analysis was provided to our Board of Directors in advance of the meeting. Stephens then rendered to our Board of Directors its oral opinion (subsequently confirmed by its written opinion dated May 27, 2014), that based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Stephens as described in its opinion, the proposed purchase price of $2.80 per common share in cash to be received by the Company’s stockholders pursuant to the Merger Agreement was fair from a financial point of view to such stockholders. See “The Merger—Opinion of Our Financial Advisor” beginning on page 25. After a detailed discussion of the terms of the draft Merger Agreement and related documents, consideration of the other relevant issues and a variety of business, financial and market factors, including those set forth below under “The Merger—Recommendation of the Board of Directors”, our Board of Directors unanimously determined that it was advisable and in the best interest of the Company and its stockholders to adopt and approve the Merger Agreement and to recommend to the Company’s stockholders that they vote in favor of the adoption of the Merger Agreement

Following the meeting, the Company, Aegis Lifestyle, Aegis Media Americas (in a limited capacity) and Merger Sub executed the Merger Agreement; Mr. Horsey and Merger Sub executed Mr. Horsey’s employment agreement; and the Voting Agreements were executed by the parties thereto.

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On May 27, 2014, after the close of trading, the Company and Dentsu Aegis Network issued a joint press release announcing that they had entered into a definitive merger agreement whereby Aegis Lifestyle would acquire all of the outstanding shares of our common stock at a price of $2.80 per share in cash upon the terms and conditions set forth in the Merger Agreement. The Company also filed a Current Report on Form 8-K with the SEC with the text of the press release and the Merger Agreement and Voting Agreements as exhibits.

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors, on May 27, 2014, unanimously (i) determined that the Merger Agreement, including the Merger, is advisable, (ii) declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and the Company’s stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Voting Agreements, (iv) directed that the adoption of the Merger Agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders, and (v) recommended that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement.

In reaching its determination, the members of our Board of Directors consulted with the Company’s management, as well as the Company’s outside financial and legal advisors, considered the short-term and long-term interests and prospects of the Company and its stockholders, and considered a number of factors, including, among others, the following:

●	the fact that the all-cash per share merger consideration will provide our stockholders with immediate fair value, in cash, for their shares of common stock (including the converted Series D Preferred Stock), while avoiding long-term business risk, and while also providing our stockholders with certainty of value for their shares of common stock;
●	the fact that the per share merger consideration represents a premium of approximately 163% to the average closing share price of common stock for the 30-day trading period ended on May 23, 2014, the last trading day prior to the date of the public announcement of the Merger Agreement, and a premium of approximately 166% to the closing share price of common stock on May 23, 2014;
●	the Board of Directors’ understanding of the business, operations, financial condition, earnings and prospects of the Company, including the Company’s prospects as an independent entity, and management’s and the Board of Directors’ views and opinions on the current state of the marketing industry;
●	Stephens presentation to the Board of Directors on May 27, 2014, and the oral opinion of Stephens delivered on May 27, 2014, subsequently confirmed by a written opinion dated the same date, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Stephens’ opinion, the per share merger consideration to be received by holders of common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below under the caption “The Merger—Opinion of Our Financial Advisor” beginning on page 25;
●	the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):
●	the reputation of the guarantor and its parent companies and their demonstrated ability to complete large acquisition transactions;
●	the fact that there is no financing condition to the completion of the Merger in the Merger Agreement;
●	the Company’s ability pursuant to the Merger Agreement to seek specific performance of Buyer’s obligations to close the Merger;
●	the fact that the trading market for our common stock is relatively illiquid, which reduces the attractiveness of our common stock as a currency for potential acquisitions and the ability of our common stockholders to realize the value of their investment in the Company;
●	the impact of the ongoing and significant administrative and compliance costs associated with being a publicly reporting company under the federal securities laws;
●	the Company’s ability, under certain circumstances specified in and prior to the time the Company stockholders adopt the Merger Agreement, to (i) provide non-public information in response to a written acquisition proposal and (ii) participate in discussions or negotiations with the person making such a proposal, if, in each case, the acquisition proposal was not the result of a violation of the provisions of the Merger Agreement relating to the solicitation of acquisition proposals, and if the Board of Directors, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel, that failure to take such actions would be inconsistent with the Board of Directors’ fiduciary duties under applicable law and, after consultation with its financial advisor and outside counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal;
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●	the Board of Directors’ ability, under certain circumstances, to (i) withhold, withdraw, qualify or modify the Company recommendation or (ii) cause the Company to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, subject in each case to the payment by us of a termination fee of $2.08 million to Buyer, which the Board of Directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the Merger Agreement, including the per share merger consideration;
●	the availability of appraisal rights under Delaware law to holders of common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery;
●	the fact that the outside date under the Merger Agreement allows, in the view of the directors, for sufficient time to complete the Merger;
●	the Board of Directors’ belief that in light of the structured solicitation process previously conducted by Stephens and the process more recently conducted by Mr. Wiener and Palazzo, at the direction of, and in consultation with, our Board of Directors and our Board of Directors’ knowledge of other participants in the marketing industry, another party would be unlikely to propose an alternative transaction that would be more favorable to the Company and our stockholders than the Merger, and the fact that if such alternative transaction were proposed it could be pursued, subject to the terms of the Merger Agreement as described above; and
●	that none of the indications of interest or other communications received from bidders other than Dentsu Aegis included a cash price as high as the per share merger consideration.

The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Merger, including the following (not in any relative order of importance):

●	the Merger would preclude the Company’s stockholders from having the opportunity to participate in the future performance of its assets, future earnings growth and future appreciation of the value of their shares of common stock;
●	the fact that an all-cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes;
●	the possibility that the Merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including the condition that the Company have minimum cash available at closing in the amount of $8,000,000 (determined in the manner set forth in the Merger Agreement), less up to $2,000,000 in transaction expenses;
●	the announcement and pendency of the Merger, or failure to complete the Merger, may cause substantial harm to relationships with the Company’s employees, vendors and customers and may divert management and employee attention away from the day-to-day operation of our business;
●	the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which, subject to specific exceptions, could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger;
●	the fact that the Company would be prohibited from affirmatively soliciting acquisition proposals after execution of the Merger Agreement;
●	the possibility that the $2.08 million termination fee payable by the Company upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire the Company;
●	the fact that, while the Company expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger Agreement will be satisfied, and, as a result, the Merger may not be consummated; and
●	the fact that our directors and executive officers have interests in the Merger that may be different from, or in addition to, our stockholders. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 31.
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The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Our Board of Directors has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement.

Purpose and Reasons for the Merger

The Company’s purpose for engaging in the Merger is to enable our common stockholders to receive $2.80 in cash, without interest and less any applicable withholding taxes, per share, which represents a premium of 166% to the market price of our common stock on May 23, 2014, the last trading day before the date of the announcement of the Merger Agreement. We determined to undertake the Merger at this time based on the conclusions, determinations and reasons of the Company’s Board of Directors described in detail above under “The Merger (Proposal 1) - Background of the Merger “ beginning on page 17 and “The Merger (Proposal 1) - Recommendation of Our Board of Directors” beginning on page 23.

Opinion of Our Financial Advisor

On February 25, 2014, our Board of Directors retained Stephens to furnish an opinion as to the fairness, from a financial point of view, to the public holders of our common stock of the Merger Consideration to be offered to those stockholders in the Merger. On May 27, 2014, Stephens rendered its oral and written opinion to the Board of Directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be offered to the public holders of our common stock in the Merger was fair to such stockholders.

The full text of Stephens’ opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge the public holders of our common stock to read the entire opinion carefully in connection with their consideration of the Merger.

The Stephens’ opinion was provided for the information and assistance of our Board of Directors in connection with its consideration of the Merger. The Stephens’ opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any public holders of common stock of the Company as to how that stockholder should vote with respect to the Merger or any related matter. Stephens was not requested to opine as to, and the Stephens’ opinion does not address, our underlying business decision to proceed with or effect the Merger, nor does the Stephens opinion address the relative merits of the Merger with Aegis Lifestyle, Inc., the wholly owned subsidiary of Dentsu Aegis Network, compared to any other business strategies or alternatives that might be available to us.

In arriving at its opinion, Stephens reviewed and analyzed:

●	the Merger Agreement and the specific terms of the Merger;

●	publicly available information concerning us that Stephens believed to be relevant to its analysis, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2013, September 30, 2013, December 31, 2013;

●	financial and operating information with respect to our business, operations and prospects furnished to it by us, including internal financial statements for the fiscal year ended March 31, 2014, and financial projections of the Company prepared by management;

●	the trading history of our common stock;

●	a comparison of our historical financial results and present financial condition with those of other companies that Stephens deemed relevant;

●	a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Stephens deemed relevant.
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In addition, Stephens had discussions with our management concerning their assessment of our past and current business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Stephens deemed appropriate.

In arriving at its opinion, Stephens assumed and relied upon the accuracy and completeness of the financial and other information used by Stephens without assuming any responsibility for independent verification of that information. Stephens further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, upon our advice, Stephens assumed that the estimates provided by our management were a reasonable basis to evaluate our future financial performance and that we would perform substantially in accordance with those estimates. In arriving at its opinion, Stephens did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Stephens’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Stephens opinion.

At the May 27, 2014 meeting of our Board of Directors, Stephens made a presentation of certain financial analyses of the Merger. The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to our Board of Directors by Stephens. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Stephens, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analysis performed by Stephens.

Implied Transaction Multiples. Based on information provided by our management, Stephens calculated selected transaction multiples for the Company implied by the Company’s equity and enterprise values as multiples of (i) earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash compensation expense, fair value adjustments to the compound embedded derivative on the Company’s balance sheet, and one-time, non-recurring items, referred to as “Adjusted EBITDA”, (ii) earnings before interest and taxes, as adjusted for non-cash compensation expense, fair value adjustments to the compound embedded derivative on the Company’s balance sheet, and one-time, non-recurring items, referred to as “Adjusted EBIT”, and (iii) net income, as adjusted for the fair value adjustments to the compound embedded derivative on the Company’s balance sheet, referred to as “Adjusted Net Income”.

Stephens calculated an implied equity value by multiplying $2.80 by the sum of the values of all shares of common stock, assuming the exercise of all in-the-money options, restricted shares, warrants and convertible securities outstanding, less the proceeds from such exercise. Stephens then calculated an implied enterprise value based on the implied equity value plus (1) estimated transaction expenses, minus (2) net excess cash projected at closing.

The results of these analyses are summarized in the table below:

Enterprise Value to:	Multiple
FY 3/31/14A Adjusted EBITDA	11.0x
FY 3/31/15E Adjusted EBITDA	8.7x
FY 3/31/14A Adjusted EBIT	13.1x
FY 3/31/15E Adjusted EBIT	11.0

Equity Value to:	Multiple
FY 3/31/14A Adjusted Net Income	30.0x
FY 3/31/15E Adjusted Net Income	18.6x

Comparable Companies Analysis. Stephens analyzed the public market statistics of certain comparable companies to us and examined various trading statistics and information relating to those companies. As part of this comparable companies analysis, Stephens examined market multiples for each company including:

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●	the multiple of current enterprise value at the time of the presentation to 1) last twelve months (“LTM”) earnings before interest, tax, depreciation and amortization (“EBITDA”) as of first quarter 2014, and 2) estimated calendar 2014 EBITDA;

●	the multiple of current enterprise value at the time of the presentation to 1) LTM earnings before interest and tax (“EBIT”) as of first quarter 2014, and 2) estimated calendar 2014 EBIT;

●	the multiple of current equity value at the time of the presentation to 1) LTM Net Income as of first quarter 2014, and 2) estimated calendar 2014 Net Income.

Stephens defined equity value as the sum of the values of all shares of common stock, assuming the exercise of all in-the-money options, restricted shares, warrants and convertible securities outstanding, less the proceeds from such exercise. Stephens defined enterprise value as the sum of the values of (1) equity value, plus (2) non-convertible indebtedness including capitalized leases, minus (3) cash, cash equivalents and marketable securities.

Stephens selected the companies below because their businesses and operating profiles are reasonably similar to ours. No comparable company identified below is identical to us. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

In choosing comparable companies to analyze, Stephens selected the following companies:

●	Chime Communications plc

●	Creston plc

●	Dentsu Inc.

●	Gannett Co., Inc.

●	GfK SE

●	Harte-Hanks Inc.

●	Havas

●	Ipsos SA

●	MDC Partners Inc.

●	Omnicom Group Inc.

●	Publicis Group SA

●	The Interpublic Group of Companies, Inc.

●	UBM plc

●	WPP plc

The following table summarizes the results from the comparable companies’ analysis:

Based on 05/23/2014 Closing Price

	High Comparable Companies	Low Comparable Companies	Mean Comparable Companies	Median Comparable Companies
Enterprise Value to:
LTM 3/31/14A Adjusted EBITDA	11.2x	5.8x	9.2x	9.3x
CY2015E Adjusted EBITDA	11.2x	5.1x	8.7x	9.0x

LTM 3/31/14A Adjusted EBIT	19.6x	6.6x	12.0x	11.2x
CY2015E Adjusted EBIT	19.0x	6.3x	11.2x	10.8x

Stock Price to:
LTM 3/31/14A Adjusted Net Income	39.8x	15.3x	23.4x	18.9x
CY2015E Adjusted Net Income	32.2x	8.9x	15.8x	15.5x
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Based on this analysis, Stephens derived a range for the implied value per share of our common stock based on 3/31/14A and 3/31/15E Adjusted EBITDA multiples of $1.82 to $2.89. Stephens noted that the merger consideration of $2.80 per share for our common stock is at the top of the comparable range. Stephens derived a range for the implied value per share based on 3/31/14A and 3/31/15E Adjusted EBIT multiples of $1.53 to $2.55 and noted that the merger consideration of $2.80 per share for our common stock exceeded this comparable range. Finally, Stephens derived a range for the implied value per share based on 3/31/14A and 3/31/15E Adjusted Net Income multiples of $2.06 to $2.43 and noted that the merger consideration of $2.80 per share for our common stock exceeded this comparable range.

Comparable Transactions Analysis. Stephens compared the foregoing calculations to similar calculations for selected comparable transactions in directly relevant marketing services industry segments. The following transactions, which were announced between August 9, 2009, and November 24, 2013, were reviewed by Stephens (in each case, the first named company was the acquirer and the second named company was the acquired company):

●	Chime USA, Inc. / Just Marketing, Inc.

●	Publicis Groupe SA / Omnicom Group Inc.

●	Dentsu Inc. / Aegis Group plc

●	MMS UK Holdings Limited / Chemistry Communications Group Limited

●	Apax Partners LP / Advantage Sales & Marketing

●	BBDO Worldwide Inc. / Clemenger Group Limited

●	Aegis Group plc / Mitchell Communication Group Limited

●	ZelnickMedia LLC; Hamilton Lane; and other investors / Alloy Inc.

●	MDC Partners Inc. / Integrated Media Solutions Partners LLC

●	VivaKi (subsidiary of Publicis Group SA) / Razorfish LLC

Stephens considered these selected merger transactions to be reasonably similar, but not identical, to the Merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in those comparable transactions to which the Merger is being compared. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected merger transaction data.

For the selected merger transactions listed above, Stephens used publicly available financial information to determine:

●	the multiple of the enterprise value to last-twelve-months EBITDA;

●	the multiple of the enterprise value to last-twelve-months EBIT.

	High Comparable Companies	Low Comparable Companies	Mean Comparable Companies	Median Comparable Companies
Enterprise Value to:
LTM EBITDA	14.8x	2.2x	10.1x	9.9x
LTM EBIT	34.5x	2.3x	13.4x	11.7x

In addition, Stephens applied a range around the median comparable multiples to us. Based on this analysis, Stephens derived a range for the implied value per share of our common stock based on 3/31/14A Adjusted EBITDA multiples of $2.34 to $2.84. Stephens noted that the merger consideration of $2.80 per share for our common stock was at the top of the derived range. Additionally, Stephens derived a range for the implied value per share of our common stock based on 3/31/14A Adjusted EBIT multiples of $2.47 to $2.88. Stephens noted that the merger consideration of $2.80 per share for our common stock was at the top of the derived range.

Comparable Premiums Paid Analysis. Stephens analyzed 52 recent M&A transactions with the following characteristics: public target, US-based, closed or pending transactions since January 1, 2010, transaction value between $0 and $200 million. This analysis indicated that the comparable premiums paid range has tended to run between 40.0% and 60.0% (though there are examples with greater or lesser premiums). Based on the closing price of the Company’s common stock of $1.05, as of May 23, 2014, implied prices per share reflecting this range of premiums would be:

●	$1.47 per share assuming a 40.0% premium to stock price on May 23, 2014;

●	$1.68 per share assuming a 60.0% premium to stock price on May 23, 2014.
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Premium Analysis.  Stephens analyzed the Merger Consideration of $2.80 per share of our common stock in relation to the closing price of our common stock on May 23, 2014 and the average closing prices of our common stock for the 30-day trading period ended May 23, 2014.

This analysis indicated that the price per share to be paid to the holders of shares of our common stock pursuant to the Merger Agreement represented a premium of:

●	166.7% based on the closing stock price on May 23, 2014 of $1.05 per share

●	165.3% based on the 30-day average closing price on May 23, 2014 of $1.06 per share

52-Week Trading Range. Stephens analyzed the historical daily prices per share of our common stock for the three-year period ending May 23, 2014. Stephens noted the 52-week low and high closing prices per share of our common stock were $0.92 and $1.40, respectively. Stephens noted that the Merger Consideration of $2.80 per share for our common stock exceeded the 52-week range for the closing prices per share.

Stephens performed a variety of financial and comparable analyses for purposes of rendering its opinion. The above summary of these analyses does not purport to be a complete description of the analyses performed by Stephens in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Stephens considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by Stephens. Furthermore, Stephens believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Stephens’ analyses, without considering all of them, would create an incomplete view of the process underlying Stephens’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Stephens with respect to our actual value.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Stephens or us. Any estimates contained in the analyses of Stephens are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analysis by Stephens of the fairness to the public holders of our common stock of the consideration to be offered to those stockholders in the Merger, from a financial point of view, and were prepared in connection with the delivery by Stephens of its opinion to our Board of Directors.

The consideration to be offered to the public holders of our common stock in the Merger and other terms of the Merger were determined through arms-length negotiations between us, Aegis Lifestyle, Inc., the wholly owned subsidiary of Dentsu Aegis Network, and were approved by our Board of Directors. Stephens did not recommend any specific price per share or other form of consideration to us or that any specific price per share or other form of consideration constituted the only appropriate consideration for the Merger. The opinion of Stephens was one of many factors taken into consideration by our Board of Directors in making its determination to approve the Merger. The analysis of Stephens summarized above should not be viewed as determinative of the opinion of our Board of Directors with respect to our value or of whether our Board of Directors would have been willing to agree to a different price per share or other forms of consideration.

Our Board of Directors selected Stephens as its financial advisor to render a fairness opinion because of Stephens’ reputation as a recognized investment banking and advisory firm with substantial experience in transactions similar to the Merger and because Stephens is familiar with us and our business. As part of its investment banking and financial advisory business, Stephens is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Stephens provides a full range of financial advisory and securities services. Stephens has performed various investment banking services for a wide range of clients in the past and has received customary fees for those services. In the ordinary course of its business, Stephens may actively trade in the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold or short positions in those securities.

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Pursuant to an engagement letter between Stephens and the Board of Directors, dated February 25, 2014, we agreed to pay Stephens a fee of $200,000 for the rendering of its fairness opinion. We have also agreed to reimburse Stephens for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Stephens and its related parties from and against certain liabilities, including liabilities under the federal securities laws. In addition, Stephens was previously engaged by us in May 2011 to advise us in connection with a sale process during which no transaction was consummated. We reimbursed Stephens for expenses it incurred during such engagement, which we terminated in August 2012.

Projected Financial Information

We do not as a matter of course make public projections as to future performance, earnings or other results. However, certain nonpublic financial information was provided to Stephens in its capacity as our financial advisor as well as to Buyer and our Board, including projections by management of our stand-alone financial performance for our fiscal year ending March 31, 2015. These financial projections included forecasts of operating revenue, operating income, and EBITDA. Our management did not prepare long-term projections for the Company as our business is inherently unpredictable because we are typically engaged by our clients on a project-by-project basis.

A summary of these financial projections is set forth below. This summary is not being included in this proxy statement to influence your decision whether to vote “FOR” or “AGAINST” the proposal to adopt and approve the Merger Agreement, but because these financial projections were used by Stephens in performing their analysis described in the section titled “The Merger—Opinion of Our Financial Advisor” beginning on page 25.

The inclusion of this information should not be regarded as an indication that our Board of Directors or financial advisors, or any other person, considered, or now considers, the financial forecasts to be material or to be necessarily predictive of actual future results, and you should not view them as such. Company management’s financial forecasts, upon which the summary financial forecasts included below were based, are inherently subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly more positive or negative than forecasted.

The financial projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The financial projections summarized in this section were prepared solely for internal use by the Company and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the Securities and Exchange Commission regarding forward-looking statements, or accounting principles generally accepted in the U.S. The financial projections are forward-looking statements.

Our management believes the forecasts were prepared in good faith and on a reasonable basis based on the best information available to the management at the time of their preparation. The financial projections, however, are not actual results and should not be relied upon as being indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have examined, compiled or performed any procedures with respect to these financial projections, nor have they expressed any opinion or any other form of assurance with respect to this information or its achievability.

Because these financial projections were developed for the Company on a stand-alone basis without giving effect to the Merger, the financial projections do not give effect to the Merger or any changes to our operations or strategy that may be implemented after the consummation of the Merger, including any potential cost synergies realized as a result of the Merger, or to any costs related to or that may arise in connection with the Merger.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, representatives or the Buyer or any other recipient of this information considered or considers the financial projections to be predictive of actual future events, and the financial projections should not be relied upon as such. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections. Although the financial projections were prepared in good faith and our management believes the assumptions on which the financial forecasts were based were reasonable when made, no assurance can be made regarding future events. While presented with numeric specificity, the assumptions upon which the financial projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, which are difficult to predict accurately and many of which are beyond our control. Important factors that may affect actual results include, but are not limited to, the items described in the section titled “Cautionary Statements Concerning Forward-Looking Statements.”

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Neither the Company nor any of its affiliates, advisors, officers, directors or representatives undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the financial projections, except as required by law. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the Company as compared to the information contained in the financial projections or that forecasted results will be achieved. The Company made no representation to the Buyer, in the Merger Agreement or otherwise, concerning the financial projections.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company, the Buyer, Stephens or anyone who received the financial projections then considered, or now considers, the financial projections to be material information of the Company or a reliable prediction of future events, and the financial projections should not be relied upon as such. The Company views the financial projections as nonmaterial because of the inherent risks and uncertainties associated with such long-range financial forecasts. The Company’s stockholders are cautioned not to place undue reliance on the financial projections included in this proxy statement.

The following table sets forth projected financial information for the Company for the fiscal year ending March 31, 2015:

Operating Revenue	$49,297,000
Compensation expense	$36,029,000
General and administrative expenses	$8,849,000
Operating income	$4,419,000
EBITDA	$5,601,000

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE NO LONGER APPROPRIATE.

Certain Effects of the Merger

If the Merger is completed, all of the equity interests in the Company will be owned by Buyer. No current stockholder will have any ownership interest in, or be a stockholder of, the Company. As a result, the Company’s stockholders will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following the Merger, Buyer will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.

As a part of the Merger, each holder of common stock will be entitled to receive $2.80 in cash, without interest and less any applicable withholding taxes, per share for each share of our common stock held immediately prior to the effective time of the Merger. Immediately before the effective time of the Merger, all outstanding unvested options and restricted stock awarded under the Company’s equity compensation plans will become fully vested. As described in further detail below, the holders of options will receive, in exchange for their options, an amount in cash per share equal to the excess of $2.80 over the exercise price per share of the options (less any required withholding taxes). Each share of restricted stock shall be exchanged for $2.80 in cash, without interest and less applicable withholding taxes.

If the Merger is completed, our common stock will no longer be publicly-traded and will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the common stock.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s Board of Directors, you should be aware that some executive officers and directors of the Company may have interests in the Merger, including those described below, that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. The members of the Company’s Board of Directors were aware of such interests when deciding to approve the Merger.

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Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Pursuant to the Merger Agreement, the Company will, and if the Company is unable to the Buyer will, at no cost to the covered parties, purchase one or more, prepaid policies to provide to each covered party an insurance and indemnification policy that provides for six years from the effective time of the Merger, coverage for events occurring prior to the effective time in amount and scope that is no less favorable to the covered parties than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage for the period of six years from the effective time of the Merger; provided, however, that the total cost to the Company for such prepaid policies shall not exceed 300% of the current annual premium. In addition, after the effective time, Buyer and the surviving corporation have agreed to indemnify, defend and hold harmless each present and former director or officer of the Company or any of its subsidiaries against all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including liabilities arising out of or pertaining to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its subsidiaries occurring prior to the effective time, whether commenced, asserted or claimed before or after the effective time. See “The Merger Agreement - Covenants of Buyer and/or Merger Sub -Indemnification and Insurance.”

Options

The Merger Agreement requires that we take all requisite action so that, at the effective time, each option to acquire shares of common stock of the Company that are outstanding immediately prior to the effective time will be cancelled and converted into the right to receive from the Buyer the excess, if any, of the Merger Consideration of $2.80 per share over the per share exercise price of such option. If the per share exercise price of an outstanding option equals or exceeds the Merger Consideration of $2.80 per share, then such outstanding option will be cancelled and terminated at the effective time without payment or other consideration. However, that certain option to purchase 400,000 shares of common stock at an exercise price of $2.00 per share issued to the Charlie Horsey, the Company’s Chief Executive Officer, which vests only upon a “Liquidity Event,” will be exchanged for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price only with respect to 200,000 shares subject to such stock option, and the option will be cancelled with respect to the remaining shares subject to such option.

Restricted Stock

The Merger Agreement provides that all of our restricted shares will vest and will entitle the holder to receive $2.80 in cash (without interest and less applicable withholding taxes) for each such share upon the completion of the Merger.

Merger Proceeds

The following table sets forth, as of July 14, 2014, for each of our directors and executive officers, the approximate cash proceeds that each of them will receive at the completion of the Merger (without accounting for any applicable withholding taxes) in exchange for options and restricted stock that they held at such date and are expected to hold immediately prior to the effective time of the Merger.

Name	Principal Position	Proceeds From In The Money Stock Options	Proceeds from Restricted Stock	Total Payments
Charlie Horsey	Chairman of the Board, Chief Executive Officer and President	$2,579,283	$94,500	$2,673,783
Reis L. Alfond	Director	0	0	0
Richard L. Feinstein	Director	0	0	0
Jay F. Landauer	Director	0	0	0
Marc C. Particelli	Director	30,100	0	30,100
Paul Trager	Chief Financial Officer	479,242	49,000	528,242
James R. Haughton	Senior Vice President - Controller	342,316	49,000	391,316
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For additional information regarding the nature of each director’s and executive officer’s beneficial ownership of the Company’s common stock and other securities, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 54.

Employment Contracts of Named Executive Officers

Current Employment Agreements:

Charlie Horsey. Mr. Horsey is currently employed with the Company as its President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement entered into on November 6, 2013. Pursuant to such employment agreement:

●	Mr. Horsey’s term of employment was extended until November 1, 2018.
●	Mr. Horsey’s current base salary is $500,000 per annum. In addition, Mr. Horsey’s base salary would be increased to $550,000 per annum if the Company achieves EBITDA (as defined in the employment agreement), in excess of $10 million in any period of four consecutive fiscal quarters, and to $600,000 per annum if the Company achieves EBITDA in excess of $15 million in any period of four consecutive fiscal quarters. Such increases would continue in effect only to the extent EBITDA continues to be in excess of such thresholds.
●	Mr. Horsey was paid a signing bonus in the amount of $150,000.
●	Mr. Horsey is entitled to an annual bonus for each fiscal year of the Company equal to four percent of pre-bonus EBITDA (as defined in the employment agreement), to the extent the Company achieves the pre-bonus EBITDA target established by the Company’s Board of Directors for such year. Such bonus is subject to increase or decrease to the extent actual pre-bonus EBITDA for such year is greater or less than the targeted amount, subject to the Company’s achievement of at least 80% of targeted pre-bonus EBITDA.
●	Mr. Horsey is entitled to a supplemental bonus with respect to each fiscal year in which the Company’s Adjusted EBITDA (as defined in the employment agreement) exceeds both 20% of operating revenue for such year and 110% of Adjusted EBITDA for the prior year.
●	Mr. Horsey was awarded a stock option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.00 per share. This option vests with respect to 40,000 shares of common stock on each of October 31, 2014, October 31, 2015, October 31, 2016, October 31, 2017 and October 31, 2018, provided that the vesting of this option will accelerate as a result of the Merger.
●	Mr. Horsey was awarded an additional stock option to purchase 400,000 shares of common stock at an exercise price of $2.00 per share. This option vests only upon a Liquidity Event (as defined in the employment agreement) as follows: as to (i) 100,000 shares of common stock if the Liquidity Event results in consideration paid to the Company’s stockholders of at least $2.50 per share of common stock but less than $2.80 per share of common stock, (ii) 200,000 shares of common stock if such Liquidity Event results in consideration paid to the Company’s stockholders of at least $2.80 per share of common stock but less than $3.10 per share of common stock, (iii) 300,000 shares of common stock if such Liquidity Event results in consideration paid to the Company’s stockholders of at least $3.10 per share of common stock but less than $6.00 per share of common stock, and (iv) all 400,000 shares of common stock if such Liquidity Event results in consideration paid to the Company’s stockholders of $6.00 per share or more. As a result of the Merger, this option will be exchanged for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price with respect to 200,000 shares subject to this stock option, and the option will be cancelled with respect to the remaining shares subject to this option.

Paul Trager. Mr. Trager is currently employed with the Company pursuant to a letter agreement under which he is compensated by the Company at the rate of $298,200 per annum and eligible to receive an annual bonus targeted at 30% of base salary.

James R. Haughton. Mr. Haughton is currently employed with the Company pursuant to a letter agreement under which he is compensated by the Company at the rate of $220,100 per annum and eligible to receive an annual bonus targeted at 40% of base salary.

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Other Post-Employment Compensation and Change in Control Payments

Mr. Horsey’s employment agreement provides that in the event of the termination of Mr. Horsey’s employment by the Company other than for cause, or by Mr. Horsey for good reason (as such terms are defined in the employment agreement), Mr. Horsey will be entitled to (i) a cash payment in the amount of $100,000, and (ii) aggregate severance payments equal to 18-months’ of his base salary; provided that if the Company’s EBITDA for the four fiscal quarters preceding the termination is less than $5 million, such severance payments shall be equal to 12-months’ of his base salary.

Pursuant to an agreement we entered into with Mr. Trager, Mr. Trager is entitled to severance payments equal to six months of his then base salary if he is terminated other than for “Cause” as such term is defined in the Company’s 2010 Equity Incentive Plan.

Pursuant to an agreement we entered into with Mr. Haughton, Mr. Haughton is entitled to six months’ notice prior to termination if he is terminated other than for “Cause.”

The payments provided for above following a termination of employment are not contingent upon or otherwise affected by a change of control.

New Employment Agreement with Charlie Horsey:

Concurrently with the execution of the Merger Agreement, Merger Sub entered into a new employment agreement with Charlie Horsey, which will become effective upon the closing of the Merger. The terms of the employment agreement were reviewed by our Board of Directors prior to its approval of the execution of the Merger Agreement. Pursuant to Mr. Horsey’s employment agreement with Merger Sub:

●	Mr. Horsey will serve as Chief Executive Officer of the Company and the psLIVE USA business unit of Dentsu Aegis Network, with additional oversight responsibilities for the Team Epic LLC subsidiary of Aegis Media Americas.
●	Mr. Horsey’s base salary will initially be $525,000 per annum, increasing to $550,000 per annum commencing January 1, 2015.
●	Mr. Horsey will be entitled to receive annual performance bonuses and incentive compensation, including participation in an incentive pool to be funded by revenues, if any, generated by psLIVE outside of the United States from the Company’s clients in the three-year period following the Merger, and to the extent performance targets are achieved, an incentive pool to be funded by profits, if any, generated by a new division of the Company to be engaged in on-line word-of-mouth marketing.
●	Mr. Horsey’s employment may be terminated at any time without cause upon six months’ notice. In such event, Mr. Horsey would be entitled to continued payment of his base salary during such notice period, as well as continued payment of his base salary for six months following such termination. In addition, if such termination occurs during the first 12 months following the date of the agreement, Mr. Horsey would be entitled to a lump-sum payment equal to his base salary that would have been paid from the date of termination to the 12 month anniversary of the date of the agreement.

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Golden Parachute Compensation

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which our named executive officers may receive that is based on or that otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable by the Company to these individuals is subject to a non-binding advisory vote of the Company’s stockholders, as described under “Golden Parachute Compensation (Proposal 2)” on page 52.

Golden Parachute Compensation

	Cash(1)	Equity(2)	Total
Name and Title	($)	($)	($)

Charlie Horsey	0	414,500	414,500
Chairman of the Board, Chief Executive Officer and President

Paul Trager	0	49,000	49,000
Chief Financial Officer

James R. Haughton	0	49,000	49,000
Senior Vice President - Controller

(1)	None of the named executive officers’ employment agreements provide for a cash payment solely as a result of a change in control (“single-trigger”) or a termination of employment following a change in control (“double-trigger”).

(2)	In accordance with the Merger Agreement and the terms of the equity awards granted to the named executive officers, outstanding equity awards held by named executive officers will be cancelled and cashed out upon completion of the Merger. Amounts in the table reflect only the value of unvested stock options and unvested restricted stock outstanding as of July 14, 2014, the vesting of which will be accelerated upon the consummation of the Merger based upon an assumed price per share of $2.80. The acceleration of the outstanding equity awards is deemed to be “single-trigger” because it will occur at the effective time of the Merger, regardless of whether the named executive officer’s employment is terminated.

Other Employee-Related Interests

As of the date of this proxy statement, other than the employment agreement with Charlie Horsey described above, neither the Company nor Buyer have entered into any employment agreements with our management in connection with the Merger, nor has the Company amended or modified any existing employment agreements.

Our Stockholders’ Rights of Appraisal

Under the General Corporation Law of the State of Delaware (the “DGCL”), you have the right to demand to receive payment in cash for the fair value of your shares as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights.

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This summary, however, is not a complete statement of all applicable requirements and is qualified by reference to Section 262 of the DGCL, the full text of which appears in Appendix C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than twenty (20) days before the stockholders’ meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

●	You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

●	You must not vote in favor of or consent to the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal.

All demands for appraisal should be addressed to ‘mktg, inc.’, 75 Ninth Avenue, New York, New York 10011, Attention: Secretary, must be delivered before the vote on the Merger Agreement is taken at the special meeting and must be executed by, or on behalf of, the record holder of the shares. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten (10) days after the effective time of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the Merger Agreement. At any time within sixty (60) days after the effective time of the Merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares. Within one hundred twenty (120) days after the effective date of the Merger, any stockholder who has complied with Section 262 shall, upon written request to the Surviving Corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the Surviving Corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one hundred twenty (120) days after the effective time of the Merger, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

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If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice, if so ordered by the Chancery Court, to stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, from the effective date of the Merger through the date of payment of the judgment, which shall be compounded quarterly and shall accrue at a default rate 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding (which do not include attorneys’ fees and fees and expenses of experts) may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within sixty (60) days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his, her or its shares pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than sixty (60) days after the effective time of the Merger may only be made with the written approval of the Surviving Corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just; provided that, at any time within sixty (60) days after the effective time of the Merger, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares.

In view of the complexity of Section 262, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal advisors.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Merger to the Company’s stockholders. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this proxy statement, regulations promulgated under the Code, administrative rulings by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect, so as to result in tax consequences different from those described below. For purposes of this summary, a “U.S. holder” is a beneficial owner of common stock that is (i) a citizen or an individual resident of the United States; (ii) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to the Company’s stockholders who are subject to special treatment under U.S. federal income tax law, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, holders that are properly classified as “partnerships” under the Code, dealers in securities, holders who hold their shares of our common stock as part of a hedge, straddle or conversion transaction, holders who acquired our common stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code, holders whose functional currency is not the U.S. dollar, and holders who do not hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code or who are otherwise subject to special tax treatment under the Code. Furthermore, this summary does not address the tax consequences of the Merger under state, local or foreign tax laws.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of our common stock should consult the holder’s individual tax advisors as to the particular tax consequences of the Merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

U.S. Holders

Exchange of Our Common Stock for Cash. A U.S. holder of our common stock receiving cash pursuant to the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (prior to reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in our common stock surrendered. Any such gain or loss generally will be capital gain or loss if our common stock is held as a capital asset immediately prior to the effective time of the Merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our common stock for more than one year prior to the effective time of the Merger. If the U.S. holder has held our common stock for one year or less prior to the effective time of the Merger, any capital gain or loss will be taxed as short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of our common stock and the cash that such U.S. holder receives will be allocated pro rata to each such block of our common stock. If a U.S. holder recognizes a loss that exceeds certain thresholds, such U.S. holder may be required to file a disclosure statement with the Internal Revenue Service.

In addition, U.S. holders that are individuals, estates or certain trusts will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which, in the case of individuals, will generally be $125,000, $200,000 or $250,000, depending on the individual’s circumstances). A U.S. person’s net investment income will generally include gain recognized in connection with the Merger.

Backup Withholding. Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a holder of our common stock is entitled pursuant to the Merger Agreement unless the holder provides a tax identification number (social security number or individual tax identification number in the case of an individual or employer identification number in the case of other holders), certifies that such number is correct, and certifies that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. holder of our common stock should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is satisfied in a manner satisfactory to the paying agent. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

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Non-U.S. Holders

Exchange of Our Common Stock for Cash. Any gain realized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes and the non-U.S. holder owned more than five percent of our common stock at any time during the five-years preceding the Merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the Merger under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the Merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. The Company believes it is not and has not been a “United States real property holding corporation” for U.S. federal income tax purposes.

Backup Withholding. Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a non-U.S. holder of our common stock is entitled pursuant to the Merger Agreement unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s United States federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

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THE MERGER AGREEMENT

This section of the proxy statement summarizes the material provisions of the Merger Agreement, but is not intended to be an exhaustive discussion of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not the summary set forth in this section or any other information contained in this proxy statement. The Company urges you to read the Merger Agreement carefully and in its entirety.

The summary of the Merger Agreement in this proxy statement has been included to provide you with information regarding some of its material provisions. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. Moreover, certain of those representations and warranties have been qualified by certain disclosures that we made to Buyer and Merger Sub in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. The Merger Agreement is described in, and included as an appendix to, this proxy statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding us, Buyer or our respective businesses. The representations and warranties in the Merger Agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

General; The Merger

The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement. After the completion of the Merger, the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer. If the Merger is completed, our common stock will no longer be publicly traded, will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of our common stock. Our Company will be a privately held corporation and our current stockholders will cease to have any ownership interest in the Company or rights as stockholders of the Company. Therefore, our current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from appreciation, if any, in the Company’s value.

Effective Time of Merger

The Merger will be completed and become effective at the time, which we refer to throughout this proxy statement as the “effective time of the Merger”, the Certificate of Merger is filed with the Secretary of State of the State of Delaware or any later time as the Company, Buyer and Merger Sub agree upon and specify in the certificate of Merger. The parties intend to complete the Merger on a date designated by Buyer no later than the fifth business day following the adoption of the Merger Agreement by the Company’s stockholders and satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement. The parties to the Merger Agreement expect to complete the Merger during the third calendar quarter of 2014. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined, if it is completed at all.

Certificate of Incorporation; Directors and Officers

At the effective time of the Merger, our certificate of incorporation will be amended to read in its entirety as set forth in Exhibit C to the Merger Agreement and, as so amended, will from and after the effective time of the Merger, be the certificate of incorporation of the surviving corporation of the Merger until thereafter amended. The by-laws of Merger Sub in effect immediately prior to the effective time of the Merger shall from and after the effective time of the Merger be the by-laws of the surviving corporation until thereafter amended.

From and after the effective time of the Merger, the directors and officers of Merger Sub immediately prior to the Merger will become the directors and officers, respectively, of the surviving corporation, and until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

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Conversion of Securities

Except for shares of our common stock owned immediately prior to the effective time of the Merger by the Company or Buyer or their respective subsidiaries, which will be cancelled without the payment of any consideration, and shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL (referred to in this section of the proxy statement as “dissenting shares”), at the effective time of the Merger, each share of common stock of the Company that is issued and outstanding immediately prior to the Merger shall, without any action on the part of the holder thereof, be converted into the right to receive, $2.80 in cash, without interest and less any applicable withholding taxes. At the effective time of the Merger, each share of common stock of the Company that is issued and outstanding will be cancelled automatically and cease to exist. All shares of Series D Preferred Stock will be converted to common stock prior to the effective time of the Merger at the conversion rate of approximately 2.1276 shares of common stock for each share of Series D Preferred Stock. As a result, holders of Series D Preferred Stock will receive consideration in the Merger solely with respect to the shares of common stock into which their Series D Preferred Stock is converted.

After the Merger is effective, each holder of a certificate representing any shares of our common stock will no longer have any rights with respect to such shares, except for the right to receive $2.80 in cash, without interest and less any applicable withholding taxes, per share, and except that holders of dissenting shares will have rights under Section 262 of the DGCL.

On and after the effective time of the Merger, Buyer shall deposit with paying agent cash in United States dollars sufficient to pay the Merger consideration for each holder of shares of our common stock entitled to payment thereof. As soon as reasonably practicable after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to each holder of record of our common stock. The letter of transmittal and instructions will instruct each holder how to surrender the stock certificates in exchange for the Merger Consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the Merger consideration until you: (i) surrender your stock certificate or certificates to the paying agent; or (ii) upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of book-entry shares, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The Merger Consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the surrendered certificate is accompanied by all documents required to evidence and effect that transfer. The person requesting such payment will pay any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establish to the satisfaction of Buyer and the paying agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Buyer, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold from the Merger Consideration payable to a holder of our common stock such amounts as it is required to deduct and withhold with respect to the payment of such consideration under applicable tax laws and the surviving corporation shall pay such withholding amounts to the appropriate taxing authorities. To the extent such withheld amounts are withheld, such withheld amounts will be treated for all purposes under the Merger Agreement as having been paid to the holder of our common stock.

Any portion of the Merger consideration which remains unclaimed by stockholders 12 months after the effective time of the Merger shall be delivered by the paying agent to Buyer upon demand, and any former stockholders who have not surrendered their shares in exchange for Merger Consideration shall thereafter look only to the Buyer for payment of the Merger Consideration, without any interest and less any applicable withholding taxes, subject to applicable abandoned property, escheat and similar laws.

Treatment of Options, Warrants and Restricted Stock

Pursuant to the Merger Agreement, all options that are outstanding immediately before the effective time of the Merger, whether or not then vested or exercisable, shall be cancelled and converted into the right to receive from Buyer and the surviving corporation, without interest and less any applicable withholding taxes, an amount in cash equal to the product of (i) the excess, if any, of $2.80 over the exercise price per share, multiplied by (ii) the number of shares of stock subject to the option, provided, however, that that certain option to purchase 400,000 shares of common stock at an exercise price of $2.00 per share issued to the Charlie Horsey, the Company’s Chief Executive Officer, which vests only upon a “Liquidity Event,” will be exchanged for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price only with respect to 200,000 shares subject to such stock option. The option will be canceled with respect to the remaining shares subject to such option without payment. Each restricted share of common stock under the Company’s equity plans that is outstanding as of the closing date will vest and be converted into the right to receive the Merger Consideration. The payments pursuant to this paragraph are subject to any applicable withholding taxes. Any option with an exercise price equal or greater than $2.80 per share of common stock will be canceled without payment.

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Pursuant to the Merger Agreement, all warrants that are outstanding immediately before the effective time of the Merger, whether or not then vested or exercisable, shall be cancelled and converted into the right to receive from Buyer and the surviving corporation, without interest and less any applicable withholding taxes, an amount in cash equal to the product of (i) the excess, if any, of $2.80 over the exercise price per share, multiplied by (ii) the number of shares of stock subject to the warrant.

Pursuant to the Merger Agreement, all of the restricted shares of the Company will vest and will entitle the holder to receive $2.80 for each such share upon the completion of the Merger, without interest and less any applicable withholding taxes.

Guarantee by Aegis Media Americas, Inc.

Aegis Media Americas, Inc., the direct parent entity of the Buyer and indirect parent of Merger Sub, has unconditionally and irrevocably guaranteed the complete and timely fulfillment of the payment (but not performance) obligations of the Buyer and Merger Sub set forth in the Merger Agreement.

Representations and Warranties

The representations, warranties and covenants of the Company contained in the Merger Agreement are the product of negotiations among the parties thereto and are solely for the benefit of Buyer and Merger Sub. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the Merger Agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Consequently, the representations and warranties of the Company in the Merger Agreement may not be relied upon by persons other than the parties thereto as characterizations of actual facts or circumstances as of the date of the Merger Agreement or as of any other date, nor may you rely upon them in making the decision to approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement. The Merger Agreement may only be enforced against us by Buyer and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties of the Company may change after the date of the Merger Agreement, which subsequent information may or may not be reflected fully in our public disclosures.

The representations and warranties of the Company in the Merger Agreement relate to, among other things:

●	corporate organization, good standing and corporate power and authority;

●	authority to enter into and consummate the transactions contemplated by the Merger Agreement;

●	capitalization;

●	the accuracy of the Company’s filed SEC reports and financial statements;

●	financial statements;

●	property; sufficiency of assets;

●	receivables and customers;

●	proprietary rights;

●	liabilities;

●	taxes;
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●	employees and employee benefits;

●	compliance with laws; governmental authorizations;

●	environmental matters;

●	legal proceedings;

●	material contracts;

●	insurance;

●	labor matters.

Many of the Company’s representations and warranties are qualified by the absence of a “Material Adverse Effect on the Acquired Corporations” which means, for purposes of the Merger Agreement, an event, change, violation, inaccuracy, circumstance or other matter if such event, change, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets, operations or financial performance of the Acquired Corporations (which is defined in the Merger Agreement as the Company and its subsidiaries) taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; but excluding any such event, change, development or occurrence to the extent resulting from (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, (ii) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole, (iii) conditions affecting the marketing industry generally, general national or international economic, financial or business conditions affecting generally the marketing industry, that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, (vi) the public announcement or the pendency of any of the Contemplated Transactions (as defined in the Merger Agreement); or compliance with the terms of, or the taking of any action required or contemplated by, the Merger Agreement; or the failure to take any action prohibited by the Merger Agreement, or any actions taken or failure to take action, in each case, which the Buyer or Merger Sub has approved, consented to or requested; or (vii) any legal proceedings made or brought by stockholders of Buyer or the Company (on their own behalf or on behalf of Buyer or the Company) against the Company, arising out of the transactions contemplated by the Merger Agreement.

The Merger Agreement also contains various representations and warranties made by Buyer and Merger Sub to that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

●	the corporate organization, good standing and corporate power and authority of Buyer and Merger Sub;

●	the authority of Buyer and Merger Sub to enter into and consummate the transactions contemplated by the Merger Agreement;

●	legal proceedings;

●	the accuracy of information supplied by Buyer and Merger Sub for inclusion in this proxy statement; and

●	the financial capability of Buyer and Merger Sub to pay the Merger consideration.
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Covenants of the Company

We have various obligations and responsibilities under the Merger Agreement from the date thereof until the effective time of the Merger, including, but not limited to, the following:

Conduct of Business Pending the Merger

During the period between the date of the Merger Agreement and the effective time of the Merger, we have agreed to, and have agreed to cause each of our subsidiaries to, conduct operations only in the ordinary course consistent with past practice, and to use our commercially reasonable efforts to maintain and preserve intact our business organization, to retain the services of our current officers and key employees, and to preserve the goodwill of our customers, suppliers and other persons with whom we have business relationships.

Subject to certain exceptions, the Merger Agreement also restricts us from taking (and permitting any of our subsidiaries from taking) certain actions, including but not limited to the following, during the period between the date of signing the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of Buyer or pursuant to existing contracts with our customers:

●	declare, set aside or pay any dividends on or make any other distributions in respect of our capital stock;

●	split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests;

●	purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any Acquired Corporation (which is defined in the Merger Agreement as the Company and its subsidiaries) or any options, warrants, calls or rights to acquire any such shares or other securities (including any stock options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock);

●	issue, deliver, sell, pledge, or otherwise encumber any shares of our capital stock, other than in certain limited circumstances;

●	amend or propose to amend our certificate of incorporation or by-laws or comparable organizational documents or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

●	acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof;

●	acquire any material assets or a license therefore other than in the ordinary course of business or incur any capital expenditures, or any obligations or liabilities in connection therewith, except pursuant to existing contracts or contracts entered into the ordinary course of business with clients of the Acquired Corporations, or that, in the aggregate, would not exceed $50,000 during any fiscal quarter;

●	enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or change, terminate or fail to exercise any right to renew any lease or sublease of real property;

●	sell, grant a license in, mortgage or otherwise encumber or subject to any encumbrance or otherwise dispose of any of its material properties or assets other than the sale of inventory and the granting of licenses in the ordinary course of business;

●	other than contract bonding requirements in the ordinary course of business or pursuant to Company credit agreements, repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;
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●	make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company and except for customary travel and other advances to employees and representatives in the ordinary course of business;

●	(a) pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or as required by their terms as in effect on the date of the Merger Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements of the Company included in the Company’s filings with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business, (b) waive, release, grant or transfer any right of material value under a material contract other than in the ordinary course of business or (c) commence any legal proceeding;

●	enter into any material contract except under certain limited circumstances;

●	enter into any material contract (a) except in the ordinary course of business but in no event requiring payment by the Acquired Corporations in excess of $100,000, (b) if consummation of the transactions contemplated by the Merger Agreement or compliance by the Company with the provisions of the Merger Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any encumbrance in or upon any of the material properties or assets of any Acquired Corporation or Buyer or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such material contract; (c) containing any restriction on the ability of any Acquired Corporation to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Buyer and its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

●	reduce or terminate any contract to which any Acquired Corporation is a party, or waive, release or assign any rights or claims thereunder, in each case at a cost to the Acquired Corporations in an amount greater than $50,000;

●	except as required by applicable law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of any Acquired Corporation or cause more than 20 Employment Losses (as defined in the Merger Agreement) to occur at any single site of employment;

●	hire any new employee at the level of manager or above or with an annual base salary in excess of $100,000, promote any employee except in order to fill a position vacated after the date of the Merger Agreement, or engage any independent contractor whose engagement may not be terminated by the Company on 30 days’ notice or less;

●	increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director, manager or independent contractor of any Acquired Corporation, except for increases in the ordinary course of business in base compensation for any employee, officer, director, manager or independent contractor that were communicated to such employee, officer, director, manager or independent contractor prior to the date hereof;

●	except as required to comply with applicable law, any contract or Company employee plan in effect on the date of the Merger Agreement, or as contemplated by the Merger Agreement, (A) pay to any employee, officer, director, manager or independent contractor of any Acquired Corporation any benefit not provided for under any contract or Company employee plan in effect on the date of the Merger Agreement, (B) grant any awards under any Company employee plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any contract or Company employee plan or awards made thereunder), (C) take any action to fund or in any other way secure the payment of compensation or benefits under any contract or Company employee plan, (D) take any action to accelerate the vesting or payment of any compensation or benefit under any contract or Company employee plan, (E) adopt, enter into or amend any Company employee plan other than offer letters entered into with new employees in the ordinary course of business that provide, except as required by applicable Law, for “at will employment” with no severance benefits or (F) make any material determination under any Company employee plan that is not in the ordinary course of business;

●	(A) fail to accrue a reserve in its books and records and financial statements in accordance with past practice for taxes payable by, or with respect to, the Acquired Corporations, (B) settle or compromise any legal proceeding relating to any material tax or (C) make or revoke any material tax election;
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●	except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in financial or Tax accounting methods, principles or practices;

●	take any action (or omit to take any action) if such action (or omission) would make or would reasonably be likely to result in (A) any representation and warranty of the Company set forth in the Merger Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

●	engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practices) to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practices) to be made in subsequent fiscal quarters or (C) any practice which would have the effect of postponing to subsequent fiscal quarters expenses by any Acquired Corporation that would otherwise be expected (based on past practices) to be accrued in prior fiscal quarters (including the current fiscal quarter); or

●	change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, in any material respect.

No Solicitation of Acquisition Proposals

Pursuant to the Merger Agreement, we and our subsidiaries are prohibited from and we must instruct and use commercially reasonable efforts to cause our representatives not to, directly or indirectly:

●	solicit, initiate, knowingly encourage or facilitate the making, submission or announcement of, an Acquisition Proposal (as defined below) or take any action that would reasonably be expected to lead directly to an Acquisition Proposal;

●	furnish any information regarding any of the Acquired Corporations to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;

●	engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

●	approve, endorse or recommend an Acquisition Proposal; or

●	enter into any Acquisition Agreement (as defined below).

Notwithstanding the foregoing, prior to the adoption of the Merger Agreement by the holders of our common stock and Series D Preferred Stock, we are not prohibited from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any person in response to a Superior Proposal (as defined below) or an Acquisition Proposal that our Board reasonably believes is likely to result in a Superior Proposal if (1) neither the Company nor any representative of any of the Acquired Corporations shall have breached any of the non-solicitation provisions of the Merger Agreement, (2) our Board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for our Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (3) at least 24 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such person, the Company gives the Buyer written notice of the identity of such person, the material terms thereof and any term sheet, letter of intent or similar document and draft acquisition agreement or financing documents related thereto and the Company’s intention to furnish nonpublic information to, or enter into discussions with, such person, and the Company receives from such person an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of the Company, and (4) at least 24 hours prior to furnishing any such nonpublic information to such person, the Company furnishes such nonpublic information to the Buyer (to the extent such nonpublic information has not been previously furnished or made available by the Company to the Buyer).

We are also required to promptly (and in no event later than three business days after receipt of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal) advise the Buyer orally and in writing of any Acquisition Proposal or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal, inquiry, or indication of interest, and the material terms thereof) that is made or submitted by any person prior to the closing of the Merger, and shall provide the Buyer with any relevant documentation related thereto, including but not limited to, proposed merger or other acquisition agreements, financing document, letters, or commitments. We are also required to keep the Buyer reasonably informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

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An “Acquisition Proposal” is defined in the Merger Agreement as any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by the Buyer) contemplating or otherwise relating to any Acquisition Transaction. An “Acquisition Transaction” is defined in the Merger Agreement as any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation or party thereto or any of the Acquired Corporations’ securities are the subject thereof, (ii) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (b) any sale (other than sales of inventory or assets in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory or assets in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Company.

An “Acquisition Agreement” is defined in the Merger Agreement as any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

A “Superior Proposal” is defined in the Merger Agreement as a bona fide written Acquisition Proposal made by a third party (in the absence of a breach of the non-solicitation provisions of the Merger Agreement) that the Board determines, in its good faith judgment, (a) after consultation with its independent financial advisor, to be more favorable from a financial point of view to the Company’s stockholders than the terms of the Merger or, if applicable, any proposal by the Buyer to amend the terms of the Merger Agreement, taking into account all the terms and conditions of such proposal and the Merger Agreement (including, but not limited to, (i) the expected timing and likelihood of consummation, (ii) any governmental, regulatory and other approval requirements and (iii) any terms relating to break-up fees and expense reimbursement) and (b) to be reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not committed; provided, further, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “80%.”

Recommendation and Recommendation Change

Our Board of Directors resolved to recommend that our stockholders approve the Merger Agreement and directed us to include its recommendation in this proxy statement. Pursuant to the Merger Agreement, neither our Board nor any board committee may (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Buyer or Merger Sub, its recommendation, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) after the public announcement of the submission of an Acquisition Proposal, fail to publicly reaffirm its recommendation within 10 business days after Buyer so requests in writing, (D) fail to recommend against any Acquisition Proposal pursuant to Regulation 14D under the Exchange Act, or (E) fail to include its recommendation in this proxy statement (any action described in clauses (A) through (E), a “Recommendation Change”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement.

The foregoing restrictions notwithstanding, at any time prior to the adoption of the Merger Agreement by our stockholders, our Board of Directors may make a Recommendation Change if our Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and determines in good faith (after consultation with its independent financial advisors and legal counsel) that such action is required in order for the Board to comply with its fiduciary obligations to our stockholders under applicable law, provided that

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●	the Company has not breached any of its obligations under the Section of the Merger Agreement prohibiting us from soliciting Acquisition Proposals;

●

the Company shall have given Buyer at least two business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal and the identity of the party making such Superior Proposal) and, no later than the time of such notice, provided Buyer a copy of the relevant proposed transaction agreement and other material documents with the party making such Superior Proposal;

●	if requested by Buyer, the Company shall have negotiated in good faith with Buyer during such two business day notice period to enable Buyer to propose changes to the terms of the Merger Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal;

●	our Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel), any changes to the Merger Agreement proposed by Buyer and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect; and

●	in the event of any change to the financial terms of such Superior Proposal, the Company shall, in each case, have delivered to Buyer an additional notice and copies of the relevant proposed transaction agreement and other material documents and the two (2) business day notice period shall have recommenced.

Stockholder Approval; Proxy Statement

The Merger Agreement requires us to prepare a draft of the proxy statement, provide Buyer with reasonable opportunity to review such draft and provide comments, and file the proxy statement with the SEC. The Merger Agreement requires us to use commercially reasonable efforts to cause the definitive proxy statement to be mailed to stockholders as promptly as practicable after filing with the SEC.

The Merger Agreement also requires us to hold a meeting of stockholders within 30 calendar days after the date of mailing of the definitive proxy statement for the purpose of voting on adoption of the Merger. Subject to certain exceptions set forth in the Merger Agreement and described above under “Recommendation and Recommendation Change” we have agreed to use commercially reasonable efforts to take all actions necessary or advisable to secure the approval of our stockholders to effect the Merger.

Covenants of Buyer and/or Merger Sub

Indemnification and Insurance

The Company shall, and if the Company is unable to the Buyer shall, at no cost to the covered parties, purchase one or more, prepaid policies to provide to each Covered Party an insurance and indemnification policy that provides for six years from the effective time of the Merger, coverage for events occurring prior to the effective time of the Merger in amount and scope that is no less favorable to the covered parties than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage for the period of six years from the effective time of the Merger; provided, however, that the total cost to the Company for such prepaid policies shall not exceed 300% of the current annual premium.

Certain Covenants of Each Party

Approvals and Consents

The parties agreed to cooperate with each other and use their commercially reasonable efforts to obtain all required consents, approvals or other authorizations, including, without limitation, all consents of governmental entities and certain other consents.

Public Announcements

The Merger Agreement requires Company and Buyer to obtain the other party’s prior consent (which consent will not be unreasonably withheld) before issuing any press releases or otherwise making any public statements with respect to the Merger Agreement or the transactions contemplated thereby, except that no such consent is necessary to the extent disclosure may be required by law, order or applicable stock exchange or any listing agreement of any party thereto, and either party may make public statements consistent with prior public disclosures regarding the transactions contemplated by the Merger Agreement.

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Conditions to the Completion of the Merger

Conditions to the obligations of each of the parties to complete the Merger include:

●	a majority of the Company’s outstanding shares of common stock and a majority of the Company’s outstanding shares of Series D Preferred Stock have voted in favor of the Merger;

●	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Law enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger; and

●	there shall not be pending or any threatened legal proceeding by a governmental body challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

Conditions to Buyer’s and Merger Sub’s obligations to complete the Merger include the satisfaction or waiver of the following additional conditions:

●	the representations and warranties of the Company contained in the Merger Agreement shall have been accurate in all respects as of the date of the Merger Agreement and shall be accurate in all respects as of the closing date as if made on and as of the closing date (except as to (i) such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date, and (ii) any update of or amendment or modification to the Company disclosure schedule made or purported to have been made after the date of the Merger Agreement will be disregarded) except where the failure to be accurate (disregarding all qualifications contained therein relating to materiality or a Material Adverse Effect on the Acquired Corporations) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations (other than with respect to the Company’s representations regarding its good standing and corporate authority, which shall not be subject to any materiality standard, and the Company’s representations regarding its capitalization which shall be accurate in all respects other than where the failure to be accurate would increase the total merger consideration by more than a de minimis amount);

●	the Company shall have performed in all material respects all obligations and covenants required to be complied with under the Merger Agreement;

●	there shall not have been instituted, pending or overtly threatened in writing, indicating a present intention and capability to initiate, any action or proceeding by or before any governmental body that has resulted or is reasonably likely to make the consummation of the Merger illegal or otherwise prohibit or interfere with the consummation of the Merger, except for any legal proceedings made or brought by any stockholders of the Company (on their own behalf or on behalf of the Company) arising out of the transactions contemplated by the Merger Agreement;

●	no Material Adverse Effect on the Acquired Corporations shall have occurred;

●	stockholders representing no more than five percent our common stock issued and outstanding immediately prior to the effective time of the Merger shall continue to have a right to exercise appraisal or similar rights under Delaware law; and

●	the Company shall have available cash in an amount of not less than $8,000,000 at the effective time of the Merger after giving effect to the contemplated transactions, provided that such amount may be reduced by up to $2,000,000 in fees and expenses paid by the Company in connection with the Merger. For purposes of this condition, available cash includes certain client receivables that the Company is entitled to sell to Citibank under a vendor financing program available to such client’s vendors.

Conditions to our obligations to complete the Merger include the satisfaction or waiver of the following conditions:

●	the representations and warranties of Buyer and Merger Sub shall be true and correct in all material respects on and as of the closing; and

●	Buyer and Merger Sub have performed in all material respects all obligations and covenants required to be performed by or complied with by them under the Merger Agreement.
49

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether or not our stockholders have adopted the Merger Agreement:

●	by mutual written agreement of Buyer and us;

●	by either Buyer or us if:

●	the Merger has not been consummated on or before November 15, 2014 (the “Outside Date”), unless the breach of the Merger Agreement by the party seeking to terminate resulted in the failure to consummate the Merger by the Outside Date;

●	if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

●	the adoption of the Merger Agreement by our stockholders was not obtained at the special meeting (or adjournment or postponement of the meeting).

●	by us if:

●	a breach of a representation, warranty, covenant or agreement by Buyer or Merger Sub has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not cured or capable of being cured by the earlier of the Outside Date or within 30 days of notice from us, subject to certain limitations; or

●	prior to obtaining the approval of our stockholders to the Merger Agreement, our Board of Directors authorizes us, subject to complying with the terms of the Merger Agreement, to terminate the Merger Agreement in connection with a Superior Proposal, provided that we have paid the termination fee described below to Buyer.

●	by Buyer if:

●	a breach by us of a representation, warranty, covenant or Agreement has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not cured or capable of being cured by the earlier of the Outside Date or within 30 days of notice from Buyer, subject to certain limitations;

●	a Company Triggering Event (as defined below) has occurred;

●	any Material Adverse Effect on the Acquired Corporations shall have occurred; or

●	stockholders representing more than 5% of the issued and outstanding common stock shall continue to have the right to exercise appraisal or similar rights under the DGCL.

A “Company Triggering Event” shall be deemed to have occurred if, prior to the effective time of the Merger, any of the following shall have occurred: (a) our Board or any committee thereof shall have for any reason effected a Recommendation Change or resolved to do so; (b) we have failed to include in the proxy statement the Board Recommendation (as defined in the Merger Agreement); (c) our Board fails to reaffirm (without material qualification, which would be viewed by a reasonable stockholder as having the effect of failing to reaffirm the Board Recommendation) the Board Recommendation, or fails to publicly state the Merger is in the best interests of the Company’s stockholders, within 10 business days after Buyer requests, in writing, after the public announcement of the submission of an Acquisition Proposal, that such action be taken; (d) our Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal (whether or not a Superior Proposal); (e) the Company shall have entered into any acquisition agreement (whether or not relating to a Superior Proposal); or (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal with ten (10) Business Days after such Acquisition Proposal is announced or (h) any of the Acquired Corporations or any representative of any of the Acquired Corporations shall have breached any of the non-solicitation provisions set forth in the Merger Agreement.

50

Effect of Termination; Fees and Expenses

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the Board of Directors of the Company or a termination of the Merger Agreement by the Company to enter into an agreement for a Superior Proposal, the Company will pay the Buyer a cash termination fee of $2.08 million. The Merger Agreement also provides that upon termination of the Merger Agreement as a result of the failure of Company’s stockholders to approve the Merger Agreement at the special meeting where the Company’s stockholders have voted on a proposal to adopt the Merger Agreement, the Company will pay Buyer an amount equal to its reasonably documented transaction related expenses in an amount not to exceed $500,000.

We must also pay the Buyer a cash termination fee of $2.08 million if (A) Buyer terminates the Merger Agreement as a result of the breach of our obligations or representations or warrantees under the Merger Agreement, either Buyer or we terminate the Merger Agreement because of the failure of the Merger to occur by the Outside Date or because after the special meeting is held, the Merger Agreement is not approved by our stockholders, (B) prior to the time of termination, an Acquisition Proposal with respect to the Company shall have been made to our Board or the Company or publicly announced, and (C) the Company enters into an Acquisition Agreement with respect to, or consummates, an Acquisition Transaction within 12 months following the date the Merger Agreement is terminated (except that for these purposes, each reference in the definition of Acquisition Transaction in this proxy statement to “15%” will instead be “50%”).

Except as described above, all fees, expenses and costs incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the Merger is consummated. The expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of the Company’s stockholders, and all filing and other fees paid to the SEC will be borne by the Company.

Amendment; Extension; Waiver

The Merger Agreement may be amended in writing by each of the parties to the agreement at any time prior to the effective time of the Merger, so long as following the adoption of the Merger Agreement there shall be no amendment which by law would require further approval by the holders of our common stock.

THE VOTING AGREEMENTS

Concurrently and in connection with the execution of the Merger Agreement, the Buyer entered into voting agreements (the “Voting Agreements”) with Rutabaga Capital Management LLC, affiliates of Union Capital Corporation, and certain directors and members of management of the Company, including all of the holders of the Company’s Series D Preferred Stock. Pursuant to the Voting Agreements such stockholders agreed to vote their respective shares of common stock and Series D Preferred Stock (i) in favor of the adoption of the Merger Agreement and the Merger and each of the other actions contemplated by the Merger Agreement, (ii) against any proposal or transaction in opposition to the consummation of the Merger or any other transactions contemplated by the Merger Agreement and (iii) against any other action or agreement that could reasonably be expected to interfere with or delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

In addition, pursuant to the Voting Agreement entered into by the holders of the Company’s Series D Preferred Stock, such stockholders agreed to convert (i) approximately 23.5% of their shares of Series D Preferred Stock into shares of the Company’s common stock prior to the record date establishing the right to vote at the Company’s special meeting of stockholders to consider the Merger, and (ii) their remaining shares of Series D Preferred Stock into shares of the Company’s common stock immediately prior to the effective time of the Merger. The Voting Agreements terminate upon termination of the Merger Agreement and certain other specified events.

Company stockholders party to the Voting Agreements hold an aggregate of approximately 45% of the shares of the Company’s common stock, as well as 100% of the shares of Series D Preferred Stock, in each case calculated as of the record date for establishing the right to vote at the special meeting, that are expected to be outstanding as of the record date. The Voting Agreements also restrict the transfer of shares owned by the stockholders parties thereto.

51

GOLDEN PARACHUTE COMPENSATION (PROPOSAL 2)

The Dodd-Frank Wall Street and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21(c) under the Exchange Act require us to provide our stockholders with the opportunity to vote to approve on a non-binding, advisory basis the compensation that may be paid or payable to our named executive officers that is based on or otherwise relates to the Merger (also known as “golden parachute” compensation).

Accordingly, we are requesting that the holders of our common stock approve the following resolution:

“RESOLVED, that the stockholders of ‘mktg, inc.’ approve, on a non-binding advisory basis, the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the proxy statement relating to our special meeting in the table entitled “Golden Parachute Compensation,” including the related narrative discussion contained in the footnotes thereto, the agreements or understandings pursuant to which such compensation may be paid or become payable.

Approval of Proposal No. 2 is not a condition to the completion of the Merger. As this is an advisory vote, the result will not be binding on us or the Buyer, or the Board of Directors or Buyer. Accordingly, such compensation, including amounts that we are obligated to pay could still be payable regardless of the outcome of this advisory vote, subject only to the conditions applicable thereto. Proxies submitted without discretion pursuant to this solicitation will be voted “FOR” the approval of the compensation to be paid to our named executive officers that is based on or otherwise relates to the Merger, as disclosed in this proxy statement.

Vote Required and Board of Directors Recommendation

The approval on a non-binding, advisory basis of the compensation that may be paid or payable to our named executive officers that is based on or otherwise relates to the Merger requires the affirmative vote of stockholders holding a majority in voting power of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon.

Our Board of Directors recommends that our stockholders vote “FOR” the approval on a non-binding, advisory basis of the compensation that may be paid or payable to our named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to the compensation disclosure rules of the SEC.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

Adjournment of the Special Meeting

In the event that the number of shares of the Company’s common stock and Series D Preferred Stock present in person and represented by proxy at the special meeting and voting “FOR” the Merger is insufficient to approve the Merger proposal, the Company may move to adjourn the special meeting in order to enable the Company’s Board of Directors to solicit additional proxies in favor of the approval of the Merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the Merger proposal requires the affirmative vote of stockholders holding a majority in voting power of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon, whether or not a quorum is present.

Our Board of Directors recommends that holders of our common stock vote “FOR” our adjournment proposal, if necessary, to solicit additional proxies.

MARKET PRICE

Our common stock is currently traded on the over-the-counter market under the symbol “CMKG” and is quoted on the OTCQB market tier of the electronic quotation system operated by OTC Markets Group, Inc. The following table sets forth the high and low bid prices as reported by the OTC Marketplace. The quoted prices represent only prices between dealers on each trading day as submitted from time to time by certain of the securities dealers wishing to trade in our common stock, do not reflect retail markups, mark-downs or commissions, and may differ substantially from prices in actual transactions.

52

	High	Low

Fiscal Year 2014
Fourth Quarter	$1.28	$1.00
Third Quarter	$1.30	$1.01
Second Quarter	$1.30	$0.92
First Quarter	$1.40	$1.08

Fiscal Year 2013
Fourth Quarter	$1.41	$0.96
Third Quarter	$1.18	$0.93
Second Quarter	$1.29	$0.97
First Quarter	$1.10	$0.67

As of July 14, 2014, there were 9,878,681 shares of our common stock issued and outstanding and 1,911,054 shares of our Series D Preferred Stock issued and outstanding.

On May 23, 2014, the last trading day prior to the date of the first public announcement of the execution of the Merger Agreement, the last sale price for the Company’s common stock as reported on the OTCQB market tier of the electronic quotation system operated by OTC Markets Group, Inc. was $1.05 per share. On July 14, 2014, the last trading day for which information was available prior to the date of the printing of this proxy statement, the last sale price for the Company’s common stock as reported on the OTCQB market tier of the electronic quotation system operated by OTC Markets Group, Inc. was $2.69 per share. The Company’s stockholders should obtain a current market quotation for the Company’s common stock before making any decision with respect to the Merger. On July 14, 2014 (the record date for stockholders entitled to vote at the special meeting), there were approximately 75 holders of record of the Company’s common stock.

No cash dividends have ever been declared or paid on our common stock. In addition, the terms of our credit facility and the Series D Preferred Stock restrict our ability to pay cash dividends on our common stock. We intend to retain earnings, if any, to finance future operations and expansion and do not expect to pay any cash dividends in the foreseeable future.

53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 14, 2014 with respect to stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock, (ii) each of the Company’s Directors and executive officers named in the summary compensation table, and (iii) the Company’s Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)

(i)	Beneficial Owners of More Than 5% of the Common Stock (Other Than Directors, Nominees and Executive Officers)

	UCC-mktg Investment, LLC	6,632,434	(2)	43.5%
	UCC-mktg Partners, LLC
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	James C. Marlas	6,819,593	(3)	44.7%
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Rutabaga Capital Management LLC	1,541,531	(4)	17.9%
	64 Broad Street, 3rd Floor
	Boston, MA 02109

(ii)	Directors, Nominees and Executive Officers

	Charlie Horsey	1,715,891	(5)	17.3%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Reis L. Alfond	0	(6)	*
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Richard L. Feinstein	10,000		*
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Jay Landauer	0	(7)	*
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Marc C. Particelli	1,250,287	(8)	13.3%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Paul Trager	311,599	(9)	3.5%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	James R. Haughton	234,421	(10)	2.7%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

(iii)	All Directors and Executive Officers as a Group (7 persons)	3,522,198	(11)	32.0%
54

*	Less than 1%.
(1)	All information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise available to the Company, and based on 9,878,681 shares of common stock on July 14, 2014.
(2)	Based solely on a Schedule 13D/A filed with the SEC on May 30, 2014 and the conversion of Series D Preferred Stock effected subsequent thereto pursuant to the Voting Agreement entered into by UCC-mktg Investment, LLC in connection with the Merger Agreement. Includes 3,468,360 shares of common stock issuable upon conversion of 1,630,129 shares of Series D Preferred Stock and 2,095,000 shares of common stock issuable upon exercise of warrants held directly by UCC-mktg Investment, LLC, which is managed by UCC-mktg Partners, LLC (“UCC Partners”). James C. Marlas, as Managing Director and member of UCC Partners, has voting and investment control over these shares.
(3)	Based solely on a 13D/A filed with the SEC on May 30, 2014 and the conversion of Series D Preferred Stock effected subsequent thereto pursuant to the Voting Agreement entered into by UCC-mktg Investment, LLC in connection with the Merger Agreement. Consists of shares of common stock held directly by UCC-mktg Investment, LLC as disclosed in note (2) above, as well as (i) 152,159 shares of common stock owned by the James C. Marlas 2007 Charitable Remainder UniTrust, of which Mr. Marlas and his wife are the lifetime beneficiaries and Mr. Marlas is the sole trustee; (ii) 15,000 shares of common stock owned by the James C. Marlas Revocable Trust dated 11/09/07, of which Mr. Marlas is the sole owner and beneficiary; and (iii) 20,000 shares of common stock owned by an individual retirement account for the benefit of Mr. Marlas.
(4)	Based upon representations of Rutabaga in the Voting Agreement it executed in connection with the Merger Agreement. Includes 219,854 shares as to which Rutabaga shares voting authority.
(5)	Includes 33,750 shares of restricted stock that are subject to forfeiture, 162,643 shares of common stock issuable upon conversion of 76,442 shares of Series D Preferred Stock, warrants to purchase 98,251 shares of common stock, and 741,963 shares of common stock issuable upon exercise of immediately exercisable options. Does not include 600,000 shares of common stock issuable upon exercise of options that are not currently exercisable.
(6)	Mr. Alfond is a director and member of UCC Partners and disclaims beneficial ownership of the shares held by it.
(7)	Mr. Landauer is a director and member of UCC Partners and disclaims beneficial ownership of the shares held by it.
(8)	Includes 70,000 shares of common stock issuable upon exercise of immediately exercisable options, 365,946 shares of common stock issuable upon conversion of 171,995 shares of Series D Preferred Stock, warrants to purchase 221,064 shares of common stock, and 18,300 shares of common stock owned by Mr. Particelli’s IRA. Does not include 39,030 shares of common stock issuable upon conversion of 19,111 shares of Series D Preferred Stock and exercise of warrants to purchase 24,563 shares of common stock owned by the Marc C. Particelli 2006 Family Trust (the “Trust”) or 26,500 shares of common stock owned by the Trust. The beneficiaries of the Trust are Mr. Particelli’s children, and Mr. Particelli’s wife is a trustee of the Trust. Mr. Particelli disclaims beneficial ownership of the shares held by the Trust.
(9)	Includes 23,838 shares of restricted stock subject to forfeiture.
(10)	Includes 17,500 shares of restricted stock subject to forfeiture.
(11)	Includes 526,589 shares of common stock issuable upon conversion of Series D Preferred Stock, 1,369,933 shares of common stock issuable upon exercise of immediately exercisable options, 319,315 shares of common stock issuable upon exercise of immediately exercisable warrants and 75,088 shares of restricted stock subject to forfeiture.
55

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholders’ meetings, if and when they occur. Pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act, to be included in the proxy statement for our next Annual Meeting of Stockholders, stockholder proposals must be received by us at our principal executive office a reasonable time before we begin to print and send proxy materials for such meeting. In addition, our By-Laws establish advance notice procedures with regard to certain matters, including director nominations and stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Stockholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (if applicable), he or she may contact Okapi Partners, our proxy solicitor, by calling toll-free at (855) 208-8901, or by e-mail to info@okapipartners.com. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this proxy statement, you can request householding by contacting us in the same manner. If you own your shares of our common stock through a bank, broker or other stockholder of record, you can request additional copies of this proxy statement or request householding by contacting the stockholder of record.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC. You may also obtain the Company’s reports, proxy statements and other information filed with the SEC at the Company’s website, located at www.mktg.com.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Requests for copies of our filings should be directed to ‘mktg, inc.’, 75 Ninth Avenue, New York, New York 10011, Attention: Corporate Secretary, Telephone: (212) 366-3400.

These documents are also available at the Company’s website, located at www.mktg.com.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated July 15, 2014. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

No other matters are intended to be brought before the special meeting by the Company, and we do not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

If you have questions about the special meeting or the Merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Okapi Partners, our proxy solicitor, by calling toll-free at (855) 208-8901, or by e-mail to info@okapipartners.com.

56

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among:

Aegis Lifestyle, Inc.,
a Delaware corporation;

Morgan Acquisition, Inc.,
a Delaware corporation; and

‘mktg, inc.’
a Delaware corporation

Dated as of May 27, 2014

SECTION 1	THE MERGER	A-1

1.1	Merger of Merger Sub into the Company	A-1
1.2	Effect of the Merger	A-1
1.3	Closing; Effective Time	A-2
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	A-2
1.5	Conversion of Securities	A-2
1.6	Dissenting Shares	A-4
1.7	Company Determinations, Approvals and Recommendations	A-4

SECTION 2	EXCHANGE OF SECURITIES	A-5

2.1	Exchange of Certificates	A-5
2.2	Stock Transfer Books	A-7
2.3	Further Action	A-7

SECTION 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-7

3.1	Organization and Good Standing	A-7
3.2	Authority; No Conflict	A-8
3.3	Capitalization	A-9
3.4	SEC Reports	A-11
3.5	Financial Statements	A-13
3.6	Property; Sufficiency of Assets	A-14
3.7	Receivables, Customers	A-14
3.8	Real Property; Equipment; Leasehold	A-15
3.9	Proprietary Rights	A-15
3.10	No Undisclosed Liabilities	A-20
3.11	Taxes	A-20
3.12	Employees and Employee Benefits	A-25
3.13	Compliance with Laws; Governmental Authorizations	A-28
3.14	Environmental Matters	A-29
3.15	Legal Proceedings	A-29
3.16	Absence of Certain Changes and Events	A-29
3.17	Contracts; No Defaults	A-31
3.18	Performance of Services	A-34
3.19	Insurance	A-34
3.20	Labor Matters	A-35
3.21	Reserved	A-36
3.22	Interests of Officers, Directors and Managers	A-36
3.23	Anti-Takeover Law	A-36
3.24	Opinion of Financial Advisor	A-36
3.25	Brokers; Fees and Expenses	A-36
3.26	Disclosure	A-37
3.27	No Discussions	A-37
3.28	No Other Representations or Warranties	A-37
i

SECTION 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-38

4.1	Organization and Good Standing	A-38
4.2	Authority; No Conflict	A-38
4.3	Legal Proceedings	A-39
4.4	Proxy Statement	A-39
4.5	Funds	A-39
4.6	Ownership and Activities of Merger Sub	A-40
4.7	Ownership of Company Common Stock	A-40

SECTION 5	COVENANTS	A-40

5.1	Access and Investigation	A-40
5.2	Pre-Closing Operations; Notification Obligations	A-41
5.3	No Solicitation of Acquisition Proposals	A-46
5.4	Stockholder Approval and Proxy Statement	A-49
5.5	Regulatory Approvals	A-50
5.6	Control of Other Party’s Business	A-50
5.7	Disclosure	A-50
5.8	Section 16 Matters	A-51
5.9	Company Equity Awards; Warrants; Termination and Release Agreements	A-51
5.10	Indemnification of Officers and Directors, etc	A-52
5.11	Takeover Statutes	A-52
5.12	Merger Sub Compliance	A-53
5.13	Resignation of Directors	A-53
5.14	Tax Returns	A-53

SECTION 6	CONDITIONS TO THE MERGER	A-53

6.1	Conditions to Each Party’s Obligation to Effect the Merger	A-53
6.2	Conditions to Obligations of Parent and Merger Sub	A-53
6.3	Conditions to Obligations of the Company	A-55

SECTION 7	TERMINATION	A-56

7.1	Termination	A-56
7.2	Effect of Termination	A-58
7.3	Expenses; Termination Fees	A-58

SECTION 8	MISCELLANEOUS PROVISIONS	A-59

8.1	Amendment	A-59
8.2	Remedies Cumulative; Waiver	A-59
8.3	No Survival	A-60
8.4	Entire Agreement	A-60
8.5	Execution of Agreement; Counterparts; Electronic Signatures	A-60
8.6	Governing Law	A-61
8.7	Consent to Jurisdiction; Venue	A-61
8.8	WAIVER OF JURY TRIAL	A-61
8.9	Disclosure Schedules	A-61
8.10	Attorneys’ Fees	A-61
ii

8.11	Assignments and Successors	A-61
8.12	No Third Party Rights	A-61
8.13	Notices	A-62
8.14	Cooperation; Further Assurances	A-62
8.15	Construction; Usage	A-63
8.16	Enforcement of Agreement	A-64
8.17	Severability	A-64
8.18	Time of Essence	A-64

Exhibit A	Certain Definitions
Exhibit B	Form of Voting Agreement
Exhibit C	Certificate of Incorporation of Company at the Effective Time
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AGREEMENT AND PLAN OF MERGER

               This Agreement and Plan of Merger (“Agreement”) is made and entered into as of May 27, 2014, by and among: Aegis Lifestyle, Inc., a Delaware corporation (“Parent”); Morgan Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and ‘mktg, inc.’, a Delaware corporation (“Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

               WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (“DGCL”) (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

               WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger;

               WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company listed on Annex A hereto are entering into Voting Agreements with Parent substantially in the form attached hereto as Exhibit B (each, a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which such stockholders have made certain agreements with respect to the voting of their shares of Company Common Stock or Company Series D Preferred Stock, as applicable, and in the case of the Company Series D Preferred Stock, have irrevocably elected to convert their shares of Company Series D Preferred Stock to Company Common Stock, immediately prior to, and contingent upon the occurrence of, the Effective Time.

Agreement

               The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

THE MERGER

               1.1          Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company shall continue as the surviving corporation (the “Surviving Corporation”).

               1.2          Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

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               1.3          Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Parent, 150 East 42nd Street, New York, New York 10017, at 10:00 a.m. Eastern time on a date to be designated by Parent (the “Closing Date”), which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the “Secretary of State”). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of the parties. The date and time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

               1.4          Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

                                      (a)          the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically to the form of certificate of incorporation attached hereto as Exhibit C, and, as so amended and restated, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable provisions of the DGCL and such certificate of incorporation;

                                      (b)          the Bylaws of the Surviving Corporation shall be amended and restated (subject to Section 5.10) to be identical to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                                      (c)          the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

               1.5          Conversion of Securities.

                                      (a)          At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Merger Sub:

                                               (i)          any shares of Company Common Stock (sometimes hereinafter referred to as “Shares”) then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefore;

                                               (ii)         any Shares then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefore;

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                                               (iii)        except as provided in clauses “(i)” and “(ii)” above, and other than with respect to Dissenting Shares, each share of Company Common Stock then outstanding, including those shares of Company Common Stock issued to holders of Company Series D Preferred Stock (whose shares will be converted into Company Common Stock pursuant to the terms and provisions of the Voting Agreement to which they are a party) shall be converted into the right to receive $2.80 in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all such Shares shall no longer be outstanding and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Section 2.1, the Merger Consideration pursuant to this Section 1.5(a); and

                                               (iv)        each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

                                      (b)         If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Company Series D Preferred Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time.

                                      (c)          At the Effective Time, each option (each, a “Stock Option”) to purchase Shares granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of Company or otherwise, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be canceled and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (x) the total number of Shares subject to such Stock Option immediately prior to the Effective Time, which in the case of the Liquidity Option shall be 200,000 shares of Company Common Stock and (y) the excess of the Merger Consideration over the exercise price per Share subject to such Stock Option, less the amount of any required withholding Tax. Any Stock Option that has an exercise price equal to or more than the Merger Consideration and any portion of the Liquidity Option not referenced in clause (x) above, shall be canceled at the Effective Time, without any payment.

                                      (d)         At the Effective Time, each Company Warrant that is outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (x) the total number of Shares subject to such Company Warrant immediately prior to the Effective Time and (y) the excess of the Merger Consideration over the exercise price per Share subject to such Company Warrant, less the amount of any required withholding Tax. If any Company Warrant has an exercise price equal to or more than the Merger Consideration, it will be canceled at the Effective Time, without any payment.

                                      (e)         Company shall take all actions necessary or appropriate to ensure that, as of the Effective Time, (i) the Company Equity Plans shall terminate and (ii) no holder of Stock Options, and no participant in any Company Equity Plan and no holder of Company Warrants shall have any rights to acquire, or other rights in respect of, the capital stock of Company, the Surviving Corporation or any of their Subsidiaries.

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                                      (f)          Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Equity Plans) shall adopt such resolutions or take such other actions as may be necessary or appropriate to effect the transactions described in clauses (a) through (e) of this Section.

               1.6          Dissenting Shares. To the extent required by Law and notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by a Person who shall not have voted to adopt this Agreement and who properly exercises and perfects appraisal rights for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into a right to receive the applicable Merger Consideration as described in Section 1.5, but shall be converted into the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Dissenting Shares shall cease and such Shares shall be deemed canceled and converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 1.5, without interest. The Company shall give Parent (a) prompt notice of any written demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company and (b) the opportunity to direct in compliance with all applicable Laws all negotiations and proceedings with respect to demands for appraisals under the DGCL. The Company shall not, except with prior written consent of Parent, (i) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (ii) offer to settle, or settle, any such demands, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or (iv) agree to do any of the foregoing.

               1.7          Company Determinations, Approvals and Recommendations. The Company hereby approves of and consents to the Merger and represents and warrants to Parent and Merger Sub that the Company Board has, at a meeting duly called and held prior to the execution of this Agreement, unanimously (a) determined that this Agreement, including the Merger, is advisable, (b) declared that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company’s stockholders, (c) approved this Agreement and the transactions contemplated hereby, including the Merger and the Voting Agreements, (d) directed that the adoption of this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting, and (e) resolved to recommend that the Company’s stockholders adopt this Agreement (such recommendation, the “Board Recommendation”). The Company hereby consents to the inclusion of the foregoing determinations and approvals in the Proxy Statement, and, subject to Section 5.3(e), the Company hereby consents to the inclusion of the Board Recommendation in the Proxy Statement.

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SECTION 2

EXCHANGE OF SECURITIES

               2.1          Exchange of Certificates.

                                      (a)          As promptly as practicable after the Effective Time, Parent shall deposit, or shall cause to be deposited, with American Stock Transfer and Trust Company LLC or another bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Section 2.1 through the Exchange Agent, an amount of cash sufficient to deliver to holders of Shares the aggregate Merger Consideration to which they are entitled pursuant to Section 1.5. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” Pursuant to irrevocable instructions, the Exchange Agent shall promptly deliver the Merger Consideration from the Exchange Fund to the former Company stockholders who are entitled thereto pursuant to Section 1.5.

                                      (b)          As soon as reasonably practicable after the Effective Time, but in no event more than five (5) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate formerly representing Shares (a “Certificate”), other than Parent or Merger Sub or any wholly owned Subsidiary of Parent or Merger Sub, (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, which letter shall not be inconsistent with the terms of this Agreement and provided, however, that, prior to the Effective Time, Parent shall afford the Company a reasonable opportunity to review and comment on such transmittal materials and obtain the Company’s approval of such materials, which approval shall not be unreasonably withheld in customary form and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration that such holder is entitled to receive pursuant to Section 1.5 in respect of the Shares formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 1.5. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid with respect to such Shares to such a transferee if the Certificate formerly representing such transferred Shares is presented to the Exchange Agent in accordance with this Section 2.1(b), accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer Taxes have been paid.

                                      (c)          The Merger Consideration delivered upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

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                                      (d)          Any portion of the Exchange Fund which remains undistributed to the holders of Shares twelve months after the Effective Time shall be returned to Parent, upon demand, and, from and after such delivery to Parent, any holders of Shares who have not theretofore complied with this Section 2.1 shall thereafter look only to Parent for the Merger Consideration payable in respect of such Shares.

                                      (e)          Neither Parent, Merger Sub, the Surviving Corporation, the Exchange Agent nor the Company shall be liable to any holder of Shares for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law. Notwithstanding the foregoing, immediately prior to the time any portion of the Merger Consideration would escheat to a governmental body, such Merger Consideration shall become the property of Parent.

                                      (f)          If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Shares formerly represented by such Certificate.

                                      (g)         Parent, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Stock Options or Company Warrants such amounts as Parent, the Surviving Corporation or the Exchange Agent are required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be remitted to the appropriate Taxing Authority and treated for all purposes of this Agreement as having been paid to the holder of Shares, Stock Options or Company Warrants in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

                                      (h)         The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.1(d). In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

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                                      (i)          Parent shall take all actions necessary so that, as promptly as practicable after the Effective Time, the Surviving Corporation shall pay or cause to be paid to each holder of Stock Options granted under any Company Equity Plan or otherwise the amounts to which such holder is entitled as determined in accordance with Section 1.5 (c) without interest, through the Surviving Corporation’s payroll system.

                                      (j)          Parent shall take all actions necessary so that, as promptly as practicable following the Effective Time, the Surviving Corporation shall pay or cause to be paid to the holder of Company Warrants, in exchange for a warrant cancellation agreement, the amounts to which such holder is entitled as determined in accordance with Section 1.5 (d).

               2.2          Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or mandated by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Parent, for any reason, in accordance with Section 2.1(b), shall be canceled against delivery of the Merger Consideration payable in respect of the Shares formerly represented by such Certificates, net of any required withholding for Tax and without any interest thereon.

               2.3          Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Merger Sub as follows:

               3.1          Organization and Good Standing.

                                      (a)          The Acquired Corporations are corporations or other entities duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of incorporation or organization, with full corporate power or other entity authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under the Material Contracts. Each of the Acquired Corporations is duly qualified to do business as a foreign corporation or other entity and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations.

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                                      (b)         Section 3.1(b) of the Company Disclosure Schedule lists all Acquired Corporations and indicates as to each the type of entity, its jurisdiction of organization and, except in the case of the Company, its stockholders or other equity holders. The Company has delivered to Parent copies of the certificate or articles of incorporation, bylaws and other organizational documents (collectively, “Organizational Documents”) of each of the Acquired Corporations, as currently in effect.

                                      (c)          Section 3.1(c) of the Company Disclosure Schedule lists, and the Company has made available to Parent copies of, the charters of each committee of the Company’s board of directors and any code of conduct or similar policy adopted by the Company.

               3.2          Authority; No Conflict.

                                      (a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform its obligations hereunder and thereunder and, subject only to obtaining the Necessary Consents and the Required Company Stockholder Vote, to consummate the Merger and the other transactions contemplated hereby and by the Voting Agreements (collectively, and including the execution, delivery and performance by certain stockholders of the Voting Agreements, the “Contemplated Transactions”). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, to the extent required by applicable Law with respect to the Merger, the approval and adoption of this Agreement by the holders of (i) a majority of the then outstanding shares of Company Common Stock voting as a separate class and (ii) a majority of the then outstanding shares of Company Series D Preferred Stock, voting as a separate class (collectively, the “Required Company Stockholder Vote”)), and the filing of appropriate merger documents as required by the DGCL.

                                      (b)          Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Corporations, or (B) any resolution adopted by the board of directors, managers, stockholders or members of any of the Acquired Corporations; (ii) to the Knowledge of the Company, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is or may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Acquired Corporations, or that otherwise relates to the business of, or any of the assets owned or used by, any of the Acquired Corporations; (iv) cause any of the Acquired Corporations to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by any of the Acquired Corporations to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; (vii) require a Consent from any Person; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations, except for any such breaches, contraventions, conflicts, defaults, liens, payments, Consents or other occurrences with respect to clauses (ii) through (viii) above that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations.

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                                      (c)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” laws (“Blue Sky Laws”); and (B)  filing of a certificate of merger as required by the DGCL and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) above are referred to herein as the “Necessary Consents.”

               3.3          Capitalization.

                                      (a)          The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 7,500,000 shares of Company Preferred Stock, of which 650,000 shares of Class A Convertible Preferred Stock, 750,000 shares of Class B Convertible Preferred Stock, 150,000 shares of Series C Convertible Preferred Stock and 2,500,000 shares of Company Series D Preferred Stock have been authorized or designated. As of the date hereof, (a) 9,075,383 shares of Company Common Stock are issued of which 8,625,605 shares are outstanding, of which 235,361 shares are Company Restricted Stock Awards issued under Company Equity Plans, (b) 3,082,097 shares of Company Common Stock are reserved for issuance upon the exercise of Stock Options, (c) 2,456,271 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants of the Company, (d) 449,778 shares of Company Common Stock are held in the treasury of the Company, (e) 2,500,000 shares of Company Series D Preferred Stock are issued and outstanding which are convertible into 5,319,148 shares of Company Common Stock, (f) no shares of Class A Convertible Preferred Stock, Class B Convertible Preferred Stock or Series C Convertible Preferred Stock are outstanding; and (g) 66,966 shares of Company Common Stock are reserved for issuance pursuant to awards not yet granted under the Company Equity Plans. There are not any bonds, debentures, notes or other indebtedness or, except as described in the immediately preceding sentence, securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in the second sentence of this Section 3.3(a), as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Stock Options and the Company Warrants outstanding as of the date hereof or conversion of the Company Series D Preferred Stock.

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                                      (b)          Section 3.3(b) of the Company Disclosure Schedule contains a complete and correct list of (i) each outstanding Stock Option, including with respect to each such option the holder, date of grant, exercise price, vesting schedule, expiration date, number of shares of Company Common Stock subject thereto and an indication of the Company Equity Plan and the form of award pursuant to which such Stock Option was granted, and (ii) all outstanding Company Restricted Stock Awards, including with respect to each such award the holder, date of grant, vesting schedule and an indication of the Company Equity Plan and form of award pursuant to which such Company Restricted Stock Award was granted. Each grant of a Stock Option was properly accounted for in accordance with GAAP in the financial statements included in the Company’s filings with the SEC pursuant to the Exchange Act. No such grant of a Stock Option involved any “back dating,” “market timing” or similar practices with respect to the effective date of grant. Each Stock Option and Company Restricted Stock Award was granted in accordance with the terms of the Company Equity Plan applicable thereto.

                                      (c)          Except as set forth in this Section 3.3 or in Section 3.3(c) of the Company Disclosure Schedule, (i) there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of any of the Acquired Corporations, or obligating any of the Acquired Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible or exercisable into equity interests in, the Acquired Corporations (collectively, “Options”); and (ii) since December 31, 2013, the Company has not issued any shares of its capital stock or Options in respect thereof, except upon the conversion of the securities or the exercise or settlement, as applicable, of the Stock Options and the Company Restricted Stock Awards referred to above.

                                      (d)          All shares of Company Common Stock subject to issuance as described above are or will be upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, none of the Acquired Corporations has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock or membership interests of any of the Company’s Subsidiaries, or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company’s Subsidiaries or any other Person. Each outstanding share of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and each such share owned by any of the Acquired Corporations is free and clear of all Encumbrances, other than Encumbrances created pursuant to the Company Credit Agreements. To the Company’s Knowledge, none of the outstanding equity securities or other securities of any of the Acquired Corporations was issued in violation of the Securities Act or any other Law. None of the Acquired Corporations owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business. None of the Acquired Corporations is or has ever been a general partner of any general or limited partnership.

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                                      (e)          Section 3.3 (e) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (a) each Subsidiary of Company, including its jurisdiction of incorporation or formation, and (b) each other corporation, partnership, limited liability company or other entity that is not a Subsidiary but in which Company holds, directly or indirectly, an equity interest (each, a “Company Minority Interest Business”), and the percentage of Company’s equity interest in such Subsidiary or Company Minority Interest Business relative to all outstanding equity interests (on a fully diluted basis). All of the shares of capital stock or other equity or voting interests of each such Company Minority Interest Business that are owned, directly or indirectly, by Company or a Subsidiary thereof are owned free and clear of all Encumbrances (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) other than (i) restrictions on transfer under applicable securities Laws and (ii) Permitted Encumbrances. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries or the Company Minority Interest Businesses listed in Section 3.3 of the Company Disclosure Schedule, Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for, any of the foregoing. All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive rights or similar anti-dilution rights. All of the shares of capital stock or other voting securities or equity interests of each such Subsidiary, or if such Subsidiary is not wholly owned, those shares of capital stock owned by the Company, are owned, directly or indirectly, by Company, free and clear of all Encumbrances other than (i) restrictions on transfer under applicable securities Laws, (ii) Encumbrances for current Taxes and assessments not yet due, and (iii) Encumbrances created pursuant to the Company Credit Agreements.

               3.4          SEC Reports.

                                      (a)          The Company has filed on a timely basis all forms, reports, exhibits, statements and documents required to be filed by it with the SEC since the beginning of the fiscal year referred to in clause (i) of the second sentence of this Section 3.4(a). Except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), the Company has made available to Parent copies in the form filed with the SEC (including the full text of any document filed subject to a request for confidential treatment) of all of the following: (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning on or after April 1, 2012, (ii) the Company’s Quarterly Reports on Form 10-Q for each of the fiscal quarters in the fiscal years of the Company referred to in clause (i), (iii) all proxy and information statements relating to the Company’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i), (iv) the Company’s Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i), (v) all other forms, reports, registration statements and other documents filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i), (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Company SEC Reports,” and, to the extent available in full without redaction through EDGAR, the “Filed Company SEC Reports”), (vi) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations of the SEC promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”), and (vii) all comment letters received by the Company from the staff of the SEC since the beginning of the fiscal year referred to in clause (i) and all responses to such comment letters by or on behalf of the Company. To the Company’s Knowledge, except as disclosed in the Company SEC Reports or as set forth on Section 3.4(a) of the Company Disclosure Schedule, each director and officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since the beginning of the fiscal year referred to in clause (i) of the immediately preceding sentence. No Subsidiary of the Company is, or since the beginning of the first fiscal year referred to in clause (i) of the second sentence of this Section 3.4(a) has been, required to file any form, report, registration statement or other document with the SEC. As used in this Section 3.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC.

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                                      (b)         Each of the Company SEC Reports (i) as of the date of the filing of such report, complied as to form with the published requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOX, including in each case, the published rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                      (c)          The Certifications complied with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations promulgated thereunder and the statements contained in the Certifications were true and correct as of the date of the filing thereof.

                                      (d)          The Company has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are effective to ensure that (i) all material information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) all such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports.

                                      (e)          The Company is, and since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a) has been, in compliance with the applicable provisions of SOX and the requirements of the OTC Bulletin Board (“OTCBB”). The Company has delivered to Parent true, correct and complete copies of all correspondence between any of the Acquired Corporations and the SEC since the beginning of the fiscal year referred to in clause (i) of the second sentence of Section 3.4(a), and (ii) all correspondence between any of the Acquired Corporations and the OTCBB since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a).

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                                      (f)          Since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a), neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any Representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

                                      (g)          The Company has implemented and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as set forth in the Company SEC Reports since April 1, 2012, (A) there have not been any changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, (B) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information have been disclosed to the Company’s outside auditors and the audit committee of the Company’s board of directors, and (C) there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent copies of all material policies, manuals and other material documents promulgating such internal accounting controls.

               3.5          Financial Statements.

                                      (a)          Each of the consolidated financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Company SEC Reports complied with the rules and regulations of the SEC (including Regulation S-X) as of the date of the filing of such reports, was prepared in accordance with GAAP, and fairly presented the financial condition and the results of operations, changes in stockholders’ equity and cash flow of the Acquired Corporations at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X and (ii) normal and recurring year-end adjustments (the effect of which will not, individually or in the aggregate, reasonably be expected to be materially adverse to the Acquired Corporations). The financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Subsidiaries of the Company are, or, since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a) have been, required by GAAP to be included in the consolidated financial statements of the Company.

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                                      (b)         Section 3.5(b) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, the documents creating or governing, all of the Company’s Off-Balance Sheet Arrangements.

                                      (c)          Section 3.5(c) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Acquired Corporations since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services. All such non-audit services have been approved as required by Section 202 of SOX.

               3.6          Property; Sufficiency of Assets. The Acquired Corporations (a) have good and valid title to all property material to the business of the Acquired Corporations and reflected in the latest audited financial statements included in the Filed Company SEC Reports as being owned by the Acquired Corporations or acquired after the date thereof (except for property sold or otherwise disposed of in the Ordinary Course of Business since the date thereof), free and clear of all Encumbrances except (i) statutory Encumbrances securing payments not yet due, (ii) such imperfections or irregularities of title or Encumbrances that have arisen in the Ordinary Course of Business that do not (individually or in the aggregate) materially affect the use or value of the properties, assets or rights subject thereto or affected thereby or otherwise materially impair business operations at such properties, assets or rights and (iii) those created pursuant to the Company Credit Agreements, and (iv) the Encumbrances disclosed in Section 3.6 of the Company Disclosure Schedule (collectively, such Encumbrances referred to in clauses (i) through (iv) being “Permitted Encumbrances”), and (b) are collectively the lessee of all property material to the business of the Acquired Corporations and reflected as leased in the latest audited financial statements included in the Filed Company SEC Reports (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor.

               3.7          Receivables, Customers.

                                      (a)          All existing accounts receivable of the Acquired Corporations represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the Ordinary Course of Business.

                                      (b)         Section 3.7(b) of the Company Disclosure Schedule lists, and sets forth the amount of revenues received during the most recent fiscal year and fiscal quarter from, each customer or other Person that accounted for (i) more than $1,000,000 of the consolidated gross revenues of the Acquired Corporations in the most recently completed fiscal year, or (ii) more than $400,000 of the consolidated gross revenues of the Acquired Corporations, in the most recently completed fiscal quarter. No Acquired Corporation has received any written notice or, to the Company’s Knowledge, any other communication (in writing or otherwise), indicating that any customer or other Person identified in Section 3.7(b) of the Company Disclosure Schedule may cease dealing with the Acquired Corporations or may otherwise materially reduce the volume of business transacted by such Person with the Acquired Corporations, individually or taken as a whole, below historical levels. To the Company’s Knowledge, no customer or Person identified on Section 3.7(b) of the Company Disclosure Schedule has any material dispute, claim or grievance with the Company.

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               3.8          Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to any of the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. Except as set forth in Section 3.8 of the Company Disclosure Schedule, none of the Acquired Corporations own any material real property or any material interest in real property. Section 3.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Acquired Corporations’ material real property leases.

               3.9          Proprietary Rights.

                                      (a)          Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, with respect to Proprietary Rights owned by the Acquired Corporations (“Owned Proprietary Rights”), each of the Acquired Corporations has exclusive right, title and interest in and to all Owned Proprietary Rights, free and clear of all Encumbrances (other than Permitted Encumbrances), and with respect to Proprietary Rights used by any Acquired Corporation, other than Owned Proprietary Rights (including, without limitation, interest acquired through a license or other right to use), each Acquired Corporation has a valid right to use and otherwise exploit such Proprietary Rights, in each case in a manner in which such Proprietary Rights are currently used or currently proposed to be used in the business of such Acquired Corporation as conducted prior to or on the date of this Agreement, as proposed to be conducted by such Acquired Corporation and as necessary or appropriate to make, use, offer for sale, sell or import the Acquired Corporation Product(s). All Patents, Registered Trademarks, and Registered Copyrights included in the Owned Proprietary Rights (“Company Registered IP”) are valid and enforceable. All Company Registered IP that are material to the business of the Acquired Corporations as currently conducted and currently proposed to be conducted are in full force and effect. All Acquired Corporation Contracts relating to any Proprietary Rights used by any Acquired Corporation, or that any Acquired Corporation is granted a right to use, license and otherwise exploit Proprietary Rights, are valid and in full force and effect; and the consummation of the transactions contemplated hereby will not alter or impair any such rights or the right of the Acquired Corporations to use and exploit such rights. No claims have been or are, to the Company’s Knowledge, reasonably expected to be asserted against any Acquired Corporation by any person challenging the use of any Proprietary Right by any Acquired Corporation or challenging or questioning the validity or effectiveness of any license or agreement relating to any Proprietary Right used by any Acquired Corporation. No Acquired Corporation is currently infringing (directly, contributorily, by inducement, or otherwise), misappropriating, or otherwise violating any Property Right of any third person. Without limiting the generality of the foregoing, no Acquired Corporation Product or service manufactured, distributed, provided, used, or sold by an Acquired Corporation infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any Proprietary Rights of any third person or entity. No infringement, misappropriation, or similar claim or proceeding is pending or, to the Company’s Knowledge, threatened against any Acquired Corporation or against any other person who may be entitled to be indemnified, defended, held harmless, or reimbursed by any Acquired Corporation with respect to such claim or proceeding.

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                                      (b)         Section 3.9(b) of the Company Disclosure Schedule lists the following with respect to Proprietary Rights of each Acquired Corporation:

                                               (i)          Section 3.9(b)(i) lists all of the Patents owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Issued Patents have been issued and Patent Applications have been filed. Section 3.9(b)(i)(B) lists all of the Patents in which any of the Acquired Corporations has any right, title or interest (including without limitation interest acquired through a license or other right to use) other than those owned by the Acquired Corporations, setting forth in each case the jurisdictions in which the Issued Patents have been issued and Patent Applications have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations;

                                               (ii)         Section 3.9(b)(ii) lists all of the Registered Trademarks and domain names owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed. Section 3.9(b)(ii)(B) lists all of the Registered Trademarks in which any of the Acquired Corporations has any right, title or interest, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations; and

                                               (iii)        Section 3.9(b)(iii) lists all of the Registered Copyrights owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Copyrights have been registered and applications for copyright registration have been filed. Section 3.9(b)(iii)(B) lists all of the Registered Copyrights in which any of the Acquired Corporations has any right, title or interest, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which the Registered Copyrights have been registered and applications for copyright registration have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations.

                                      (c)          The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Rights identified in Sections 3.9(b)(i)(A), 3.9(b)(ii)(A) and 3.9(b)(iii)(A) of the Company Disclosure Schedule and all Trade Secrets owned by any Acquired Corporation, free and clear of all Encumbrances, except for Permitted Encumbrances. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Rights identified in Sections 3.9(b)(i)(B), 3.9(b)(ii)(B), and 3.9(b)(iii)(B) of the Company Disclosure Schedule and all Trade Secrets used by any Acquired Corporation, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use). The Acquired Corporation Proprietary Rights identified in Section 3.9(b), together with the Trade Secrets used by any Acquired Corporation, constitute (A) all Proprietary Rights used or currently proposed to be used in the business of any of the Acquired Corporations as conducted prior to or on the date of this Agreement, or as proposed to be conducted by any of the Acquired Corporations, and (B) all Proprietary Rights necessary or appropriate to make, use, offer for sale, sell or import the Acquired Corporation Product(s).

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                                      (d)         Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, no Acquired Corporation has granted any third party any right to manufacture, reproduce, distribute, market or exploit any Acquired Corporation Product or any enhancements, modifications, or derivative works based on the Acquired Corporation Products or any portion thereof. Section 3.9(d) lists all oral and written contracts, agreements, licenses and other arrangements relating to any Acquired Corporation Proprietary Rights or any Acquired Corporation Product, as follows:

                                               (i)           Section 3.9(d)(i) lists (A) any agreement granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute an Acquired Corporation Product, with or without the right to sublicense the same, on an exclusive basis; (B) any license of Proprietary Rights to or from any of the Acquired Corporations, with or without the right to sublicense the same, on an exclusive basis; (C) joint development agreements; (D) any agreement by which any of the Acquired Corporations grants any ownership right to any Acquired Corporation Proprietary Rights owned by any of the Acquired Corporations; (E) any agreement under which any of the Acquired Corporations undertakes any ongoing royalty or payment obligations in excess of $10,000 with respect to an Acquired Corporation Proprietary Right; (F) any agreement under which any Acquired Corporation grants an option relating to any Acquired Corporation Proprietary Right; (G) any agreement under which any party is granted any right to access Acquired Corporation Source Code or to use Acquired Corporation Source Code to create derivative works of Acquired Corporation Products; (H) any agreement pursuant to which any Acquired Corporation has deposited or is required to deposit with an escrow agent or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code; and (I) any agreement or other arrangement limiting any Acquired Corporation’s ability to transact business in any market, field or geographic area or with any Person, or that restricts the use, transfer, delivery or licensing of Acquired Corporation Proprietary Rights (or any tangible embodiment thereof);

                                               (ii)          Section 3.9(d)(ii) lists all licenses, sublicenses and other agreements to which any Acquired Corporation is a party and pursuant to which any Acquired Corporation is authorized to use any Proprietary Rights owned by any Person, excluding standardized nonexclusive licenses for “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions and were obtained by any of the Acquired Corporations in the Ordinary Course of Business, at a cost not exceeding $10,000 per license. Except as set forth in Section 3.9(d)(ii), there are no royalties, fees or other amounts payable by any of the Acquired Corporations to any Person by reason of the ownership, use, sale or disposition of Acquired Corporation Proprietary Rights;

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                                               (iii)         except as set forth in Section 3.9(d)(iii), none of the Acquired Corporations has entered into any written or oral contract, agreement, license or other arrangement to indemnify any other person against any charge of infringement of any Acquired Corporation Proprietary Rights, other than indemnification provisions contained in standard sales agreements to customers or end users arising in the Ordinary Course of Business, the forms of which have been delivered to Parent or its counsel;

                                               (iv)         Section 3.9(d)(iv) lists each Acquired Corporation Product that contains any software that may be subject to an open source or general public license, such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License that as currently used or currently proposed to be used with respect to such Acquired Corporation Product(s): (A) requires, or conditions the use or distribution of such Acquired Corporation Product on, the disclosure, licensing, or distribution of any source code for any portion of such Acquired Corporation Product, or (B)  otherwise imposes any material limitation, restriction, or condition on the right or ability of the Company or any of its Subsidiaries to use or distribute any Acquired Corporation Product, a description of such Acquired Corporation Product and such open source or general public license applicable to such Acquired Corporation Product. As currently used or currently proposed to be used, none of the Acquired Corporation Products listed on Section 3.9(d)(iv) have utilized open source software in a manner which requires or could reasonably be expected to require public disclosure of any Acquired Corporation Source Code; and

                                               (v)          there are no outstanding obligations other than as disclosed in Section 3.9(d) to pay any amounts or provide other consideration to any other Person in connection with any Acquired Corporation Proprietary Rights (or any tangible embodiment thereof).

                                      (e)          To the Company’s Knowledge, no employee of any Acquired Corporation is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with such Acquired Corporation. Except as set forth in Section 3.9(e) of the Company’s Disclosure Schedule:

                                               (i)           none of the Acquired Corporations jointly owns, licenses or claims any right, title or interest with any other Person of any Acquired Corporation Proprietary Rights. No current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of any of the Acquired Corporations has any right, title or interest in, to or under any Acquired Corporation Proprietary Rights in which any of the Acquired Corporations has (or purports to have) any right, title or interest that has not been exclusively assigned, transferred or licensed to the Acquired Corporations;

                                               (ii)          no Person, to the Company’s Knowledge, has asserted or threatened a claim, nor are there any facts which reasonably may be expected to give rise to a claim, which would adversely affect any Acquired Corporation’s ownership rights to, or rights under, any Acquired Corporation Proprietary Rights, or any contract, agreement, license or and other arrangement under which any of the Acquired Corporations claims any right, title or interest under any Acquired Corporation Proprietary Rights or restricts in any material respect the use, transfer, delivery or licensing by any Acquired Corporation of the Acquired Corporation Proprietary Rights or the Acquired Corporation Products;

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                                               (iii)         none of the Acquired Corporations is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Acquired Corporation Proprietary Rights by any of the Acquired Corporations, the use, transfer or licensing of any Acquired Corporation Product by any of the Acquired Corporations, or which may affect the validity, use or enforceability of any Acquired Corporation Proprietary Rights; and

                                               (iv)         to the Company’s Knowledge, no Acquired Corporation Proprietary Rights have been infringed or misappropriated by any Person. To the Company’s Knowledge, there is no unauthorized use, disclosure or misappropriation of any Acquired Corporation Proprietary Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of any of the Acquired Corporations.

                                      (f)          each person presently employed by any Acquired Corporation (including independent contractors, consultants, part-time employees and contract employees, if any) has executed a confidentiality or non-disclosure agreement and work for hire agreement (with respect to work for hire agreements, by individuals primarily engaged in activities involving the creation of intellectual property or other proprietary rights of the Acquired Corporations), substantially in the forms of which have been made available to Parent. Each such agreement is valid, binding and enforceable with respect to the parties thereto. Except as set forth in Section 3.9(f) of the Company Disclosure Schedule:

                                               (i)           all Patents owned by any of the Acquired Corporations have been duly filed or registered (as applicable) with the applicable Governmental Body, and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate Governmental Body, and have not lapsed, expired or been abandoned;

                                               (ii)          (A) all Patents owned by any of the Acquired Corporations have been prosecuted in good faith and are in good standing, (B) there are no inventorship challenges to any such Patents, (C) no interference has been declared or provoked relating to any such Patents, (D) all Issued Patents owned by any of the Acquired Corporations are valid and enforceable, and (E) all maintenance and annual fees have been fully paid, and all fees paid during prosecution and after issuance of any patent have been paid in the correct entity status amounts, with respect to Issued Patents owned by any of the Acquired Corporations;

                                               (iii)         to the Company’s Knowledge, there is no material fact with respect to any Patent Application owned by any of the Acquired Corporations that would (A) preclude the issuance of an Issued Patent from such Patent Application, (B) render any Issued Patent issuing from such Patent Application invalid or unenforceable, or (C) cause the claims included in such Patent Application to be narrowed; and

                                               (iv)         no Person has asserted or threatened a claim, nor are there any facts which could give rise to a claim, that any Acquired Corporation Product (or any Acquired Corporation Proprietary Right embodied in any Acquired Corporation Product) infringes or misappropriates any third party Proprietary Rights.

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                                      (g)          The Acquired Corporations have taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all Trade Secrets in which any Acquired Corporation has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets. Without limiting the generality of the foregoing, except as disclosed as required under Section 3.9(d)(i) above, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code.

                                      (h)         Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person, including without limitation any Acquired Corporation Product, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

                                      (i)           No Acquired Corporation is or has been a member or promoter of, or a contributor to, any industry standards body or similar organization that requires or obligates any Acquired Corporation to grant or offer to any other Person any license or right to any Acquired Corporation Proprietary Rights.

               3.10        No Undisclosed Liabilities. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Acquired Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, mature or unmatured, determined, determinable, choate, inchoate or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Company’s consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 (the “Balance Sheet”), (b) current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet; (c) incurred in connection with the Contemplated Transactions; or (d) liabilities or obligations that do not exceed $50,000 individually or $250,000 in the aggregate.

               3.11        Taxes.

                                      (a)          Jurisdiction. Section 3.11(a) of the Company Disclosure Schedule contains a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) does business or owns or maintains property or is otherwise required to file Tax Returns. No claim has ever been made by a Governmental Body in a jurisdiction where the Acquired Corporations do not file Tax Returns that any Acquired Corporation (or any consolidated, combined or unitary group including any Acquired Corporation) is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

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                                      (b)          Timely Filing of Tax Returns. The Acquired Corporations have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a consolidated, combined or unitary group of corporations, pursuant to applicable Laws. All Tax Returns filed by (or that include on a consolidated, combined or unitary basis) any of the Acquired Corporations were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects true, complete and correct and filed on a timely basis.

                                      (c)          Payment of Taxes. The Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) have, within the time and in the manner prescribed by Law, paid (and until Closing will pay within the time and in the manner prescribed by Law) all Taxes that are due and payable (whether or not shown on any Tax Return), except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for payment thereof on the Company financial statements in accordance with GAAP.

                                      (d)          Withholding Taxes. Each of the Acquired Corporations have complied (and until the Closing will comply) with all applicable Laws relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code, and similar provisions under any other Laws) and have, within the times and in the manner prescribed by Law, paid all such amounts required to be withheld to the proper Governmental Bodies.

                                      (e)          Audits. Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, no Tax Return of any of the Acquired Corporations (and no consolidated, combined, or unitary Tax Return including any Acquired Corporation) is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by any of the Acquired Corporations and, the Company has no Knowledge of any threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes. Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, no issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. Section 3.11(e) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all examiner’s or auditor’s reports, notices of proposed adjustments or similar communications received by any of the Acquired Corporations from any Taxing Authority since January 1, 2007. The U.S. Federal Income Tax Returns of the Acquired Corporations consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years, or all years are otherwise closed, through the taxable year ended December 31, 2006. The Company has properly characterized all independent contractors for income and employment tax purposes.

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                                      (f)           Tax Reserves. The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Acquired Corporations are adequate (and until Closing will continue to be adequate) to pay all Taxes not yet due and payable (including Taxes which the Acquired Corporations are disputing in good faith) and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Acquired Corporations for federal income tax purposes. Except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, there exists no proposed assessment of Taxes against any of the Acquired Corporations.

                                      (g)          Tax Liens. No Encumbrance for Taxes exists with respect to any assets or properties of any of the Acquired Corporations, nor will any such Encumbrance exist at Closing except for statutory liens for Taxes not yet due.

                                      (h)          Tax Sharing Agreements. Section 3.11(h) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including, but not limited to, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority) to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound. No such agreements shall be modified or terminated prior to Closing without the consent of Parent.

                                      (i)           Extensions of Time for Filing Tax Returns. None of the Acquired Corporations has requested, either separately or as a member of a consolidated, combined or unitary group of corporations, any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                                      (j)           Waiver of Statutes of Limitations. None of the Acquired Corporations (nor any consolidated, combined or unitary group including any Acquired Corporation) has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                                      (k)          Powers of Attorney. No power of attorney currently in force has been granted by any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) concerning any Taxes or Tax Return.

                                      (l)           Tax Rulings. None of the Acquired Corporations has received or been the subject of a Tax Ruling or a request for a Tax Ruling. None of the Acquired Corporations (nor any consolidated, combined or unitary group including any Acquired Corporation) has entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date.

                                      (m)         Availability of Tax Returns. Section 3.11(m) of the Company Disclosure Schedule lists, and the Company has made available to Parent complete and accurate copies of, all federal, state and local income and sales Tax Returns and any amendments thereto, filed by or on behalf of, or which include, any of the Acquired Corporations, for all taxable periods beginning after (i) December 31, 2009, with respect to income tax returns, and (ii), after December 31, 2010, with respect to sales tax returns, and in each case, ending on or prior to the Closing Date.

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                                      (n)         Opinions of Counsel or Auditors. Section 3.11(n) of the Company Disclosure Schedule lists, and the Company has made available to Parent true and complete copies of, all memoranda and opinions of counsel, whether inside or outside counsel, and all memoranda and opinions of accountants or other tax advisors, which pertain to any of the Acquired Corporations with respect to Taxes for any period on or after January 1, 2007.

                                      (o)         Section 481 Adjustments. None of the Acquired Corporations is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation), and the Internal Revenue Service has not proposed any such change in accounting method.

                                      (p)         Net Operating Loss Carryovers. Section 3.11(p) of the Company Disclosure Schedule sets forth, as of March 31, 2013, the amount of each Acquired Corporation’s federal, state and local net operating losses, on a consolidated basis. None of such losses is subject to limitation under Section 382 of the Code or otherwise.

                                      (q)          Tax Credit Carryovers. Section 3.11(q) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of each Acquired Corporation’s tax credit carryover, and the nature of those tax credits.

                                      (r)          Section 338 Election. No election under Section 338 has been made by or with respect to any of the Acquired Corporations or any of their respective assets or properties. No similar election has been made under Code Section 336(e) and the regulations thereunder.

                                      (s)          Intercompany Transactions. None of the Acquired Corporations has engaged in any transactions with affiliates which would require the recognition of income by any of the Acquired Corporations with respect to such transaction for any period ending on or after the Closing Date. Each transaction between any Acquired Corporation and its affiliates complies with any applicable transfer pricing Laws in all material respects.

                                      (t)          Real Property Transfer Tax. None of the Acquired Corporations owns any interest in real estate as a result of which ownership the Merger or any related transaction contemplated by this Agreement would be subject to any realty transfer Tax or similar Tax.

                                      (u)         Transfer Taxes. The Company shall pay all transfer Taxes and other similar Taxes imposed due to the Merger or any other transactions contemplated by this Agreement.

                                      (v)         Section 162(m). The disallowance of a deduction under Section 162(m) of the Code (or similar provisions under any other Laws) for employee remuneration will not apply to any amount paid or payable by any of the Acquired Corporations under any Acquired Corporation Contract, Benefit Plan, program, arrangement or understanding currently in effect.

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                                      (w)         Section 409A. None of the Acquired Corporations is party to any agreement, contract or arrangement that could result (including without limitation after taking into account the transactions contemplated herein (either alone or in conjunction with any other event)) in the imposition of additional taxes to any of its current or former service providers under Section 409A of the Code (or similar provisions under any other Laws).

                                      (x)          Section 280G. None of the Acquired Corporations is a party to any agreement, contract or arrangement that could result separately or in the aggregate (including without limitation after taking into account the transactions contemplated herein (either alone or in conjunction with any other event)), in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code (or similar provisions under any other Laws).

                                      (y)          Section 355 Representation. None of the Acquired Corporations has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (or similar provisions under any other Laws) (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code or similar provisions under any other Laws) in connection with the Merger.

                                      (z)          Miscellaneous. The Company Disclosure Schedule contains an accurate and complete description of the Company’s and its Subsidiaries’ tax bases for their assets, their current and accumulated earnings and profits, tax carryovers, the Company’s excess loss accounts, if any, in the stock of its Subsidiaries, any material tax elections, and any material deferred intercompany transactions. Except as set forth in Section 3.11(p) of the Company Disclosure Letter, the Company and its Subsidiaries have no tax attributes that are subject to limitation under Code Sections 382, 383 or 384. Neither the Company nor any Subsidiary has participated or cooperated in an international boycott within the meaning of Code Section 999. The Company has disclosed on its income and franchise Tax Returns all positions taken therein that could give rise to a “substantial understatement” of income tax within the meaning of Code Section 6662 (or any equivalent state statute). No Company Subsidiary has recognized a material amount of “Subpart F income” within the meaning of Code Section 952 during a taxable year of such Subsidiary that includes but does not end on the Closing Date. Neither the Company nor any Subsidiary will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date as a result of the installment sale method of accounting, the completed contract method of accounting or any method of reporting revenue from contracts which are required to be reported on the percentage of completion method as defined in Code Section 460 but that were reported using another method of accounting, or under any other method of accounting.

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               3.12        Employees and Employee Benefits.

                                      (a)          Except as required under this Agreement, since December 31, 2013, there has not been (i) any adoption or material amendment of any Company Employee Plan, or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Company Employee Plan that would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on March 31, 2013. Except as expressly contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Acquired Corporations and all Company Employee Plans permit assumption by Parent upon consummation of the Contemplated Transactions without the consent of any participant.

                                      (b)          No consent or approval of any participant in any Company Employee Plan is required to effect the Contemplated Transactions.

                                      (c)          For purposes of this Agreement, the following definitions apply: “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412, 430 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign Laws or regulations and “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                                      (d)         Section 3.12(d) of the Company Disclosure Schedule contains a true, correct and complete list of each written or oral Company Employee Plan.

                                      (e)          With respect to each Company Employee Plan, the Company has delivered to Parent a true, correct and complete copy, as applicable, of: (i) each writing constituting a part of such Company Employee Plan, including without limitation any plan documents, benefit schedules, trust agreements, and insurance contracts or other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, and SAS 112 letters, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; (vii) any material written contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; and (viii) all minutes, if any, from all fiduciary and administrative committee meetings, if any, during the past three years for all Company Employee Plans that are employee pension benefit plans within the meaning of ERISA Section 3(2). Except as specifically provided in the foregoing documents delivered to Parent, there are (i) no amendments to any Company Employee Plan, or (ii) any new Company Employee Plan that have been adopted or approved nor has the Company undertaken to make any such amendments or adopt or approve any new Company Employee Plan.

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                                      (f)          Section 3.12(f) of the Company Disclosure Schedule identifies each Company Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Plans”). The Internal Revenue Service has issued a favorable determination letter (or an opinion letter with respect to a volume submitter or prototype plan on which such Plan is relying) with respect to each Qualified Plan that has not been revoked, and, to the Company’s Knowledge, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Company Employee Plan is intended to meet the requirements of Code Section 501(c)(9).

                                      (g)         All contributions required to be made to any Company Employee Plan by applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in the Company SEC Reports.

                                      (h)         Each Company Employee Plan that is an employee benefit plan as defined in Section 3(3) of ERISA has been maintained and administered in substantial compliance with its terms and in all material respects with the applicable requirements of ERISA, the Code and any other applicable Laws and is subject to amendment and termination by the Company in its sole discretion. To the Company’s knowledge, there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Company Employee Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code. To the Company’s knowledge, no prohibited transaction has occurred with respect to any Company Employee Plan. None of the Acquired Corporations, nor to the Company’s Knowledge, any other Person has engaged in any transaction with respect to any Company Employee Plan that could be reasonably likely to subject any of the Acquired Corporations to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law. No events have occurred with respect to any Company Employee Plan that reasonably may be expected to result in payment or assessment by or against the Company of any excise taxes under the Code, including Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E, 4980G or 5000 or a penalty under ERISA Section 502. Any Company Employee Plan that was an employee pension benefit plan as defined in Section 3(2) which was terminated within three years prior to the Closing Date was in compliance with all applicable qualification requirements at the time of termination; all applicable Laws were satisfied with respect to such termination, all participants in such plans were provided with such advance notice of termination as required by applicable Law, and, in the case of any such terminated plan intended to be qualified under Section 401(a) of the Code, if the Company filed a request for a final determination letter and received a favorable determination letter with respect to the qualification of such plan at termination, a copy of such determination letter has been provided to the Parent.

                                      (i)           There are no pending or, to the Knowledge of the any of the Acquired Corporations, threatened actions, claims, suits, proceedings, investigations or reviews against or of the Company Employee Plans or the assets of any of the trusts under any of the foregoing plans or the sponsor, administrator or fiduciary of any of the Company Employee Plans (other than routine benefit claims), nor do the Acquired Corporations have any Knowledge of facts that could form the basis for any such actions, claims, suits, proceedings, investigations or reviews that would reasonably be expected to result in a material liability.

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                                      (j)           No Company Employee Plan is or has in the past six years been subject to Title IV or Section 302 of ERISA or Section 412, 430, or 4971 of the Code. All liabilities in connection with the termination of any Company Employee Plan that was sponsored, maintained or contributed to by any Acquired Corporation, or with respect to which any of them had any liability, at any time within the past three years have been fully satisfied.

                                      (k)          Except as set forth on Section 3.12(k) of the Company Disclosure Schedule, no Company Employee Plan is a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

                                      (l)           There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any Acquired Corporation following the Closing. Without limiting the generality of the foregoing, neither any Acquired Corporation nor any ERISA Affiliate of any Acquired Corporation has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                                      (m)         Except as set forth in Section 3.12(m) of the Company Disclosure Schedule and except as otherwise specifically so contemplated in this Agreement, with respect to each current or former employee or independent contractor of any of the Acquired Corporations, the consummation of the Contemplated Transactions will not (i) entitle any such person to severance pay, bonus amounts, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such person, (iii) accelerate the vesting of any compensation or benefits of any such person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement) or (iv) trigger any other material obligation to any such person. Section 3.12(m) of the Company Disclosure Schedule lists (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Acquired Corporations as a result of the Contemplated Transactions and/or any subsequent employment termination (whether by the Company or the officer), true and complete copies of which have been made available to Parent prior to the date of this Agreement and (ii) the maximum aggregate amounts so payable to each such individual as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer).

                                      (n)          No Acquired Corporation has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to any Acquired Corporation. With respect to each Company Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) providing life, health or medical benefits, all claims under such Company Employee Plan are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for claims or (iii) reflected as a liability or accrued for on the financial statements.

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                                      (o)         All stock options or share appreciation rights granted by any of the Acquired Corporations were granted using an exercise price or a base price, as the case may be, of not less than the fair market value of the underlying shares in accordance with applicable guidance under Section 409A of the Code on the date of grant and are not otherwise subject to the requirements of Section 409A of the Code. None of the Acquired Corporations is subject to any agreement or contract that would require it to “gross up” or otherwise compensate any current or former employee, officer, director, or other service provider because of the imposition of any income, excise, or other tax on a payment or benefit provided to such person.

                                      (p)         No Company Employee Plan is subject to Laws other than those of the United States and/or the States thereof.

                                      (q)         Section 3.12(q) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances in excess of $20,000 made by any of the Acquired Corporations to any employee, director, consultant or independent contract, other than routine travel and expense advances made to employees in the Ordinary Course of Business. None of the Acquired Corporations has, since April 1, 2010, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of and Acquired Corporation. Section 3.12(q) of the Company Disclosure Schedule identifies any extension of credit maintained by the Acquired Corporations to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

                                      (r)          As soon as practicable after the date hereof, the Company’s board of directors or the appropriate committee thereof shall take all necessary action (including adopting resolutions or Company Equity Plan amendments, and providing any required notice to any holder of Stock Options) to effect the requirements, terms and conditions of Section 5.9.

               3.13        Compliance with Laws; Governmental Authorizations. The Acquired Corporations are, and at all times since April 1, 2012 have been, in compliance with each Law that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations. No event has occurred or circumstance exists that (with or without notice or lapse of time or both) (a) may constitute or result in a violation by any of the Acquired Corporations of, or a substantial failure on the part of any of the Acquired Corporations to comply with, any Law, or (b) may give rise to any obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and none of the Acquired Corporations has received, at any time since January 1, 2009, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (ii) any actual, alleged, possible, or potential obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for such violations or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations. Section 3.13 of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all reports made by any attorney to the Company’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205, and all responses thereto.

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               3.14        Environmental Matters. Each of the Acquired Corporations is, and at all times has been, in material compliance with, and has not been and is not in violation of or subject to any material liability under, any Environmental Law. None of the Acquired Corporations has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened Order, notice, or other communication from (a) any Governmental Body or private citizen acting in the public interest, or (b) the current or prior owner or operator of any Facilities, of any actual or potential violation of or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Acquired Corporations has or has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any of the Acquired Corporations or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               3.15        Legal Proceedings.

                                      (a)          Except as set forth in Section 3.15 of the Company Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, or (iii) against any director or officer of any of the Acquired Corporations pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

                                      (b)          To the Company’s Knowledge, no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened in writing.

               3.16        Absence of Certain Changes and Events. Except as set forth in Section 3.16 of the Company Disclosure Schedule, and except in connection with the execution of this Agreement and the Contemplated Transactions, since December 31, 2013, the Acquired Corporations have conducted their businesses in the Ordinary Course of Business, and no event has occurred or circumstance exists that may result in an adverse effect in the business, results of operations, financial condition or property of the Acquired Corporations in an amount in excess of $250,000, including any action or event described in Section 5.2(a), (b), (c) or (e) or any of the following:

                                      (a)          any loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Acquired Corporations (whether or not covered by insurance);

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                                      (b)         (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock or membership interests of any Acquired Corporation, or (ii) any repurchase, redemption or other acquisition by any Acquired Corporation of any shares of capital stock, membership interests or other securities;

                                      (c)          any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of any Acquired Corporation (except for Company Common Stock issued upon the valid exercise of outstanding Stock Options), (ii) any option, warrant or right to acquire any capital stock or any other security of any Acquired Corporation (except for Stock Options described in Section 3.3), or (iii) any instrument convertible into or exchangeable for any capital stock or other security of any Acquired Corporation;

                                      (d)         any amendment or waiver of any of the rights of any Acquired Corporation under, or acceleration of vesting under, (i) any provision of any of the Company’s stock option plans, (ii) any provision of any Contract evidencing any outstanding Stock Option or Company Restricted Stock, or (iii) any restricted stock purchase agreement;

                                      (e)          any amendment to any Organizational Document of any of the Acquired Corporations, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any Acquired Corporation;

                                      (f)          any receipt by the Acquired Corporations of any Acquisition Proposal;

                                      (g)         any creation of any Subsidiary of an Acquired Corporation or acquisition by any Acquired Corporation of any equity interest or other interest in any other Person;

                                      (h)         any individual capital expenditure by any Acquired Corporation which exceeds $50,000 or $250,000 in the aggregate;

                                      (i)          except in the Ordinary Course of Business, any action by any Acquired Corporation to (i) enter into or suffer any of the material assets owned or used by it to become bound by any Material Contract, or (ii) amend or terminate, or waive any material right or remedy under any Material Contract;

                                      (j)          any (i) acquisition, lease or license by any Acquired Corporation of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by any Acquired Corporation of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by any Acquired Corporation of any material right, except for rights or other assets acquired, leased, licensed, sold or disposed of in the Ordinary Course of Business;

                                      (k)         any write-off as uncollectible of, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness of an Acquired Corporation in excess of $50,000;

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                                      (l)          any pledge of any material assets of or sufferance of any of the material assets of an Acquired Corporation to become subject to any Encumbrance, except for Permitted Encumbrances;

                                      (m)        any (i) loan by an Acquired Corporation to any Person or (ii) incurrence or guarantee by an Acquired Corporation of any indebtedness for borrowed money;

                                      (n)         any (i) adoption, establishment, entry into or amendment by an Acquired Corporation of any Company Employee Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of any Acquired Corporation except in the Ordinary Course of Business;

                                      (o)         any change of the methods of accounting or accounting practices of any Acquired Corporation in any material respect;

                                      (p)         any material Tax election by, or pertaining to, any Acquired Corporation;

                                      (q)         any commencement or settlement of any Legal Proceeding by any Acquired Corporation; or

                                      (r)          any agreement or commitment to take any of the actions referred to in clauses (b) through (q) above.

               3.17        Contracts; No Defaults.

                                      (a)          Section 3.17(a) of the Company Disclosure Schedule lists, and, except to the extent filed in full without redaction as an exhibit to a Filed Company SEC Report, the Company has made available to Parent copies of, each of the following contracts, instruments or documents (including any amendment to any of the following):

                                               (i)           described in paragraph (b)(10) of Item 601 of Regulation S-K of the SEC;

                                               (ii)          with any director, manager, officer or affiliate of any Acquired Corporation;

                                               (iii)         evidencing, governing or relating to indebtedness for borrowed money;

                                               (iv)         not entered into in the Ordinary Course of Business that involves expenditures or receipts in excess of $100,000 per annum;

                                               (v)          that in any way purports to restrict the business activity of any Acquired Corporation or any of their affiliates, or to limit the freedom of any Acquired Corporation or any of their affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire, retain or utilize any Person;

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                                               (vi)         relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee, manager or director in excess of $25,000, or pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee, manager or director;

                                               (vii)        (A) relating to the acquisition, transfer, development, sharing or licensing of any Proprietary Rights (except for any Contract pursuant to which (1) any Proprietary Right is licensed to any of the Acquired Corporations under any third-party software license generally available to the public, or (2) any Proprietary Right is licensed by any of the Acquired Corporations to any Person on a nonexclusive basis); or (B) of the type referred to in Section 3.9(e);

                                               (viii)       providing for indemnification of any officer, manager, director, employee or agent;

                                               (ix)         (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal or first offer with respect to, or right to repurchase or redeem, any securities, except for the Company Series D Preferred Stock and Contracts evidencing Stock Options, Company Restricted Stock, or Warrants;

                                               (x)          incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially similar to the standard forms of services agreements or end user licenses previously made available by the Company to Parent;

                                               (xi)         relating to any currency hedging or other hedging transactions;

                                               (xii)        imposing any confidentiality obligation on any Acquired Corporation (other than with respect to client or vendor agreements in the Ordinary Course of Business);

                                               (xiii)       except in the Ordinary Course of Business (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

                                               (xiv)       requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

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                                               (xv)        other than pursuant to employment agreements, contemplating or involving the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000, or contemplating or involving the performance of services having a value in excess of $250,000;

                                               (xvi)       that would reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the Acquired Corporations or on any of the transactions contemplated by this Agreement; and

                                               (xvii)      any other Contract, if a breach of such Contract would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

Each of the foregoing is a “Material Contract.”

                                      (b)         Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

                                      (c)         Except as set forth in Section 3.17(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since December 31, 2013, none of the Acquired Corporations has received any written communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have an adverse effect on the Acquired Corporations in an amount in excess of $100,000.

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               3.18        Performance of Services.

                                      (a)          Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, each product, system, program, Proprietary Right or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person, to the Company’s Knowledge: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Laws; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Proprietary Right or other asset (or the operation or performance thereof).

                                      (b)          All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in material conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Laws.

                                      (c)          Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, no customer or other Person has asserted in writing, or, to the Company’s Knowledge, threatened (in writing or otherwise) to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Right or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations, except in each such case for claims that have not had and would not reasonably be expected to have an Material Adverse Effect on the Acquired Corporations.

               3.19        Insurance. The Acquired Corporations are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition operating in the industries in which the Acquired Corporations operate. All such policies are in full force and effect, all premiums due thereon have been paid and the Acquired Corporations have complied with the provisions of such policies. The Acquired Corporations have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Acquired Corporations under or in connection with any of their extant insurance policies. The Acquired Corporations have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Acquired Corporations that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by any of the Acquired Corporations, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

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               3.20        Labor Matters. Except as disclosed in the Filed Company SEC Reports, (a) none of the Acquired Corporations has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and there has not been any activity proceeding of any labor organization or employee group to organize any such employees; (b) none of the Acquired Corporations is the subject of any Legal Proceeding asserting that any of the Acquired Corporations has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving any of the Acquired Corporations pending or, to the Company’s Knowledge, threatened; (d) no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the Company’s Knowledge, threatened against any of the Acquired Corporations; (e) no grievance is pending or, to the Company’s Knowledge, threatened against any of the Acquired Corporations; and (f) none of the Acquired Corporations is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices. No labor organization or group of employees of the Acquired Corporations has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of the Acquired Corporations has complied with the Worker Adjustment and Retraining Notification Act and any similar state Law, such as California Labor Code Section 1400, et seq. (collectively, the “WARN Act”) and during the 5 years preceding and including the Closing Date none of the Acquired Corporations has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the any of the Acquired Corporations; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of the WARN Act. Each of the Acquired Corporations has been and is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including, without limitation, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance. None of the current or former independent contractors of the Acquired Corporations was improperly classified as a non-employee and no current or former employees classified as “exempt” from overtime requirements were improperly classified as exempt. None of the Acquired Corporations engage any individual to perform services pursuant to an employee leasing or similar agreement with any outside agency. Except as set forth on Schedule 3.20 of the Company Disclosure Schedule, none of the employees of the Acquired Corporations is employed outside of the United States by or on behalf of any of the Acquired Corporations. Section 3.20 of the Company Disclosure Schedule lists each Employment Loss with annual compensation in excess of $100,000, occurring during the 90 days preceding the date of this Agreement (and will be updated by the Company to reflect such Employment Losses occurring during the 90 days preceding the Closing Date) and sets forth the name of each Person suffering such an Employment Loss and the location at which he or she worked.

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               3.21        Reserved.

               3.22        Interests of Officers, Directors and Managers. None of the officers, directors or managers of any of the Acquired Corporations or any of their respective affiliates (other than the Acquired Corporations), or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer, director or manager, has any, direct or indirect, interest in any material property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Corporations, or in any supplier, distributor or customer of the Acquired Corporations, or any other relationship, contract, agreement, arrangement, or understanding with the Acquired Corporations, except as disclosed in the Filed Company SEC Reports and except for rights as a stockholder and rights under the Company Employee Plans, Company Equity Plans, Stock Options and the Company Restricted Stock. Each officer, director or manager and, to the Company’s Knowledge, stockholder beneficially owning (as such term is used in Section 13(d) of the Exchange Act) 5% or more of the issued and outstanding shares of Company’s Common Stock is set forth in Section 3.22 of the Company Disclosure Schedule.

               3.23        Anti-Takeover Law. The respective boards of directors of the Acquired Corporations have taken all action necessary or required to (i) render inapplicable to this Agreement, the Voting Agreements and the consummation of the Merger and the other Contemplated Transactions the restrictions contained in (a) any state takeover Law that may purport to be applicable to this Agreement and the consummation of the Merger and the other Contemplated Transactions, including, but not limited to, Section 203 of the DGCL, (b) any takeover provision in the Organizational Documents and (c) any takeover provision in any Acquired Corporation Contract and (ii) approve the Voting Agreements under Section 203 of the DGCL prior to execution.

               3.24        Opinion of Financial Advisor. The Company’s board of directors has received the opinion of Stephens Inc. (the “Company Financial Advisor”) (a copy of whose engagement letter has been provided to Parent) dated February 25, 2014, to the effect that, as of such date, the consideration to be received by the holders of the Shares in the proposed Merger is fair to the Company’s stockholders from a financial point of view. A copy of that opinion will be delivered to Parent promptly after the execution of this Agreement. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety and a discussion of the Company Financial Advisor’s analysis in preparing such opinion in the Proxy Statement.

               3.25        Brokers; Fees and Expenses. Except as set forth in Section 3.25 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person (other than the Company Financial Advisor) is entitled to any brokerage, finder’s other similar fee or commission in connection with the Merger and the other Contemplated Transactions based upon arrangements made by or on behalf of any Acquired Corporation. The Company has heretofore made available to Parent copies of all Acquired Corporation Contracts between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Contemplated Transactions. The fees and expenses of any broker, finder, or investment banker retained by the Company in connection with the Merger and the other Contemplated Transactions incurred or to be incurred by the Company in connection with the Merger and the other Contemplated Transactions will not be inconsistent with the fees and expenses set forth in Section 3.25 of the Company Disclosure Schedule. The Company shall be solely responsible for the payment of all fees and expenses set forth in Section 3.25 of the Company Disclosure Schedule.

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               3.26        Disclosure.

                                      (a)          No representation or warranty of the Company in this Agreement or the Company Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading.

                                      (b)         None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement will, on the date of mailing to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub expressly for the purpose of inclusion or incorporation by reference in the Proxy Statement.

               3.27        No Discussions. As of the date of this Agreement, none of the Acquired Corporations, their respective boards of directors, board of managers or managers or any of its or their respective Affiliates or Representatives, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal. None of the Acquired Corporations has terminated or waived any rights under any confidentiality, “standstill” non-solicitation or similar agreement with any third party to which any of the Acquired Corporations is or was a party or under which any of the Acquired Corporations has or had any rights.

               3.28        No Other Representations or Warranties. Except for the representations and warranties set forth in Section 3 and the Company Disclosure Schedule, the Company has not made any representation or warranty, expressed or implied, as to the Company or as to the accuracy or completeness of any information regarding the Company furnished or made available to the Parent or Merger Sub or its Representatives. The Parent and Merger Sub acknowledge that, except for the representations and warranties contained in Section 3, and the Company’s Disclosure Schedule, the Company makes no other representations or warranties, and neither Parent nor Merger Sub is relying on any representations and warranties of the Company except as contained in Section 3, and the Company’s Disclosure Schedule and the Company hereby disclaims any other representations and warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the Contemplated Transactions, notwithstanding the delivery of or disclosure to the Parent or Merger Sub or any of their Representatives, any document or any other information with respect to one or more of the foregoing.

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SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

               Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

               4.1          Organization and Good Standing. Each of Parent and Merger Sub are corporations duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which Parent or Merger Sub is party or by which Parent or Merger Sub or any of their respective assets are bound. Each of Parent and Merger Sub are duly qualified to do business as foreign corporations and are in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

               4.2          Authority; No Conflict.

                                      (a)          Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing of a Certificate of Merger as required by the DGCL and the adoption of this Agreement by Parent as sole stockholder of Merger Sub which shall occur promptly after the execution and delivery of this Agreement). This Agreement has been duly and validly executed and delivered by Parent, and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                                      (b)         Except for violations and defaults that would not materially and adversely affect Parent’s or Merger Sub’s ability to consummate any of the transactions contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or Merger Sub, or that otherwise relates to the business of, or any of the assets owned or used by, Parent or Merger Sub; (iv) cause Parent or Merger Sub to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by Parent or Merger Sub to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Parent or Merger Sub is party or by which Parent or Merger Sub or any of their respective assets are bound; (vii) require a Consent from any Person; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Parent or any of its Subsidiaries, except, in the case of clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, individually or in the aggregate, adversely affect Parent and its Subsidiaries, taken as a whole, in any material respect.

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                                      (c)          The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by each of Parent and Merger Sub will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, and (B) filing of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent each of Parent or Merger Sub from performing their respective its obligations under this Agreement.

               4.3          Legal Proceedings.

                                      (a)          Except as set forth in Section 4.3 of the Parent Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against Parent or Merger Sub, and (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                                      (b)          To Parent’s knowledge, (i) no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               4.4          Proxy Statement. None of the information supplied by Parent, Merger Sub or their respective officers, directors, representatives, agents, employees or Affiliates for inclusion or incorporation by reference in the Proxy Statement will, on the date the Proxy Statement is first sent to the Company’s stockholders, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               4.5          Funds. Parent has, and upon the Effective Time, Parent and Merger Sub will have, sufficient funds to cause the Parent, Merger Sub and Surviving Corporation to consummate the Merger, to pay the Merger Consideration and any other payments contemplated by this Agreement, and to pay all fees and expenses in connection therewith.

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               4.6          Ownership and Activities of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

               The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which have been validly issued, are fully paid and non-assessable and are owned by Parent free and clear of any Encumbrance.

               4.7          Ownership of Company Common Stock. None of Parent or Merger Sub or any of their Affiliates owns (directly or indirectly, beneficially or of record) any Company Common Stock or holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

SECTION 5

COVENANTS

               5.1          Access and Investigation.

                                      (a)          During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), subject to (i) applicable Antitrust Laws relating to the exchange of information, (ii) applicable Laws protecting the privacy of employees and personnel files, (iii) applicable undertakings given by the Company to others prior to the date hereof requiring confidential treatment of documents, and (iv) appropriate limitations on the disclosure of other information to maintain attorney-client privilege, the Company shall, and shall cause the Acquired Corporation’s Representatives to, (1) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents, and with such additional financial, operating and other data and information regarding the Acquired Corporations as Parent may request, (2) cause its officers to confer regularly with Parent concerning the status of the Company’s business, in each case as Parent may reasonably request and (3) provide Parent and Parent’s Representative with reasonable access to the Company’s significant clients and vendors. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with, or afford Parent the right to make, copies of (A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company’s senior management, including copies of the unaudited monthly consolidated financial statements; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and (D) any material notice of alleged violations or legal non-compliance received by any of the Acquired Corporations from any Governmental Body.

                                      (b)         Company and Parent agree that all information so received from the other shall be deemed received pursuant to the Confidentiality Agreement.

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               5.2          Pre-Closing Operations; Notification Obligations.

                                      (a)          During the Pre-Closing Period, except as contemplated by this Agreement, the Company shall:

                                               (i)           cause each of the Acquired Corporations (A) to conduct in all material respects, its business and operations in the Ordinary Course of Business; and (B) to comply in all material respects with all applicable Laws and all Material Contracts (which for the purpose of this Section 5.2 shall include any Contract that would be a Material Contract if existing on the date of this Agreement);

                                               (ii)          use commercially reasonable efforts so that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with its key suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the respective Acquired Corporations; and

                                               (iii)         use commercially reasonable efforts to keep in full force all insurance policies referred to in Section 3.19.

                                      (b)         During the Pre-Closing Period, except as contemplated by this Agreement or pursuant to the terms of the Acquired Corporations’ Contracts with its clients entered into in the Ordinary Course of Business, or as otherwise subsequently approved in writing by such clients (and except with the prior written consent of Parent), the Company shall not, and shall not permit any of the other Acquired Corporations to:

                                               (i)           (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any Acquired Corporation or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock) or (D) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of any Acquired Corporation;

                                               (ii)          issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights, other than (i) the issuance of shares of Company Common Stock upon the exercise of Stock Options in accordance with their present terms and shares reserved for issuance noted in Section 3.3(a) and (ii) issuance of shares of Company Common Stock upon conversion of Company Series D Preferred Stock;

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                                               (iii)         amend or propose to amend its certificate of incorporation or bylaws (or similar Organizational Documents) or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

                                               (iv)         acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof;

                                               (v)          acquire any material assets or a license therefore other than in the Ordinary Course of Business or incur any capital expenditures, or any obligations or liabilities in connection therewith, except pursuant to existing Contracts or Contracts entered into the Ordinary Course of Business with clients of the Acquired Corporations, or that, in the aggregate, would not exceed $50,000 during any fiscal quarter;

                                               (vi)         enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or change, terminate or fail to exercise any right to renew any lease or sublease of real property;

                                               (vii)        sell, grant a license in, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its material properties or assets other than the sale of inventory and the granting of licenses in the Ordinary Course of Business;

                                               (viii)       other than contract bonding requirements in the Ordinary Course of Business or pursuant to the Company Credit Agreements, repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                                               (ix)         make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company and except for customary travel and other advances to employees and Representatives in the Ordinary Course of Business;

                                               (x)          (a) pay, discharge, settle or satisfy any material claims (including claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the Ordinary Course of Business or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the Ordinary Course of Business, (b) waive, release, grant or transfer any right of material value under a Material Contract other than in the Ordinary Course of Business or (c) commence any Legal Proceeding;

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                                               (xi)         enter into any Material Contract (a) except in the Ordinary Course of Business but in no event requiring payment by the Acquired Corporations in excess of $100,000, (b) if consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the material properties or assets of any Acquired Corporation or Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Material Contract; (c) containing any restriction on the ability of any Acquired Corporation to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent and its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                                               (xii)        reduce or terminate any Contract to which any Acquired Corporation is a party, or waive, release or assign any rights or claims thereunder, in each case at a cost to the Acquired Corporations in an amount greater than $50,000;

                                               (xiii)       except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of any Acquired Corporation or cause more than 20 Employment Losses to occur at any single site of employment;

                                               (xiv)       hire any new employee at the level of manager or above or with an annual base salary in excess of $100,000, promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any independent contractor whose engagement may not be terminated by the Company on 30 days’ notice or less;

                                               (xv)        increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director, manager or independent contractor of any Acquired Corporation, except for increases in the Ordinary Course of Business in base compensation for any employee, officer, director, manager or independent contractor that were communicated to such employee, officer, director, manager or independent contractor prior to the date hereof;

                                               (xvi)       except as required to comply with applicable Law, any Contract or Company Employee Plan in effect on the date of this Agreement, or as contemplated by this Agreement, (A) pay to any employee, officer, director, manager or independent contractor of any Acquired Corporation any benefit not provided for under any Contract or Company Employee Plan in effect on the date of this Agreement, (B) grant any awards under any Company Employee Plan (including the grant of Stock Options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract or Company Employee Plan or awards made thereunder), (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Company Employee Plan, (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract or Company Employee Plan, (E) adopt, enter into or amend any Company Employee Plan other than offer letters entered into with new employees in the Ordinary Course of Business that provide, except as required by applicable Law, for “at will employment” with no severance benefits or (F) make any material determination under any Company Employee Plan that is not in the Ordinary Course of Business;

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                                               (xvii)      (A) fail to accrue a reserve in its books and records and financial statements in accordance with past practice for Taxes payable by, or with respect to, the Acquired Corporations, (B) settle or compromise any Legal Proceeding relating to any material Tax or (C) make or revoke any material Tax election;

                                               (xviii)     except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in financial or Tax accounting methods, principles or practices;

                                               (xix)        take any action (or omit to take any action) if such action (or omission) would make or would reasonably be likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

                                               (xx)         engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practices) to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practices) to be made in subsequent fiscal quarters or (C) any practice which would have the effect of postponing to subsequent fiscal quarters expenses by any Acquired Corporation that would otherwise be expected (based on past practices) to be accrued in prior fiscal quarters (including the current fiscal quarter);

                                               (xxi)        change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, in any material respect; or

                                               (xxii)       authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

                                               (xxiii)      The Company and its Subsidiaries shall prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date on the same basis and consistent with past practices employed on the Tax Returns referred to in Section 3.11(m) and shall give Parent a reasonable opportunity to review and approve the same before any such filing and shall pay and discharge all Taxes before the same shall become delinquent, except to the extent (a) the same are being contested in good faith and by appropriate proceedings diligently pursued and in such manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of the Company and its Subsidiaries, and (b) reserves have been set aside on the Company’s books in an amount of the demanded principal imposition and penalties and interest.

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                                               (xxiv)     Between the date of this Agreement and the Closing Date, the Company shall give Parent and its authorized representatives full access to all properties, books, records and Tax Returns of the Company or its Subsidiaries and shall give Parent prompt notice of any pending or threatened Tax audit, assessment or adjustment.

                                      (c)          During the Pre-Closing Period, the Company shall, promptly following its Knowledge thereof, notify Parent in writing of:

                                               (i)           the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;

                                               (ii)          any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

                                               (iii)         any material breach of any covenant of the Company in this Agreement;

                                               (iv)         any material Legal Proceeding pending against or with respect to the Acquired Corporations in respect of any Tax matter;

                                               (v)          any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has reduced or would reasonably be expected to reduce the Acquired Corporations’ assets or net income by an amount in excess of $100,000; and

                                               (vi)         (A) any notice or other communication from any Person alleging that the Consent of such Person under a Material Contract is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                                      (d)         From time to time from the date of this Agreement up to an including the Closing Date, the Company shall promptly supplement or amend any schedules in the Company Disclosure Schedule with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule to the Company Disclosure Schedule. No supplement or amendment of a Company Disclosure Schedule to this Agreement made pursuant to this clause shall be deemed to constitute a cure of any breach of any representation or warranty made by the Company pursuant to this Agreement or constitute a waiver of or consent to any such breach by Parent.

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                                      (e)          During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                                               (i)          the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement;

                                               (ii)         any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

                                               (iii)        any material breach of any covenant of Parent;

                                               (iv)        any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely; and

                                               (v)         (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent or the transactions contemplated by this Agreement.

No notification given to the Company pursuant to this Section 5.2(e) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

               5.3          No Solicitation of Acquisition Proposals.

                                      (a)          From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7.1, except as set forth below, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to (i) solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead directly to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any Acquisition Agreement; provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 5.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Proposal or an Acquisition Proposal that the Company Board reasonably believes is likely to result in a Superior Proposal if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached any provision of this Section 5.3, (2) the Company Board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (3)  at least 24 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person, the material terms thereof and any term sheet, letter of intent or similar document and draft acquisition agreement or financing documents related thereto and the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) at least 24 hours prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished or made available by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 5.3(a) by the Company.

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                                      (b)         From and after the date of this Agreement the Company shall promptly (and in no event later than three (3) Business Days after receipt of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal) advise Parent orally and in writing of any Acquisition Proposal or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, or indication of interest, and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period, and shall provide Parent with any relevant documentation related thereto, including but not limited to, proposed merger or other acquisition agreements, financing document, letters, or commitments. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

                                      (c)         The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which any of the Acquired Corporations is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

                                      (d)         Except as expressly provided by Section 5.3(e), at any time after the date hereof, neither the Company Board nor any committee thereof shall: (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Board Recommendation, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) after the public announcement of the submission of an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within 10 Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Acquisition Proposal on a Schedule TO or (E) fail to include the Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement.

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                                      (e)          Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Required Company Stockholder Vote, the Company may effect a Recommendation Change if the Company Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and determines in good faith (after consultation with its independent financial advisors and legal counsel) that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company stockholders under applicable Law, provided that (A) the Company has not breached any of Section 5.3, (B) the Company shall have given Parent at least two (2) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal and the identity of the party making such Superior Proposal) and, no later than the time of such notice, provided Parent a copy of the relevant proposed transaction agreement and other material documents (including but not limited to any financing documents) with the party making such Superior Proposal, (C) if requested by Parent, the Company shall have negotiated in good faith with Parent during such two (2) Business Day notice period to enable Parent to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (D) the Company Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel), any changes to this Agreement proposed by Parent and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (E) in the event of any change to the financial terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and copies of the relevant proposed transaction agreement and other material documents and the two (2) Business Day notice period shall have recommenced.

                                      (f)          Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, in no event shall the Company or the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.3(e) (it being understood that a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed a modification of the Company Board’s approval or recommendation of the Merger and this Agreement).

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               5.4          Stockholder Approval and Proxy Statement.

                                      (a)          The Company shall use its best efforts to prepare and file with the SEC, within 20 calendar days after the date hereof, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company will use commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after filing with the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company, without providing Parent a reasonable opportunity to review and comment thereon. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Laws, disseminated to the Company’s stockholders.

                                      (b)          The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock and Company Series D Preferred Stock for the purpose of considering the approval and adoption of this Agreement (the “Company Stockholders Meeting”), and a proposal to adjourn the Company Stockholders Meeting if there are not sufficient votes at the time of the Company Stockholders Meeting to obtain the Required Company Stockholder Vote. The Company Stockholders Meeting shall be held within 30 calendar days of the date of mailing the definitive Proxy Statement; provided, however, for the avoidance of doubt, the Company, at the request of Parent shall postpone or adjourn the Company Stockholders Meeting (i) for the absence of a quorum; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure prior to the Company Stockholders Meeting; or (iii) if required by Law. Subject to Section 5.3, the Company Board shall include the Board Recommendation in the Proxy Statement. Unless the Company Board shall have made a Recommendation Change in compliance with Section 5.3, the Company shall use commercially reasonable efforts to take all actions necessary or advisable to secure the vote or consent of stockholders required by the DGCL to effect the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 5.4(b) shall not be limited by or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or a Recommendation Change.

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               5.5          Regulatory Approvals.

                                      (a)          Parent, Merger Sub and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent, Merger Sub and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Material Contract or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

                                      (b)         Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose, transfer or hold separate, or cause any of its Subsidiaries to dispose, transfer or hold separate any assets or operations, or to commit or to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; or (iii) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

               5.6          Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the consummation of the Merger, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

               5.7          Disclosure.

                                      (a)          Parent and the Company will provide each other a reasonable opportunity to review and make reasonable comment upon, any press release or other public statement with respect to this Agreement and the business combination contemplated hereby and, except as may be required by applicable Law or any listing agreement with, or regulation of, any securities exchange or market on which the Shares or ultimate parent of Parent, are listed, will not issue any such press release or make any such public statement prior to receiving the other party’s consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that each of Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 5.7.

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                                      (b)         Before any written communications related to the Merger of any party hereto or any of their respective “participants” (as defined in Rule 165 of the Securities Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third-party or otherwise made accessible on the website of such party or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) used by any executive officer, key employee or advisor of such party or any such participant, as applicable, as a script in discussions or meetings with any such third parties, Parent or the Company, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such written communications related to the Merger for purposes of, among other things, determining whether that communication is required to be filed pursuant to Rule 425 of the Securities Act or Rule 14a-12 of the Exchange Act, as applicable. Each party shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such written communications related to the Merger. For purposes of the foregoing, written communications related to the Merger shall include, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise).

               5.8          Section 16 Matters. Prior to the Effective Time, the Company Board shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is subject to Section 16 of the Exchange Act of Shares or Stock Options pursuant to this Agreement or the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

               5.9          Company Equity Awards; Warrants; Termination and Release Agreements.

                                      (a)          Prior to the Closing, the Company shall take all action necessary to ensure that as of the Effective Time, each warrant to purchase shares of Company Common Stock (a “Company Warrant”) then outstanding, whether or not then exercisable or vested, and each Stock Option, shall be canceled by the Company in consideration for which the holder thereof shall thereupon be entitled to receive promptly after the Effective Time, cash without interest thereon in an amount (if any) equal to the difference of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Warrant or Stock Option, and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Warrant or Stock Option, minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.

                                      (b)          Termination of Plans and Release. Each person holding Stock Options or Company Restricted Stock Awards pursuant to Company Equity Plans or otherwise shall have executed and delivered a termination and release agreement in form and substance satisfactory to Parent in its reasonable discretion prior to receiving payment with respect to such Stock Options or Company Restricted Stock Awards of the consideration set forth in Section 1.5.

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               5.10        Indemnification of Officers and Directors, etc.

                                      (a)         All rights to indemnification, advancement of expenses and exculpation under any of the Acquired Corporations certificate of incorporation, bylaws (or similar organizational documents) or indemnification contracts existing at the Effective Time in favor of those Persons who are, or were, or became directors or officers of the Company at or prior to the Effective Time (each, a “Covered Party”) shall survive the Merger and shall be observed by the Surviving Corporation and the Parent to the fullest extent permitted by Delaware Law, and not be amended, repealed or otherwise by the Surviving Corporation for a period of six years from the Effective Time.

                                      (b)         The Company shall, and if the Company is unable to the Parent shall, at no cost to the Covered Parties, purchase one or more, prepaid policies to provide to each Covered Party an insurance and indemnification policy that provides for six years from the Effective Time, coverage for events occurring prior to the Effective Time (including in connection with the Contemplated Transaction) in amount and scope that is no less favorable to the Covered Parties than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage for the period of six years from the Effective Time; provided, however, that the total cost to the Company for such prepaid policies shall not exceed 300% of the current annual premium.

                                      (c)         Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.10 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                                      (d)         The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to Law, contract or otherwise.

                                      (e)         In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.10.

               5.11        Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation or any similar provision of the Organizational Documents shall become applicable to the transactions contemplated by this Agreement, the Company Board shall grant such approvals and take such actions as are necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and otherwise act to eliminate or minimize the effects of such statute, regulation or provision on the transactions described herein.

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               5.12        Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

               5.13        Resignation of Directors. The Company shall obtain the written resignation of all directors of the Acquired Corporations effective as of the Effective Time.

               5.14        Tax Returns. After the Effective Time, the Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns required to be filed by the Company after the Effective Time for all periods ending on or prior to the Effective Time. The Company shall provide Parent with a copy of each such Tax Return not less than fifteen (15) business days prior to the due date thereof, for Parent’s review and comment on each such Tax Return prior to filing, and such Tax Return shall not be filed without the approval of the Parent. Unless otherwise required by applicable Law, such Tax Returns shall be prepared on a basis consistent with past practice.

SECTION 6

CONDITIONS TO THE MERGER

               6.1          Conditions to Each Party’s Obligation to Effect the Merger. The obligations of each party to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable Laws:

                                      (a)          Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

                                      (b)          No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Law enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

                                      (c)          No Litigation. There shall not be pending or any threatened Legal Proceeding by a Governmental Body challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

               6.2          Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived by Parent in whole or in part to the extent permitted by applicable Laws:

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                                      (a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to (i) such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date, and (ii) any update of or amendment or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded) except where the failure to be accurate (disregarding all qualifications contained therein relating to materiality or a Material Adverse Effect on the Acquired Corporations) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations (other than with respect to Sections 3.1(a), 3.2 and 3.3(a) which shall not be subject to any materiality standard), and the Parent and the Merger Sub shall have received a certificate signed by an authorized officer of the Company to that effect. Notwithstanding the foregoing, with respect to Section 3.3(a), de minimis increases shall not be deemed a breach. For the avoidance of doubt, “de minimis” shall mean for purposes of this Section 6.2(a) such number of additional shares of Common Stock so that the aggregate Merger Consideration does not increase by more than 1/50 of 1%.

                                      (b)          Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement and the Parent and the Merger Sub shall have received a certificate signed by an authorized officer of the Company to that effect.

                                      (c)          No Litigation. There shall not have been instituted, pending or overtly threatened in writing, indicating a present intention and capability to initiate, any action or proceeding by or before any Governmental Body that has resulted or is reasonably likely to result in any of the consequences referred to in Section 6.1(b), except for any legal proceedings made or brought by any stockholders of the Company (on their own behalf or on behalf of the Company) arising out of the transactions contemplated by this Agreement.

                                      (d)          No Material Adverse Effect. No Material Adverse Effect on the Acquired Corporations shall have occurred following the execution and delivery of the Agreement and the Parent and the Merger Sub shall have received a certificate signed by an authorized officer of the Company to that effect.

                                      (e)          Dissenting Shares. Holders representing no more than five percent (5%) of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall continue to have a right to exercise appraisal or similar rights under the DGCL.

                                      (f)           Cash at the Effective Time.

                                               (i)          The Company shall have cash in an amount of not less than $8,000,000 at the Effective Time after giving effect to the Contemplated Transactions, provided that such amount may be reduced by up to $2,000,000 in fees and expenses paid by the Company in connection with the Merger and the Contemplated Transactions (as so reduced, the “Cash Amount”). However, the sum of expenses paid and expenses incurred but unpaid may exceed $2,000,000 and the Cash Amount shall be increased dollar-for-dollar by the amount such fees and expenses exceed $2,000,000. If all or a portion of such fees and expenses are incurred but not paid, the unpaid amount shall be accrued on the Company’s balance sheet, and will not be deemed to have reduced the Cash Amount.

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                                               (ii)         By way of illustration (i) if the Company’s accrued and unpaid expenses at the Effective Time are $1,700,000 and paid expenses are $200,000, the Cash Amount at the Effective Time shall not be less than $7,800,000; (ii) if the Company’s accrued and unpaid expenses at the Effective Time are $2,000,000 and paid expenses are $0, the Cash Amount at the Effective Time shall not be less than $8,000,000; and (iii) if the Company’s accrued and unpaid expenses at the Effective Time are $2,200,000 and paid expenses are $100,000, the Cash Amount at the Effective Time shall not be less than $8,200,0000.

                                               (iii)        For purposes of calculating the Cash Amount, the Company may include any cash obtained or that may be obtained pursuant to the Supplier Agreement, provided, however, that (i) amounts invoiced on the first day of a calendar month and payable through the Supplier Agreement shall only be included in the calculation of the Cash Amount at the rate of 50% of the amount so invoiced until the 14th day of such month, with the remaining 50% of such amount available for inclusion thereafter, and (ii) any such amounts are not subject to any charge-back under the Supplier Agreement or any other similar clawback, put-back, repayment, reimbursement or reinstatement right.

               6.3          Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Laws:

                                      (a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to (i) such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), except where the failure to be accurate (disregarding all qualifications contained therein relating to materially or a Material Adverse Effect on the Parent) has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent).

                                      (b)          Performance of Obligations of Parent and Merger. Each of Parent and Merger Sub shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement.

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SECTION 7

TERMINATION

               7.1          Termination. This Agreement may be terminated prior to the Effective Time (whether before or, subject to the terms hereof, after adoption of this Agreement by the Company’s stockholders):

                                      (a)          by mutual written consent of Parent and the Company;

                                      (b)          by either Parent or the Company if the Merger shall not have been consummated on or before November 15, 2014, (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date;

                                      (c)          by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                                      (d)          by either Parent or the Company if (i) the Company Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform its obligations required to be performed by such party at or prior to the Effective Time;

                                      (e)          by the Company:

                                               (i)          if the Company is not in material breach of its obligations or its representations and warranties under this Agreement, and (A) there shall have been a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or (B) any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, which breach would if occurring or continuing on the date the Closing would otherwise occur, would result in the failure of any of the conditions specified in Section 6.3(a) or 6.3(b); provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then upon notice by Parent to Company delivered no later than two (2) calendar days after delivery of the notice from Parent referred to in (x) below, that it intends to cure such breach or such inaccuracies, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e)(i) unless such breach or inaccuracies have not been cured by the earlier of the earlier of (x) 30 calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (y) the Outside Date; or

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                                               (ii)         if, at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, (i) the Company Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that such is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (ii) the Company has not breached any of the provisions of Section 5.3, (iii) the Company shall have given Parent at least two (2) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal and the identity of the party making such Superior Proposal) and, no later than the time of such notice, provided Parent a copy of the relevant proposed transaction agreement and other material documents with the party making such Superior Proposal (including, but not limited to, any financing documents), (iv) if requested by Parent, the Company shall have negotiated in good faith with Parent during such two (2) Business Day period to enable Parent to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (v) the Company Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel) any changes to this Agreement proposed by Parent in a written offer capable of acceptance, and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were accepted by the Company, (vi) in the event of any change to the financial or other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent, an additional notice and copies of the relevant proposed transaction agreement and other documents and have provided to Parent another two (2) Business Day notice period and (vii) prior to or concurrently with the termination of this Agreement, the Company pays Parent the Company Termination Fee in accordance with Section 7.3(b)(i).

                                      (f)           by Parent:

                                               (i)          if Parent is not in material breach of its obligations or its representations and warranties under this Agreement, and (A) there shall have been a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (B) any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, which breach would, if occurring or continuing on the date the Closing would otherwise occur, would result in the failure of any of the conditions specified in Section 6.2(a) or 6.2(b); provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts (it being understood that a failure to comply with Section 5.3 shall be deemed incapable of being cured), then upon notice by Company to Parent delivered no later 2 calendar days after delivery of the notice from Parent referred to in (x) below, that it intends to cure such breach or such inaccuracies, Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f)(i) unless such breach or inaccuracies have not been cured by the earlier of (x) 30 calendar days after delivery of written notice from the Parent to Company of such breach or inaccuracy, as applicable, or (y) the Outside Date;

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                                               (ii)         in the event that a Company Triggering Event shall have occurred;

                                               (iii)        if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Acquired Corporations, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; or

                                               (iv)        if Holders representing more than five percent (5%) of the issued and outstanding Company Common Stock shall continue to have the right to exercise appraisal or similar rights under the DGCL.

               7.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, provided, however, that (a) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any fraud, or from any liability for any material and intentional inaccuracy in or breach of any representation or any material and intentional breach of any warranty, covenant or other provision contained in this Agreement occurring prior to termination.

               7.3          Expenses; Termination Fees.

                                      (a)          Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                      (b)          The Company shall pay to Parent a termination fee of $2,080,000 (the “Company Termination Fee”) by wire transfer of immediately available funds in the event that this Agreement is terminated as follows:

                                               (i)          if the Company shall terminate this Agreement pursuant to Section 7.1(e)(ii), the Company shall pay to Parent the Company Termination Fee prior to or at the time of the termination of this Agreement;

                                               (ii)         if Parent shall terminate this Agreement pursuant to Section 7.1(f)(ii), the Company shall pay to Parent the Company Termination Fee within five (5) Business Days of such termination; and

                                               (iii)        if (x) Parent shall terminate this Agreement pursuant to Section 7.1(f)(i) or (y) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(b) or 7.1(d) and (A) prior to the time of termination, an Acquisition Proposal with respect to the Company shall have been made to the Company Board or the Company or publicly announced, and (B) the Company enters into an Acquisition Agreement with respect to, or consummates, an Acquisition Transaction within 12 months following the date this Agreement is terminated, the Company shall pay to Parent the Company Termination Fee within five (5) Business Days of the closing of the Acquisition Transaction. For purposes of this Section 7.3(b)(iii), “Acquisition Transaction” shall have the meaning ascribed thereto in Exhibit A except that references in the definition of “Acquisition Transaction” to “15%” shall be replaced by “50%”.

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                                      (c)          If the Company fails to pay when due any amount payable under this Section 7.3, (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the “prime rate” (as reported by the Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

                                      (d)          In the event that this Agreement is terminated by Company or Parent pursuant to Section 7.1(d), then Company shall pay to Parent an amount equal to the sum of Parent’s and Merger Sub’s reasonably documented transaction related expenses, including but not limited to attorneys’ and accounting fees and expenses, and other professional fees and expenses (not to exceed $500,000) by wire transfer of same day funds, within two (2) Business Days of such termination; provided, however that the payment by Company of such expenses pursuant to this Section 7.3(d) shall be credited against any obligation of Company to pay the Termination Fee pursuant to Section 7.3(b).

SECTION 8

MISCELLANEOUS PROVISIONS

               8.1          Amendment. This Agreement may be amended at any time prior to the Effective Time by the parties hereto, by action taken or authorized by their respective boards of directors, whether before or after adoption of this Agreement by the stockholders of the Company; provided, however, that after any such stockholder approval of this Agreement, no amendment shall be made to this Agreement that by Law requires further approval or authorization by the stockholders of the Company without such further approval or authorization. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the parties hereto.

               8.2          Remedies Cumulative; Waiver.

                                      (a)          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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                                      (b)          At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

               8.3          No Survival. None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement shall survive the Effective Time.

               8.4          Entire Agreement. This Agreement (including the documents relating to the Merger referred to in this Agreement), the Voting Agreements and the Confidentiality Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior representations and warranties and agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

               8.5          Execution of Agreement; Counterparts; Electronic Signatures.

                                      (a)          This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                                      (b)          The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

                                      (c)          Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document contemplated.

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               8.6          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

               8.7          Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware.

               8.8          WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

               8.9          Disclosure Schedules.

                                      (a)          The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3. The information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3, as the case may be, and shall not be deemed to relate to or to qualify any other representation or warranty.

                                      (b)          If there is any inconsistency between the statements in this Agreement and those in the Company Disclosure Schedule (other than an exception set forth as such in the Company Disclosure Schedule), the statements in this Agreement will control.

                                      (c)          Every statement made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Section 3.

               8.10        Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder and except as provided in Section 7.3(c), the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

               8.11        Assignments and Successors. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights hereunder may be assigned by such party without the prior written consent of the other parties hereto. Any attempted assignment of this Agreement or of any such rights by the Company, Parent or Merger Sub without the consent of the other parties hereto shall be void and of no effect.

               8.12        No Third Party Rights. There are no third party beneficiaries of this Agreement. Notwithstanding the foregoing, following the Effective Time (but not unless and until the Effective Time occurs) (i) the provisions of Section 5.10 shall be enforceable by each Covered Party described therein and such Covered Party shall be a third party beneficiary of Section 5.10 of this Agreement, and (ii) holders of Shares, Stock Options and Company Warrants will have the right to pursue claims for damages for any breach of the obligation to pay the Merger Consideration provided in Section 1.5 after the Effective Time.

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               8.13        Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Company (before the Closing):

75 Ninth Avenue
New York, New York 10011
Attention: Chairman of the Board and Chief Executive Officer

with a copy to:

Fox Rothschild LLP
Attention: Zev M. Bomrind, Esq.
100 Park Avenue
Suite 1500
New York, New York 10017
Fax No.: (212) 692-0940
E-mail Address: zbomrind@foxrothschild.com

Parent and Merger Sub:

150 East 42nd Street
New York, New York 10017
Attention: General Counsel

with a copy to:

Moses & Singer LLP
Attention: Dean Swagert, Esq.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1299
Fax No.: (212) 554-7700
E-mail Address: dswagert@mosessinger.com

               8.14        Cooperation; Further Assurances. Each party hereto agrees to cooperate fully with the other parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

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               8.15        Construction; Usage.

                                      (a)          Interpretation. In this Agreement, unless a clear contrary intention appears:

                                               (i)          the singular number includes the plural number and vice versa;

                                               (ii)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                                               (iii)        reference to any gender includes each other gender;

                                               (iv)        reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                                               (v)         reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                                               (vi)        “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

                                               (vii)       “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

                                               (viii)      “or” is used in the inclusive sense of “and/or”;

                                               (ix)         with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

                                               (x)          references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

                                      (b)          Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

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                                      (c)          Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

               8.16        Enforcement of Agreement. Each party acknowledges and agrees that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the other parties may be entitled, at law or in equity, such parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

               8.17        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

               8.18        Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signature Page to Follow]

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               In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Aegis Lifestyle, Inc.

By:	/s/ Dave Wein

Name:	Dave Wein

Title:	President

Morgan Acquisition, Inc.

By:	/s/ Dave Wein

Name:	Dave Wein

Title:	President

‘mktg, inc.’

By:	/s/ Charles Horsey

Name:	Charles Horsey

Title:	Chief Executive Officer

Aegis Media Americas, Inc. as the direct parent entity of the Parent and the Merger Sub, unconditionally and irrevocably guarantees to the Company the complete and timely fulfillment of the payment (but not performance) obligations of the Parent and the Merger Sub set forth in this Agreement.

AEGIS MEDIA AMERICAS, INC.

By:	/s/ Dave Wein
Name:	Dave Wein
Title:	Chief Financial Officer

EXHIBIT A

CERTAIN DEFINITIONS

               For purposes of the Agreement (including this Exhibit A):

“Acquired Corporation” shall mean the Company or any of its Subsidiaries, and “Acquired Corporations” shall mean the Company and all of its Subsidiaries.

“Acquired Corporation Contract(s)” shall mean any Contract, including any Material Contract (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

“Acquired Corporation Product(s)” shall mean each and all of the products of any Acquired Corporation (including without limitation all software products), whether currently being distributed, currently under development, or otherwise anticipated to be distributed under any product “road map” of an Acquired Corporation.

“Acquired Corporation Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Rights owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

“Acquisition Agreement” shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

“Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation or party thereto or any of the Acquired Corporations’ securities are the subject thereof, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (b) any sale (other than sales of inventory or assets in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than sales of inventory or assets in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Company.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person with the meaning of the Securities Act, as amended, and the rules and regulations promulgated thereunder.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Antitrust Laws” shall mean the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Laws under any applicable jurisdictions, whether federal, state, local or foreign.

“Balance Sheet” shall have the meaning set forth in Section 3.10.

“Blue Sky Laws” shall have the meaning set forth in Section 3.2(c).

“Board Recommendation” shall have the meaning set forth in Section 1.7.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

               “Cash Amount” shall have the meaning set forth in Section 6.2(f)(i).

“Certificate” shall have the meaning set forth in Section 2.1(b).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Certifications” shall have the meaning set forth in Section 3.4(a).

               “Class A Convertible Preferred Stock” shall mean the Company’s Class A Convertible Preferred Stock, $.001 par value, authorized in the filing of the Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on March 12, 1992.

               “Class B Convertible Preferred Stock” shall mean the Company’s Class B Convertible Preferred Stock, $.001 par value, authorized in the filing of the Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on March 12, 1992.

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Agreement” shall mean a written and legally binding agreement with a Governmental Body relating to Taxes.

“Closing Date” shall have the meaning set forth in Section 1.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Board” shall mean the board of directors of the Company.

“Company Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.

               “Company Credit Agreements” shall mean (i) that certain Loan and Security Agreement between the Company and TD Bank, NA dated November 23, 2011, as the same may have been amended, and (ii) the Supplier Agreement.

“Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.9 and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Employee Plan” shall mean an (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); and (ii) without duplication, any plan or arrangement providing for deferred compensation; stock purchase, stock option, stock appreciation right or other equity-based incentive compensation; severance; change-in-control; termination pay; medical or disability which is sponsored, maintained or contributed to or required to be contributed to by any of the Acquired Corporations or any ERISA Affiliate of the Acquired Corporations.

               “Company Equity Plans” shall mean: the 2002 Long Term Incentive Plan and the 2010 Equity Inventive Plan

“Company Financial Advisor” shall have the meaning set forth in Section 3.24.

               “Company Minority Interest Business” shall have the meaning set forth in Section 3.3(e).

“Company Preferred Stock” shall mean the Preferred Stock, $0.001 par value per share, of the Company.

“Company Registered IP” shall have the meaning set forth in Section 3.9(a).

“Company Restricted Stock Awards” shall mean Company Common Stock subject to forfeiture as of the date hereof awarded under the Company Equity Plans.

“Company SEC Reports” shall have the meaning set forth in Section 3.4(a).

               “Company Series D Preferred Stock” shall mean the Series D Convertible Participating Preferred Stock of the Company created by a Certificate of Designations filed with the Delaware Secretary of State on December 15, 2009.

“Company Stockholders Meeting” shall have the meaning set forth in Section 5.4(b).

“Company Termination Fee” shall have the meaning set forth in Section 7.3(b).

“Company Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred: (a) the Company Board or any committee thereof shall have for any reason effected a Recommendation Change or resolved to do so; (b) the Company shall have failed to include in the Proxy Statement the Board Recommendation; (c) the Company Board fails to reaffirm (without material qualification, which would be viewed by a reasonable stockholder as having the effect of failing to reaffirm the Board Recommendation) the Board Recommendation, or fails to publicly state the Merger is in the best interests of the Company’s stockholders, within 10 Business Days after Parent requests, in writing, after the public announcement of the submission of an Acquisition Proposal, that such action be taken; (d) the Company Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal (whether or not a Superior Proposal); (e) the Company shall have entered into any Acquisition Agreement (whether or not relating to a Superior Proposal); or (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal with ten (10) Business Days after such Acquisition Proposal is announced or (h) any of the acquired Corporations or any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in Section 5.3.

“Company Warrant” shall have the meaning set forth in Section 5.9(a).

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated September 26, 2013 by and between Dentsu Holdings USA, Inc. and MKTG, Inc.

               “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall have the meaning set forth in Section 3.2(a).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Controlled Group Liability” shall have the meaning set forth in Section 3.12(c).

“Copyrights” shall mean all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

“Covered Party” shall have the meaning set forth in Section 5.10(a).

“DGCL” shall have the meaning set forth in the Recitals.

“Dissenting Shares” shall have the meaning set forth in Section 1.6.

“EDGAR” shall have the meaning set forth in Section 3.4(a).

“Effective Time” shall have the meaning set forth in Section 1.3.

“Employment Loss” means, with respect to any full-time employee, (i) an employment termination, other than a discharge for cause, voluntary departure or retirement, (ii) a layoff, (iii) a reduction in hours of work of more than fifty percent (50%) or (iv) any other event that, if aggregated with enough such other events, would trigger the notification requirements of the WARN Act.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, right of first offer, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental, Health, and Safety Liabilities” shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and responses, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

“Environmental Law” shall mean any Law that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 3.12(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.1(a).

“Exchange Fund” shall have the meaning set forth in Section 2.1(a).

“Filed Company SEC Reports” shall have the meaning set forth in Section 3.4(a).

“GAAP” shall mean generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.5 were prepared.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-Governmental Body of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof, or synthetic substitutes therefore, and asbestos or asbestos-containing materials.

“HMO” shall have the meaning set forth in Section 3.12(n).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Issued Patents” shall mean all issued, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Body.

“Knowledge” shall mean the knowledge of any executive officer of the Company which should have been discovered after reasonable inquiry and investigation, or in the course of the management of the Acquired Corporations after reasonable inquiry.

“Law” shall mean any foreign, federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

               “Liquidity Option” shall mean that certain Stock Option, dated as of October 31, 2013, issued to Charles Horsey to purchase 400,000 Shares, which vest upon a “Liquidity Event” to the extent set forth in Section 3 thereof.

“Material Adverse Effect on the Acquired Corporations” shall mean an event, change, violation, inaccuracy, circumstance or other matter if such event, change, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets, operations or financial performance of the Acquired Corporations taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; but excluding any such event, change, development or occurrence to the extent resulting from (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, (ii) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole, (iii) conditions affecting the marketing industry generally, general national or international economic, financial or business conditions affecting generally the marketing industry, that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations as a whole, (vi) the public announcement or the pendency of any of the Contemplated Transactions; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement, or any actions taken or failure to take action, in each case, which the Parent or Merger Sub has approved, consented to or requested; or (vii) any legal proceedings made or brought by stockholders of Parent or the Company (on their own behalf or on behalf of  Parent or the Company) against the Company, arising out of the transactions contemplated by this Agreement.

               “Material Adverse Effect on Parent” shall mean an event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries, taken as a whole, or (b) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; but excluding any such event, change, development or occurrence resulting from or arising out of (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board, (ii) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries taken as a whole, (iii) conditions affecting the digital media, marketing and communications industries, general national or international economic, financial or business conditions affecting generally the security integration industry, that, in each case, do not have a disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries as a whole, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (vi) any actions taken or failure to take action, in each case, which the Company has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement, and (vii) any legal proceedings made or brought by stockholders of Parent or the Company (on their own behalf or on behalf of Parent or the Company) against the Parent, arising out of the transactions contemplated by this Agreement.

“Material Contract” shall mean any contract listed in Section 3.17(a) of the Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iii).

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

“Necessary Consents” shall have the meaning set forth in Section 3.2(c).

“Occupational Safety and Health Law” shall mean any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Off-Balance Sheet Arrangement” shall mean with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation, (i) obligations that are not classified as a liability according to generally accepted accounting principles; (ii) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or (iii) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements)).

“Options” shall have the meaning set forth in Section 3.3(c).

“Order” shall mean any Law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decision, decree, rule, regulation or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

               “Ordinary Course of Business” shall mean the ordinary course of business of the Acquired Corporations consistent with past practice and custom, including with respect to quality, quantity and frequency.

“Organizational Documents” shall have the meaning set forth in Section 3.1(b).

               “OTCBB” shall have the meaning set forth in Section 3.4(e).

“Outside Date” shall have the meaning set forth in Section 7.1(b).

“Owned Proprietary Rights” shall have the meaning set forth in Section 3.9(a).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Schedule” shall mean the disclosure schedule that has been prepared by Parent and delivered by Parent to the Company on the date of this Agreement.

“Patents” shall mean Issued Patents and Patent Applications.

“Patent Applications” shall mean all published or unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.

“Permitted Encumbrance” shall have the meaning set forth in Section 3.6.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” shall have the meaning set forth in Section 5.1(a).

“Proprietary Rights” shall mean any (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names and domain name registrations, (iv) Copyrights, (v) Trade Secrets, (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable Laws, such other intangible assets, properties or rights); or (b) any right to use or exploit any of the foregoing in any jurisdiction throughout the world.

“Proxy Statement” shall have the meaning set forth in Section 5.4(a).

“Qualified Plans” shall have the meaning set forth in Section 3.12(f).

“Recommendation Change” shall have the meaning set forth in Section 5.3(d).

“Registered Copyrights” shall mean all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office and any other applicable Governmental Body.

“Registered Trademarks” shall mean all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office and any other applicable Governmental Body.

“Representatives” shall mean shareholders, officers, directors, employees, agents, attorneys, consultants, investment bankers, accountants, advisors (including financial advisors) and other representatives.

“Required Company Stockholder Vote” shall have the meaning set forth in Section 3.2(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 1.3.

               “Section” shall mean a part or section of the Company Disclosure Schedule or the Parent Disclosure Schedule.

“Securities Act” shall mean the Securities Act of 1933, as amended.

               “Series C Convertible Preferred Stock” shall mean the Company’s Series C Convertible Preferred Stock, $.001 par value, created by a Certificate of Designations filed with the Delaware Secretary of State on January 23, 2004.

“Shares” shall have the meaning set forth in Section 1.5(a)(i).

“SOX” shall mean the Sarbanes-Oxley Act of 2002.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Stock Option” shall have the meaning set forth in Section 1.5(c).

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made by a third party (in the absence of a breach of the provisions of Section 5.3) that the Company Board determines, in its good faith judgment, (a) after consultation with its independent financial advisor, to be more favorable from a financial point of view to the Company’s stockholders than the terms of the Merger or, if applicable, any proposal by Parent to amend the terms of this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including, but not limited to, (i) the expected timing and likelihood of consummation, (ii) any governmental, regulatory and other approval requirements and (iii) any terms relating to break-up fees and expense reimbursement) and (b) to be reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not committed; provided, further, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “80%.”

               “Supplier Agreement” means that certain Supplier Agreement between the Company and Citibank N.A. (“Citibank”) dated March 6, 2013, as the same may have been amended.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” shall mean (a) any foreign, federal, state, local or foreign tax (including, but not limited to, income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other charge of any kind imposed by any Governmental Body, (b) without limiting the foregoing all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (a) or for failure to file any Tax Return, (c) any successor or transferee liability in respect of any items described in clauses (a) and/or (b) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) and (d) any amounts payable under any Tax sharing agreement or other contractual arrangement.

“Tax Return” shall mean any return (including, but not limited to, any information return), report, statement, foreign bank account report, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including without limitation any amendments, attachments or supplements thereto) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax or holding of assets outside of the United States.

“Tax Ruling” shall mean a written ruling or finding (or proposed finding) of a Governmental Body with respect to Taxes.

“Taxing Authority” shall mean any Governmental Body charged with the responsibility for the assessment and collection of Taxes and the administration or enforcement of Tax Law.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Law.

“Trademarks” shall mean all (a) trademarks, service marks, marks, logos, insignias, designs, names or other symbols, whether or not registered or applied for registration, (b) applications for registration of trademarks, service marks, marks, logos, insignias, designs, names or other symbols, and (c) trademarks, service marks, marks, logos, insignias, designs, names or other symbols for which registration has been obtained.

“Voting Agreements” shall have the meaning set forth in the Recitals.

               “WARN Act” shall have the meaning set forth in Section 3.20.

Annex A

Stockholders Executing Voting Agreements

APPENDIX B

Stephens Opinion

May 27, 2014

Board of Directors

MKTG, Inc.

75 Ninth Ave

3rd Floor

New York, NY 10011

Gentlemen:

We understand ‘mktg, inc.’ (the “Company”) proposes to enter into an Agreement and Plan of Merger, dated as of May 27, 2014 (the “Merger Agreement”), among the Company, Aegis Lifestyle, Inc. (“Lifestyle”), and Morgan Acquisition, Inc., a wholly owned subsidiary of Lifestyle (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of the Company (“Common Stock”) will be converted into the right to receive $2.80 in cash (the “Consideration”). Aegis Media Americas, Inc. is parent of Lifestyle and guarantor of Lifestyle’s payment obligations under the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the public holders of Common Stock of the Consideration to be received by such holders in the Merger. For purposes of this letter, the ‘public holders of Common Stock’ means the holders of outstanding shares of Common Stock, other than Lifestyle and its directors, officers and affiliates and the directors, officers and affiliates of the Company. In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company prepared by the management of the Company;

(iii)	reviewed the reported prices and trading activity for the Common Stock;

(iv)	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

(v)	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

(vi)	reviewed the Merger Agreement and related documents;

(vii)	discussed with management of the Company the operations of and future business prospects for the Company and the anticipated financial consequences of the Merger to the Company;

(viii)	performed such other analyses and provided such other services as we have deemed appropriate.
B-1

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not independently verified the accuracy or completeness of the information and financial data on which our opinion is based. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. To the extent we received financial forecasts prepared by the management of the Company we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Merger Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and during the two years preceding the date of this letter, we were engaged to advise the Company on (and we received reimbursement from the Company for our expenses incurred in connection with) a sale process during which no transaction was consummated. We are entitled to reimbursement of our expenses and a fee from the Company for providing our fairness opinion to the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. Stephens expects to pursue future investment banking services assignments from participants in the Merger. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Merger.

We are not legal, accounting, regulatory or tax experts and have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Merger will not result in adverse tax consequences for the Company.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms of the Merger Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the public holders of Common Stock. We are not expressing any opinion herein as to the price at which the Common Stock or any other securities of the Company will trade following the announcement of the Merger.

This opinion is for the use and benefit of the Board of Directors of the Company for the purposes of its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, the merits of the Merger as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Merger. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to stockholders of the Company or filed with the SEC, provided that we approve of the content of such disclosures prior to any filing or publication of such stockholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by public holders of Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

STEPHENS INC.

By:	/s/ Kenneth Wasik

Title:   Managing Director

Date:	May 27, 2014
B-2

APPENDIX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (3) of this subsection, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

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(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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0

‘mktg, inc.’

75 Ninth Avenue, New York, New York 10011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS - August 26, 2014

The undersigned hereby appoints Charles Horsey and Paul Trager, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Special Meeting of Stockholders of ‘mktg, inc.’ (the “Company”) to be held on August 26, 2014, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

‘mktg, inc.’

August 26, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030303000000000000 2	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of May 27, 2014 (the “Merger Agreement”), by and among ‘mktg, inc.’ (the “Company”), Aegis Lifestyle, Inc. and Morgan Acquisition, Inc.	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

3.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.	☐	☐	☐

If no specification is made, this proxy will be voted FOR Proposals 1, 2 and 3 listed above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.